As filed with the Securities and Exchange Commission on August 13, 1997

                                                    Registration No. 333-_____


                    U.S. SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.   20549

                           ------------------------


                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------


                          PALATIN TECHNOLOGIES, INC.
                (Name of small business issuer in its charter)


         DELAWARE                     2835                    95-4078884
(State or jurisdiction   (Primary Standard Industrial      (I.R.S. Employer
  of incorporation or     Classification Code Number)      Identification No.)
     organization)


    214 CARNEGIE CENTER, SUITE 100          214 CARNEGIE CENTER, SUITE 100
          PRINCETON, NJ 08540                     PRINCETON, NJ 08540
            (609) 520-1911
  (Address and telephone number of      (Address of principal place of business
    principal executive offices)        or intended principal place of business)



                                                        COPY TO:
  JOHN J. MCDONOUGH, VICE PRESIDENT &          IRWIN M. ROSENTHAL, ESQ.
        CHIEF FINANCIAL OFFICER          RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
    214 CARNEGIE CENTER, SUITE 100         30 ROCKEFELLER PLAZA, 29TH FLOOR
          PRINCETON, NJ 08540                     NEW YORK, NY 10112
            (609) 520-1911                          (212) 698-7700
           (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: from time to time, following the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

 Title of each                        Proposed        Proposed
   class of          Dollar           maximum          maximum       Amount of
securities to be  Amount to be    offering price      aggregate     registration
  registered       registered       per unit (1)   offering price(1)    fee
----------------  -------------   --------------   ----------------- -----------
Common Stock     $24,965,844.75        $1.75        $24,965,844.75    $7,565.41

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the high and low prices of the registrant's common stock reported on the OTC Bulletin Board(R) on August 11, 1997.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Subject to completion, dated August 13, 1997

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                          PALATIN TECHNOLOGIES, INC.

                   UP TO 14,266,197 SHARES OF COMMON STOCK
                           $.01 PAR VALUE PER SHARE

      This Prospectus relates to the offering (the "Offering") of up to 14,266,197 shares (the "Offered Shares") of the common stock, $.01 par value per share (the "Common Stock") of Palatin Technologies, Inc. (the "Company"), which may be sold from time to time by the selling stockholders named in this
Prospectus   (each,   a   "Selling   Stockholder,"    together,   the   "Selling
Stockholders").

      The Common Stock is traded on the OTC Bulletin Board(R) (the "Bulletin Board"), under the symbol "PLTN." The last reported sale price of Common Stock on the Bulletin Board on August 11, 1997 was $1 3/4.

THE OFFERED SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 Underwriting discounts  Proceeds to issuer or
              Price to public       and commissions          other persons
  Per unit         - (1)                 - (2)                   - (3)
     Total         - (1)                 - (2)                   - (3)
==========  ===================  =====================   =====================

(1) Selling Stockholders may, without notice to the Company, sell the Offered Shares from time to time directly to purchasers or through underwriters, brokers, dealers or agents, on securities exchanges, in the over-the-counter market, and/or in privately negotiated transactions. The price of the Offered Shares to the public will, therefore, depend on the time and nature of each sale. See "Plan of Distribution."

(2) Each Selling Stockholder will pay all underwriting discounts and selling commissions applicable to the sale of such Selling Stockholder's Offered Shares. Sales may be effected from time to time on securities exchanges, in the over-the-counter market, and/or in privately negotiated transactions, and accordingly underwriting discounts and selling commissions will vary and may or may not apply to any given sale. See "Plan of Distribution."

(3) The Company will receive no proceeds from the sale of the Offered Shares. The Company will bear all expenses, estimated at $_________, incurred in connection with the registration of the Offered Shares under the
      Securities Act of 1933, as amended (the "Securities Act") and qualification or exemption of the Offered Shares under state securities laws, excluding fees of legal counsel for any Selling Stockholder. Proceeds to Selling Stockholders will vary depending on the time and nature of each sale of the Offered Shares. See "Use of Proceeds" and "Plan of Distribution."

                THE DATE OF THIS PROSPECTUS IS _______ __, 1997

                   [INSIDE FRONT COVER PAGE OF PROSPECTUS ]
------------------------------------------------------------------------------


                             AVAILABLE INFORMATION

      The Company is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Securities and Exchange Commission (the "Commission") in Washington, D.C., and at its Regional Offices at Seven World Trade Center, 13th Floor, New York, NY 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C., 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that Web site is http://www.sec.gov.


                          INCORPORATION BY REFERENCE

      The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). The address and telephone number to which such request is to be directed are: John J. McDonough, Vice President, Palatin Technologies, Inc., 214 Carnegie Center, Suite 100, Princeton, NJ 08540, telephone (609) 520-1911.

                              PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF ANY OUTSTANDING WARRANTS OR OPTIONS, AND GIVES NO EFFECT TO THE PROPOSED INCREASE IN AUTHORIZED CAPITAL OF THE COMPANY AND REVERSE STOCK SPLIT, TO BE SUBMITTED TO THE STOCKHOLDERS FOR APPROVAL ON AUGUST 21, 1997. SEE "DESCRIPTION OF SECURITIES."

      CERTAIN STATEMENTS IN THIS PROSPECTUS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE
FOLLOWING: DELAYS IN PRODUCT DEVELOPMENT; PROBLEMS OR DELAYS WITH CLINICAL TRIALS; FAILURE TO RECEIVE OR DELAYS IN RECEIVING REGULATORY APPROVAL; LACK OF ENFORCEABILITY OF PATENTS AND PROPRIETARY RIGHTS; LACK OF REIMBURSEMENT; GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS; COMPETITION; MATERIAL COSTS AND AVAILABILITY; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; QUALITY OF MANAGEMENT; AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL; BUSINESS ABILITIES AND JUDGMENT OF PERSONNEL; AVAILABILITY OF QUALIFIED PERSONNEL; CHANGES IN, OR THE FAILURE TO COMPLY WITH, GOVERNMENT REGULATIONS; AND OTHER FACTORS REFERENCED IN THIS PROSPECTUS. WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.



THE COMPANY

      The Company is a development-stage biopharmaceutical company dedicated to developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development utilizing peptide, monoclonal antibody and radiopharmaceutical technologies. The Company concentrates its activities in two technology areas, each of which the Company believes may be used to develop products with potential diagnostic and therapeutic applications. These technologies involve the Company's (i) patent-pending Metal Ion-induced Distinctive Array of Structures ("MIDAS") metallopeptide technology ("MIDAS technology") and (ii) patented and patent-pending direct radiolabeling technology.

      The Company believes that the MIDAS technology represents a platform technology which may enable the design and synthesis of novel peptide analogs or mimics. Further, the Company believes that its MIDAS technology may provide the Company with the flexibility to generate its own pharmaceutical products, and the ability to target and complement existing product portfolios and technological bases of other companies. The Company intends to seek to enter into collaborative arrangements to assist in development, manufacturing and marketing of certain proposed products utilizing the MIDAS technology. The Company has entered into a license option agreement as to certain proposed products based on MIDAS technology. See "Business -- MIDAS Technology."

      The Company is developing two proposed products incorporating its direct radiolabeling technology, (i) LeuTech, an infection and inflammation imaging product, and (ii) PT-5, a radiotherapeutic peptide somatostatin analog for cancer therapy. The Company is devoting substantial efforts and resources to the development of LeuTech, which the Company believes will be its first proposed product to enter Company-sponsored clinical trials. The Company anticipates seeking one or more marketing partners for LeuTech prior to product approval. See "Business --Direct Radiolabeling Technology."

      The Company is at an early stage of development and has not yet completed the development of any products based on either its MIDAS technology or its direct radiolabeling technology. Accordingly, the Company has not begun to market or generate revenues from the commercialization of any such products. It will be a number of years, if ever, before the Company will recognize significant revenues from product sales or royalties. The Company's technologies and products under development will require significant time-consuming and costly research, development, pre-clinical studies, clinical testing, regulatory approval and significant additional investment prior to their commercialization, which may never occur. There can be no assurance that the Company's research and development programs will be successful, that its products will exhibit the expected biological results in humans, will prove to be safe and efficacious in clinical trials or will obtain the required regulatory approvals or that the Company or its collaborators will be successful in obtaining market acceptance of any of the Company's products. There can be no assurance that the Company will be successful in entering into strategic alliances or collaborative arrangements on commercially reasonable terms, if at all, or that such arrangements will be successful, or that the parties with which the Company will establish arrangements will perform their obligations under such arrangements. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing. The failure by the Company to address successfully such problems and delays would have a material adverse effect on the Company. In addition, no assurance can be given that proprietary rights of third parties will not preclude the Company from marketing its proposed products or that third parties will not market superior or equivalent products.

      Since June 25, 1996, the effective date of the Company's Merger (as "Merger" is defined in "Business -- History and Merger") with RhoMed
Incorporated ("RhoMed"), now a wholly-owned subsidiary of the Company, the business of RhoMed has represented the on-going business of the Company. See "Business -- History and Merger."

      The address of the Company's principal executive offices is Palatin Technologies, Inc., 214 Carnegie Center, Suite 100, Princeton, NJ 08540, and the telephone number is (609) 520-1911.

                                  THE OFFERING


Common Stock
outstanding
as of
August 13, 1997.....12,164,444 shares of Common Stock.(1)

Offered Shares......14,266,197  shares,  of which 434,859 are outstanding on the date of this Prospectus. The Offered Shares consist of: (i) up to 11,111,290 (2) shares of Common Stock issuable on conversion of 137,780 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share
                    ("Series A Convertible Preferred Stock"), issued in a private offering to accredited investors which had a final closing as of May 9, 1997; (ii) up to 1,111,129 shares of Common Stock issuable on conversion of 13,778 shares of Series A Convertible Preferred Stock issuable on exercise of warrants ("Preferred Stock Placement Warrants") issued to Paramount Capital, Inc. (the "Placement Agent") and/or its designees in connection with the private offering of Series A Convertible Preferred Stock described above; (iii) up to 276,498 shares of Common Stock issuable on exercise of Class C Warrants, issued in connection with the Merger; (iv) up to 711,184 shares of Common Stock issuable on exercise of warrants ("Common Stock Placement Warrants") issued to designees of the Placement Agent in

--------
(1) Does not include (i) 11,111,290 shares of Common Stock issuable on conversion of currently outstanding shares of Series A Convertible Preferred Stock; (ii) 2,775,409 shares of Common Stock issuable upon (a) exercise of warrants to purchase Common Stock at an average weighted price of $1.91 per share and (b) conversion of Series A Convertible Preferred Stock issuable upon exercise of Preferred Stock Placement Warrants at a price equivalent to $1.36 per share of Common Stock; (iii) 3,352,505 shares of Common Stock issuable upon exercise of outstanding stock options at a weighted average price of $2.00 per share, including 739,798 shares issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan, subject to stockholder approval of the plan; and (iv) 1,760,202 shares of Common Stock reserved for issuance of future options under the Company's 1996 Stock Option Plan, subject to stockholder approval of the plan. See "Management," "Principal Stockholders," "Certain Transactions" and "Description of Securities."


(2) This number includes an aggregate of 82 fractional shares which would be cashed out upon conversion of all Series A Convertible Preferred Stock given the ownership distribution as of the date of this Prospectus. The exact number of fractional shares to be cashed out may change if any holders of Series A Convertible Preferred Stock combine or divide their current holdings.

                    connection with RhoMed's private placement of RhoMed common stock in 1996; (v) up to 156,682 shares of Common Stock issuable on exercise of Class B Warrants issued in connection with RhoMed's offering of Senior Bridge Notes and Class B Warrants (the "RhoMed Class B Offering"); (vi) up to 7,834 shares of Common Stock issuable on exercise of warrants ("Class B Placement Warrants") issued to designees of the Placement Agent in connection with the RhoMed Class B Offering; (vii) up to 552,990 shares of Common Stock issued or issuable on exercise of Class A Warrants issued in connection with RhoMed's offering of Senior Bridge Notes and Class A Warrants (the "RhoMed Class A Offering"), of which 179,218 shares of Common Stock are outstanding as of the date of this Prospectus; (viii) up to 82,949 shares of Common Stock issuable on exercise of warrants ("Class A Placement Warrants") issued to designees of the Placement Agent in connection with the RhoMed Class A Offering; and
                    (ix) 255,641 shares of Common Stock issued to an affiliate of the Company's largest creditor to pay accrued interest as of April 30, 1997. See "Description of Securities," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Certain Transactions."

Proceeds to the
Company............ None. Selling  Stockholders will sell the Offered Shares for their own accounts.

Risk Factors........Purchase of Offered  Shares  involves a high degree of risk.
                    See "Risk Factors."

Trading symbol......PLTN.

                                 RISK FACTORS

AN INVESTMENT IN THE OFFERED SHARES IS HIGHLY SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY THE RISKS INHERENT IN AND AFFECTING BOTH THE BUSINESS OF THE COMPANY AND THE VALUE OF THE COMMON STOCK AND SPECULATIVE FACTORS INCLUDING, WITHOUT LIMITATION, THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

      EARLY STAGE OF DEVELOPMENT; UNCERTAINTY OF PRODUCT DEVELOPMENT; TECHNOLOGICAL UNCERTAINTY. The Company is at an early stage of development and has not yet completed the development of any products based on either its MIDAS technology or its direct radiolabeling technology. Accordingly, the Company has not begun to market or generate revenues from the commercialization of any such products. It will be a number of years, if ever, before the Company will recognize significant revenues from product sales or royalties. The Company's technologies and products under development will require significant time-consuming and costly research, development, preclinical studies, clinical testing, regulatory approval and significant additional investment prior to their commercialization, which may never occur. There can be no assurance that the Company's research and development programs will be successful, that its products will exhibit the expected biological results in humans, that its products will prove to be safe and efficacious, that its products will obtain the required regulatory approvals, demonstrate substantial therapeutic or diagnostic benefit, be commercialized on a timely basis, experience no design or manufacturing problems, be manufactured on a large scale, or be economical to market, or that the Company or its collaborators will be successful in obtaining market acceptance of any of the Company's products or generate sufficient revenue to support research and development programs. There can be no assurance that the Company will be successful in entering into strategic alliances or collaborative arrangements on commercially reasonable terms, if at all, that such arrangements will be successful, or that the parties with which the Company will establish arrangements will perform their obligations under such arrangements. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing. The failure by the Company to successfully address such problems and delays would have a material adverse effect on the Company. In addition, no assurance can be given that proprietary rights of third parties will not preclude the Company from marketing its proposed products or that third parties will not market superior or equivalent products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

      HISTORY OF OPERATING LOSSES AND ACCUMULATED DEFICIT. The Company has incurred net operating losses since its inception (January 28, 1986) and, as of March 31, 1997, had an accumulated deficit of approximately $11.7 million, which has increased to date. The Company anticipates incurring additional losses over at least the next several years and such losses are expected to increase as the Company expands its research and development activities relating to its MIDAS technology and its direct radiolabeling technology. To achieve profitability, the Company, alone or with others, must successfully develop its technologies and products, conduct preclinical studies and clinical trials, obtain required regulatory approvals and successfully manufacture, introduce and market such technologies and products. The time required to reach profitability is highly uncertain, and there can be no assurance that the Company will be able to achieve profitability on a sustained basis, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      NEED FOR ADDITIONAL FINANCING AND ACCESS TO CAPITAL. The Company has incurred negative cash flow from operations since its inception. The Company has expended, and will continue to expend in the future, if available, substantial funds to continue its research and development programs, including preclinical studies and clinical trials, to seek regulatory approval of its products, to develop manufacturing and marketing capabilities, and to fund the growth that is expected to occur if any of its proposed products are approved for marketing. Further, the Company has significant long-term debt that is due and payable during the fiscal years ending June 30, 1998 and 1999. The Company expects that its existing capital resources will be adequate to make scheduled debt payments and to fund its operations through June 1998. No assurance can be given that there will be no events affecting the Company's operations that would deplete available resources significantly before such time. The Company's future capital requirements depend on many factors, including continued progress in its research and development activities, progress with preclinical studies and clinical trials, prosecuting and enforcing patent claims, technological and market developments, the ability of the Company to establish product development arrangements, the cost of manufacturing scale-up and effective marketing activities and collaborative or other arrangements. The Company will seek to obtain additional funds through public or private financings, including equity or debt financings, collaborative or other arrangements with corporate partners and others, and from other sources. No assurance can be given that additional financing will be available when needed, if at all, or on terms acceptable to the Company. If adequate additional funds are not available, the Company may be required to delay, scale back or eliminate certain of its research or development activities, its manufacturing and marketing efforts, or require the Company to license to third parties certain products or technologies that the Company would otherwise seek to commercialize itself. If adequate funds are not available, there will be a material and adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

      POTENTIAL VOLATILITY OF PRICE; LOW TRADING VOLUME. The market price of the Common Stock, like that of many other development-stage public pharmaceutical or biotechnology companies, has been highly volatile and may be so in the future. Factors such as announcements of technological innovations or new commercial products by the Company or its competitors, disclosure of results of preclinical and clinical testing, adverse reactions to products, governmental regulation and approvals, developments in patent or other proprietary rights, public or regulatory agency concerns as to the safety of products developed by the Company, litigation and general market conditions may have a significant adverse effect on the market price of the Common Stock. In addition, in general, the Common Stock has been thinly traded on the Bulletin Board, which may affect the ability of the Company's stockholders to sell shares of the Common Stock in the public market. There can be no assurance that a more active trading market will develop in the future. From June 26, 1996 (the date subsequent to the date of the Merger) to June 30, 1997, the Company's Common Stock has traded at per share prices between $5 and $1 1/4. There can be no assurance that this high level of volatility will not persist in the future and that purchasers of the Offered Shares will not be adversely affected. Further, the stock market has from time to time experienced extreme price and volume fluctuations that may be unrelated to the operating performance of particular companies. Such fluctuations may adversely affect the price of the Common Stock. See "Market for Common Stock and Related Stockholder Matters."

      PATENTS AND PROPRIETARY RIGHTS, NO ASSURANCE OF ENFORCEABILITY OR SIGNIFICANT COMPETITIVE ADVANTAGE. In general, the patent positions of companies relying upon biotechnology are highly uncertain and involve complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims that are properly accorded to biotechnology patents. There can be no assurance that patents will issue from the patent applications filed by the Company or its licensors or that the scope of any claims granted in any patent will provide meaningful proprietary protection or a competitive advantage to the Company. There can be no assurance that the validity or enforceability of patents issued or licensed to the Company will not be challenged by others or, if challenged, will be upheld by a court. In addition, there can be no assurance that competitors will not be able to circumvent any patents issued or licensed to the Company. In the United States, patent applications are maintained in secrecy until they issue as patents, and thus publications in the patent literature lag behind actual discoveries. Scientific publications also generally appear after a patent application, if any, is filed. As a result of delayed publication, the Company cannot be certain that its scientists were the first to make inventions covered by its patents and patent applications.

      In the event another party has also filed a patent application relating to an invention claimed in a Company patent application, the Company may be required to participate in an interference proceeding adjudicated by the United States Patent and Trademark Office to determine priority of invention. The possibility of an interference proceeding could result in substantial uncertainties and cost for the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could result in the Company losing patent protection for the subject of the interference, subject the Company to significant liabilities to third parties and require the Company to obtain license rights from third parties at undetermined cost or to cease using the technology.

      While no valid patent that would be infringed by manufacture, use or sale of the Company's proposed products has come to the attention of the Company, the Company's proposed products are still in the development stage, and neither their formulations nor their method of manufacture is finalized. Moreover, patents the claims of which would be infringed by the Company's commercial activities may not have issued as yet. There can thus be no assurance that the manufacture, use or sale of the Company's proposed products will not infringe patent rights of others. The Company may be unable to avoid infringement of any such patents and may have to seek a license, defend an infringement action, or challenge the validity of such patents in court. There can be no assurance that a license will be available to the Company, if at all, upon terms and conditions acceptable to the Company or that the Company will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that the Company will have sufficient resources to pursue such litigation. If the Company does not obtain a license under any such patents, is found liable for infringement, or is not able to have them declared invalid, the Company may be liable for significant money damages, may encounter significant delays in bringing products to market, or may be precluded from participating in the manufacture, use or sale of products or methods of treatment covered by such patents.

      The Company relies substantially in its product development activities on certain technologies which are neither patentable nor proprietary and are therefore potentially available to the Company's competitors. The Company also relies on certain proprietary technologies (trade secrets and know-how) which are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. If the Company's employees, scientific consultants or collaborators develop inventions or processes independently that may be applicable to the Company's product candidates, disputes may arise about ownership of proprietary rights to those inventions and processes. Such inventions and processes will not necessarily become the Company's property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of the Company's proprietary rights. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on the Company.

      Certain of the Company's patents are directed to inventions developed with funds from United States government agencies or within academic institutions from which the Company earlier acquired rights to such patents. As a result of these arrangements, the United States government may have rights in certain inventions developed during the course of the performance of federally funded projects as required by law or agreements with the funding agency.

      Several bills affecting patent rights have been introduced in the United States Congress. These bills address various aspects of patent law, including publication of pending patent applications, modification of the patent term, re-examination, subject matter and enforceability. It is not certain whether any of these bills will be enacted into law and whether, as enacted, they would affect the scope, validity and enforceability of the Company's patents. Accordingly, the effect of legislative change on the Company's intellectual property estate is uncertain. See "Business."

      UNCERTAINTY OF DEVELOPMENT OF MIDAS TECHNOLOGY. The Company is engaged in research and development on a number of product opportunities for its MIDAS technology, including use as a thrombosis imaging agent, an infection imaging agent and an immunostimulatory agent, and believes that MIDAS technology may have medical applications in a variety of areas, including immune disorders, cancers and cardiology. The Company intends to expand research and development of MIDAS technology applications primarily through strategic alliances with other entities. No assurances can be made regarding the establishment or the timing of such alliances, and the failure to establish such alliances on a timely basis could limit the Company's ability to develop MIDAS technology and could have a material adverse effect on the Company. The Company expects to devote resources to expand research and development of MIDAS technology to the extent funding is available. No prediction can be made, however, as to when or whether the areas in which there are ongoing MIDAS technology research projects will yield scientific discoveries, or whether such research projects will lead to commercial products. See "Business."

      While the Company has entered into a License Option Agreement (the "Option Agreement") with Nihon Medi-Physics Ltd. ("Nihon"), pursuant to which Nihon has an option to exclusively license certain products based on the Company's MIDAS technology, there can be no assurance that future payments provided for in the Option Agreement will be made, that the Company and Nihon will ever enter into a definitive license agreement, or that a definitive strategic alliance between the Company and Nihon will result in the development or commercialization of any product. In the event that Nihon gives notice of its right to negotiate a license agreement, and the parties cannot agree on terms of such license agreement, the Company will be required to repay certain monies to Nihon. Failure to enter into a definitive license agreement, or being required to repay certain monies to Nihon, may have a material adverse effect on the Company. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

      UNCERTAINTY OF DEVELOPMENT OF LEUTECH. The Company has entered into an exclusive license agreement with The Wistar Institute of Anatomy and Biology ("Wistar Institute") for a defined field of use for the antibody and cell line used for LeuTech, which license agreement contains certain performance criteria. Failure to meet the performance criteria for any reason or any other event of default under the license agreement leading to termination of the exclusive license agreement with Wistar Institute would have a material adverse effect on the Company. While the Company has negotiated a long-term contractual arrangement for the manufacture of the purified antibody necessary for LeuTech, there can be no assurance that such contractor will be able to successfully manufacture purified antibody for LeuTech on a sustained basis, that such contractor will remain in the contract manufacturing business for the time required by the Company, or that the Company will be able to enter into such contractual arrangements as to other steps and components required to manufacture LeuTech. Such manufacture must be done under good manufacturing practice ("GMP") requirements prescribed by the United States Food and Drug Administration ("FDA") and other governmental agencies. To date, the Company has only manufactured LeuTech in lots preparatory to initiating clinical trial use, and has not determined whether commercial quantities of LeuTech in conformity with these standards can be manufactured on a sustained basis at an acceptable cost.

      While the Company intends to file an Investigational New Drug Application ("IND") on LeuTech with the FDA on one or more selected indications in the second half of 1997, and to complete Phase III clinical trials and file regulatory applications to market with the FDA in the second half of 1998, there can be no assurance that the Company's LeuTech development program will be successful, that the FDA will permit the Company's planned clinical trials to proceed, that LeuTech will prove to be safe and efficacious in clinical trials, that LeuTech can be manufactured in commercially required quantities on a sustained basis at an acceptable price, that LeuTech will obtain the required regulatory approvals or that the Company or its collaborators will be successful in obtaining market acceptance of LeuTech. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing of LeuTech. Failure to develop, obtain regulatory approval for, manufacture and market LeuTech on a timely basis would have a material adverse effect on the Company. See "Business."

      UNCERTAINTY OF DEVELOPMENT OF PT-5. The Company is discussing entering into a collaborative arrangement with a third party to use a specific somatostatin analog for PT-5. There can be no assurance that the Company will be able to enter into a collaborative arrangement on acceptable terms, if at all. If the Company cannot conclude such arrangement, the Company will either abandon PT-5 development or seek to develop a substitute using MIDAS technology. There can be no assurance that the Company will be able to enter into an arrangement with another party on acceptable terms if at all, or will be able to develop a substitute using MIDAS technology in a reasonable period of time, or at all. There can be no assurance that the Company's PT-5 development program will be successful, that PT-5 will exhibit the expected biological results in humans, that PT-5 will prove to be safe and efficacious in clinical trials, that the Company will obtain the required regulatory approvals for PT-5, or that the Company or its collaborators will be successful in obtaining market acceptance of PT-5. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing of PT-5.

      In addition, PT-5 requires a source of radioactive rhenium, preferably rhenium-188. This isotope can be produced by a variety of methods, including a generator system; however, clinical grade radioactive rhenium is not currently available in the United States. The Company is aware of an experimental generator system developed in the United States by Oak Ridge National Laboratory, and an additional experimental generator system available in Europe. The Company does not intend to seek to commercialize any source of radioactive rhenium, but is aware of other companies seeking to commercialize radioactive rhenium. There can be no assurance that, regardless of the status of product development by the Company, any acceptable form of radioactive rhenium will ever be commercially available in the United States or other countries at acceptable prices, if at all, in which event the Company may never be able to develop or commercialize PT-5. See "Business."

      GOVERNMENT REGULATION; NO ASSURANCE OF PRODUCT APPROVAL. Research, development, testing, clinical trials, manufacture, distribution, advertising and marketing, including distribution and sale, of pharmaceutical products are subject to extensive regulation by governmental authorities in the United States and other countries. Prior to marketing, proposed products developed by the Company must undergo an extensive regulatory approval process required by the FDA and by comparable agencies in other countries. This process, which includes preclinical studies and clinical trials of each proposed product to establish safety and effectiveness and confirmation by the FDA that good laboratory, clinical and manufacturing practices were maintained during testing and manufacturing, can take many years, requires the expenditure of substantial resources and gives larger companies with greater financial resources a competitive advantage over the Company. To date, no proposed product being evaluated by the Company has been submitted for approval or approved by the FDA or any other regulatory authority for marketing, and there can be no assurance that any such product will ever be submitted or approved for marketing or that the Company will be able to obtain the labeling claims desired for its products. The Company is and will continue to be dependent upon the laboratories and medical institutions conducting its preclinical studies and clinical trials to maintain both good laboratory and good clinical practices. Data obtained from preclinical studies and clinical trials are subject to varying interpretations which could delay, limit or prevent FDA regulatory approval. Delays or rejections may be encountered based upon changes in FDA policy for drug approval during the period of development and FDA regulatory review. Similar delays also may be encountered in foreign countries.

      There can be no assurance that FDA or other regulatory approval for any products developed by the Company will be granted on a timely basis, if at all. Delay in obtaining or failure to obtain such regulatory approvals will materially adversely affect the introduction and marketing of any products which may be developed by the Company as well as the Company's results of operations.

      When and if approvals are granted, the Company, the approved drug, the manufacture of such drug and the facilities in which such drug is manufactured are subject to ongoing regulatory review. Subsequent discovery of previously unknown problems may result in restriction on a product's use or withdrawal of the product from the market. Adverse government regulation that might arise from future legislative or administrative action, particularly as it relates to health care reform and product pricing, cannot be predicted. See "Business."

      NO COMMERCIAL MANUFACTURING CAPABILITY OR EXPERIENCE. To be successful, the Company's products must be manufactured in commercial quantities under GMP requirements prescribed by the FDA and at acceptable costs. The Company has not yet manufactured any pharmaceutical products in commercial quantities and currently does not have the facilities to manufacture any products in commercial quantities under GMP. In the event the Company determines to establish a manufacturing facility, it will require substantial additional funds, the hiring and retention of significant additional personnel and compliance with extensive regulations applicable to such a facility. The Company has no experience in commercial pharmaceutical manufacturing, and there can be no assurance that the Company will be able to establish such a facility successfully and, if established, that it will be able to manufacture products in commercial quantities for sale at competitive prices. If the Company determines to rely on collaborators, licensees or contract manufacturers for the commercial manufacture of its products, the Company will be dependent on such corporate partners or other entities for, and will have only limited control over, the commercial manufacturing of its products. While the Company has entered into manufacturing arrangements as to certain portions of the manufacture of LeuTech, there can be no assurance that the contract manufacturer will perform as agreed or will remain in the contract manufacturing business for the time required by the Company, or that the Company will be able to enter into such manufacturing arrangements as to remaining portions of the manufacture of LeuTech. There can be no assurance that the Company will be able to enter into any such manufacturing arrangements as to its other proposed products on acceptable terms, if at all. See "Business."

      LIMITED CLINICAL TRIAL EXPERIENCE. Before obtaining required regulatory approvals for the commercial sale of its proposed products, the Company must demonstrate through clinical trials that such products are safe and efficacious for use. The Company is in various stages of testing, but has not yet filed any IND applications. The initiation and completion of clinical trials is dependent upon many factors, including FDA acquiescence, the availability of qualified clinical investigators and access to suitable patient populations. Delays in initiating and completing clinical trials may result in increased trial costs and delays in FDA submissions, which could have a material adverse effect on the Company. To date, the Company has very limited experience in conducting clinical trials. The Company will either need to rely on third parties to design and conduct any required clinical trials or expend resources to hire additional personnel to administer such clinical trials. There can be no assurance that the Company will be able to find appropriate third parties to design and conduct clinical trials or that it will have the resources to hire personnel to administer clinical trials in-house.

      A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in earlier studies or trials. There can be no assurance that the Company will not encounter problems in its clinical trials that will cause the Company to delay or suspend its clinical trials, that the clinical trials of its proposed products will be completed at all, that such testing will ultimately demonstrate the safety or efficacy of such proposed products or that any proposed products will receive regulatory approval on a timely basis, if at all. If any such problems occur, there would be a material adverse effect on the Company.
See "Business."

      LIMITED MARKETING, DISTRIBUTION OR SALES CAPABILITY AND EXPERIENCE. The Company has limited experience in marketing pharmaceutical products, including distribution and selling of pharmaceutical products, and will have to develop a sales force and/or rely on collaborators or licensees or on arrangements with others to provide for the marketing, distribution, and sales of its proposed products. There can be no assurance that the Company will be able to establish marketing, distribution and sales capabilities or make arrangements with third parties to perform such activities on acceptable terms, which may result in the lack of control by the Company over the marketing, distribution and sales of its proposed products. In addition, there can be no assurance that the Company or any third party will be successful in marketing, distributing or selling any products. Furthermore, the Company will compete with many other companies that currently have extensive and well-funded marketing, distribution and sales operations. See "Business."

      COMPETITION. The biopharmaceutical and radiopharmaceutical industries are highly competitive. In the biopharmaceutical industry, there are a number of companies developing peptide-based drugs, including companies exploring a number of different approaches to making conformationally-constrained short peptides for use as therapeutic drugs. In the radiopharmaceutical industry, there are several companies devoted to development and commercialization of monoclonal antibody-based products and peptide-based products. The Company is likely to encounter significant competition with respect to its proposed products currently under development. Many of the Company's competitors which are engaged in the biopharmaceutical field, and in particular the development of peptide-based products, have substantially greater financial and technological resources and marketing capabilities than the Company, and have significantly greater experience in research and development. Many of the Company's competitors which are engaged in the radiopharmaceutical field, and in particular the development of antibody- and peptide-based products, have greater financial and technological resources and marketing capabilities than the Company, and have significantly greater experience in research and development. Accordingly, the Company's competitors may succeed in developing products and underlying technologies more rapidly than the Company, and in developing products that are more effective and useful and are less costly than any that may be developed by the Company, and may also be more successful than the Company in manufacturing and marketing such products. Academic institutions, hospitals, governmental agencies and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through collaborative arrangements.

      The Company is aware of at least one company developing an antibody-based product which may compete with LeuTech as to certain indications, which product is marketed in certain European countries and for which regulatory approval is pending in the United States. The Company is also aware of another company developing a peptide-based product which may also compete with LeuTech as to certain indications. The Company is aware of a number of companies developing technologies relating to the use of peptides as drugs, including a variety of different approaches to making conformationally-constrained short peptides. See "Business."

      The Company is pursuing areas of product development in which there is the potential for extensive technological innovation in relatively short periods of time. Rapid technological change or developments by others may result in the Company's proposed products becoming obsolete or noncompetitive.

      DEPENDENCE ON THIRD-PARTY REIMBURSEMENT. Successful sales of the Company's proposed products in the United States and other countries will depend on the availability of adequate reimbursement from third-party payors such as governmental entities, managed care organizations and private insurance plans. Reimbursement by a third-party payor may depend on a number of factors, including the payor's determination that use of a product is safe and efficacious, neither experimental nor investigational, medically necessary, appropriate for the specific patient and cost effective. Since reimbursement approval is required from each payor individually, seeking such approvals is a time-consuming and costly process. Third-party payors routinely limit reimbursement coverage and in many instances are exerting significant pressure on medical suppliers to lower their prices. There is significant uncertainty concerning third-party reimbursement for the use of any pharmaceutical product incorporating new technology, and there is no assurance that third-party reimbursement will be available for the Company's proposed products, or that such reimbursement, if obtained, will be adequate. Less than full reimbursement by governmental and other third-party payors for the Company's products would adversely affect the market acceptance of these products and would also have a material adverse effect on the Company. Further, health care reimbursement systems vary from country to country, and there can be no assurance that third-party reimbursement will be made available for the Company's proposed products under any other reimbursement system.
See "Business."

      HEALTH CARE REFORM. The health care industry is undergoing fundamental change in the United States as a result of economic, political and regulatory influences. There exists a powerful trend toward managed care that is motivated by a desire to reduce costs and prices of health care. The Company anticipates that the health care industry, particularly insurance companies and other third-party payors, will continue to promote cost containment measures and alternative health care delivery systems, and political debate of these issues will most likely continue. The Company cannot predict which specific reforms will be proposed or adopted by industry or government or the precise effect that such proposals or adoption may have on the Company. There can be no assurance that health care reform initiatives will not have a material adverse effect on the Company.

      CONDUCTING BUSINESS ABROAD. To the extent the Company conducts business outside the United States, it may do so through licenses, joint ventures or other contractual arrangements for the development, manufacturing and marketing of its proposed products. No assurance can be given that the Company will be able to establish suitable arrangements, that the necessary foreign regulatory approvals for its proposed product will be obtained, that foreign patent coverage will be available or that the development and marketing of its proposed products through such licenses, joint ventures or other contractual arrangements will be successful. The Company might also have greater difficulty obtaining proprietary protection for its proposed products and technologies outside the United States
and  enforcing  its  rights  in  foreign  courts.   Furthermore,   international
operations and sales may be limited or disrupted by the imposition of governmental controls regulation of medical products, export license requirements, political instability, trade restrictions, changes in tariffs, exchange rate fluctuations and difficulties in managing international operations.

      RISK OF LIABILITY; ADEQUACY OF INSURANCE COVERAGE; RISK OF PRODUCT RECALL. The Company's business may be affected by potential product liability risks which are inherent in the testing, manufacturing and marketing of proposed pharmaceutical products to be developed by the Company. There can be no assurance that product liability claims will not be asserted against the Company, its collaborators or licensees. The use of proposed products developed by the Company in clinical trials and the subsequent sale of such proposed products is likely to cause the Company to bear all or a portion of those risks. Such litigation claims could have a material adverse effect on the Company. The Company has liability insurance providing up to $1,000,000 coverage per occurrence and in the aggregate as to certain clinical trial risks, and will seek to obtain additional product liability insurance before the commercialization of its products. There can be no assurance, however, that insurance will be available to the Company on acceptable terms, if at all, or that such coverage once obtained would be adequate to protect the Company against future claims or that a medical malpractice or other claim would not materially and adversely affect the Company. Furthermore, there can be no assurance that any collaborators or licensees of the Company will agree to indemnify the Company, be sufficiently insured or have a net worth sufficient to satisfy any such product liability claims. In addition, products such as those proposed to be sold by the Company may be subject to recall for unforeseen reasons. Such a recall could have a material adverse effect on the Company.
See "Business."

      DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL; LIMITED PERSONNEL; DEPENDENCE ON CONTRACTORS. The Company is highly dependent upon the efforts of its management. The loss of the services of one or more members of management could impede the achievement of development objectives. Due to the specialized scientific nature of the Company's business, the Company is also highly dependent upon its ability to attract and retain qualified scientific and technical personnel. There is intense competition for qualified personnel in the areas of the Company's activities and there can be no assurance that the Company can presently, or will be able to continue to, attract and retain the qualified personnel necessary for the development of its existing business and its expansion into areas and activities requiring additional expertise. In addition, the Company's intended or possible growth and expansion into areas requiring additional skill and expertise, such as marketing, including sales and distribution, will require the addition of new management personnel and the development of additional expertise by existing management personnel. The loss of, or failure to recruit, scientific, technical and marketing and managerial personnel could have a material adverse effect on the Company. See "Management" and "Business."

       The Company relies, in substantial part, and for the foreseeable future will rely, on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of manufacturing, regulatory approval and clinical management. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to the Company on a timely basis when needed, or that the Company could find qualified replacements. The Company's advisors and consultants generally sign agreements that provide for confidentiality of the Company's proprietary information. However, there can be no assurance that the Company will be able to maintain the confidentiality of the Company's technology, the dissemination of which could have a material adverse effect on the Company.

      HAZARDOUS MATERIALS; COMPLIANCE WITH ENVIRONMENTAL REGULATIONS. The Company's research and development involves the controlled use of hazardous materials, chemicals and various radioactive compounds. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by federal, state and local regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations if the Company develops manufacturing capacity. In addition, there can be no assurance that current or future environmental laws, rules, regulations or policies will not have a material adverse effect on the Company.

      SHARES ELIGIBLE FOR FUTURE SALE; EFFECT ON ABILITY TO RAISE CAPITAL. Of the 12,164,444 shares of Common Stock outstanding, 11,282,691 are freely tradable, and are not subject to any restrictions, either under securities laws or under lock-up or other agreements. Additional Common Stock, including shares issuable upon exercise of options and the outstanding warrants, may become eligible for sale in the public market from time to time in the future. Currently, warrants to purchase 2,775,409 shares of Common Stock or securities convertible into Common Stock, at prices ranging from $.05 to $70.50 per share, with an average weighted price of $1.70 per share, are outstanding, and options to purchase 3,352,505 shares of Common Stock, at prices ranging from $.05 to $90.00 per share, with an average weighted price of $2.00 per share, are outstanding. The total number of the Offered Shares is 14,266,197 shares. Furthermore, the Company may file one or more registration statements on Form S-8 to register shares of Common Stock available for issuance under the Company's 1996 Stock Option Plan, and certain other option grants and options assumed by the Company in the Merger. Many of the foregoing options and warrants are likely to be exercised at a time when the Company might be able to obtain additional equity capital on more favorable terms. While those options and warrants are outstanding, they may adversely affect the terms on which the Company could obtain capital. The Company cannot predict the effect, if any, that market sales of Common Stock, the exercise of options or warrants, or the availability of such Common Stock for sale will have on the market price prevailing from time to time. Furthermore, certain holders of the Company's securities have the right to cause the Company to register their Common Stock under the Securities Act in the future, which could cause the Company to incur substantial expense, could affect the Company's ability to raise capital and also materially and adversely affect the prevailing market price of the Company's Common Stock.

      ANTI-TAKEOVER CONSIDERATIONS. The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), authorize the issuance of up to 2,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 264,000 are authorized for issuance as shares of Series A Convertible Preferred Stock. The Company is seeking stockholder approval to increase the authorized number of shares of preferred stock to 10,000,000 shares. See "Description of Securities." The Company's Board of Directors has the authority, without action by the Company's stockholders, to issue shares of preferred stock, and to fix the rights and preferences of such preferred stock, except as limited in the Certificate of Designation relating to the Series A Convertible Preferred Stock. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue a new series of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. Such authority, together with certain provisions of Delaware law and of the Company's Certificate of Incorporation and bylaws, may have the effect of delaying, deterring or preventing a change in control of the Company, may discourage bids for the Company's Common Stock at a premium over the market price and may adversely affect the market price, and the voting and other rights of the holders, of the Common Stock. Although the Company has no present intention to issue any additional shares of its preferred stock, other than those already authorized for issuance upon exercise of the Preferred Stock Placement Warrants, there can be no assurance that the Company will not do so in the future.

     NO DIVIDENDS. The Company has not paid cash dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future. The Series A Convertible Preferred Stock has a dividend preference. See "Market for Common Stock and Related Stockholder Matters" and "Description of Securities."

      EQUITY  DILUTION.   Purchasers  of  the  Offered  Shares  will  experience
immediate and substantial dilution of their investment with respect to the net tangible book value per share of Common Stock.

      POTENTIAL CONVERSION PRICE RESET OF SERIES A CONVERTIBLE PREFERRED STOCK. In 1997, the Company consummated an offering of units consisting of shares of Series A Convertible Preferred Stock. The 137,780 shares of Series A Convertible Preferred Stock sold in the offering, and the 13,778 shares issuable upon exercise of the Preferred Stock Placement Warrants, are convertible, at the option of the holders, into shares of Common Stock, at a conversion price of $1.24 and stated value of $100 per share of Series A Convertible Preferred Stock. The conversion price is subject to a reset upon the happening of certain events. Any reset of the conversion price applicable to the Series A Convertible Preferred Stock would result in the issuance of additional shares of Common Stock upon conversion of the Series A Convertible Preferred Stock, and would have a dilutive effect on purchasers of the Offered Shares. The conversion price is also subject to adjustment under certain circumstances. See "Description of Securities."

      CERTAIN INTERLOCKING RELATIONSHIPS; POTENTIAL CONFLICTS OF INTEREST. Certain of the directors of the Company are officers or directors of the Placement Agent or of Paramount Capital Investments, LLC ("Paramount Capital Investments"). Paramount Capital Investments is a merchant bank specializing in biotechnology companies. In the regular course of its business, Paramount Capital Investments identifies, evaluates and pursues investment opportunities in biomedical and pharmaceutical products, technologies and companies. Generally, Delaware corporate law requires that any transactions between the Company and any of its affiliates be on terms that, when taken as a whole, are substantially as favorable to the Company as those then reasonably obtainable from a person who is not an affiliate in an arms-length transaction. Nevertheless, neither Paramount Capital Investments nor any other person is obligated pursuant to any agreement or understanding with the Company to make any additional products or technologies available to the Company, and there can be no assurance, and purchasers of the Common Stock should not expect, that any biomedical or pharmaceutical product or technology identified by Paramount Capital Investments or any other person in the future will be made available to the Company. In addition, certain of the officers, directors, consultants and advisors to the Company may from time to time serve as officers, directors, consultants or advisors to other biopharmaceutical or biotechnology companies. There can be no assurance that such other companies will not in the future have interests in conflict with those of the Company. See "Management," "Principal Stockholders" and "Certain Transactions."

      CONTROL BY OFFICERS, DIRECTORS, AND EXISTING STOCKHOLDERS. The Company's executive officers, directors, five percent (5%) stockholders and affiliated entities together may be deemed to own beneficially approximately 35.7% of the outstanding shares of the Common Stock, to own beneficially approximately 18.2% of the outstanding shares of the Series A Convertible Preferred Stock, to hold approximately 22.9% of the voting power based on stock outstanding as of the date of this Prospectus, and to hold options or warrants to acquire a significant additional number of shares of Common Stock. As a result, these stockholders, acting together, will be able to influence significantly and control most matters requiring approval by the stockholders of the Company, including the election of directors. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. Such stockholders may influence corporate actions, including influencing elections of directors and significant corporate events.

      RISKS OF LOW-PRICED STOCK; EFFECT OF "PENNY STOCK" RULES ON LIQUIDITY FOR THE COMPANY'S SECURITIES. Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers which sell securities meeting the definition of a "penny stock" to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses and certain institutional entities). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such Rule affects the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell any of the Offered Shares acquired hereby in the secondary market. By regulation "penny stock" is defined as any equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share and is not listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. There can be no assurance that the Common Stock will qualify for exemption from the penny stock restrictions in the foreseeable future. In any event, even if the Common Stock were exempt from such restrictions, the Company would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest. The market liquidity for the Common Stock is materially adversely affected by the rules on penny stocks.

      RISK OF LOSS IN LAWSUIT. The Company and one of its subsidiaries, Interfilm Technologies, Inc., are the plaintiffs in a lawsuit against Sony
Corporation of America and certain of its affiliates and subsidiaries (collectively, "Sony") for breach of contract and breach of duty of good faith and fair dealing (the "IT Litigation"). In November 1996, Sony asserted two counterclaims in the IT Litigation. The complaint and counterclaims relate solely to the business activities of the Company prior to the Merger. The IT Litigation is under the control of and at the expense of an unaffiliated limited liability partnership (the "Partnership"), and is solely for the benefit of the Company's pre-Merger stockholders as of June 21, 1996. Based upon the opinion of the Company's counsel of record in the IT Litigation, the Company believes that the counterclaims are without merit. However, the Company may be liable in the event that a judgment is rendered against the Company on the counterclaims, and the assets of the Partnership may not be sufficient to provide full indemnification.
See "Business."



                                USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Offered Shares.



                          MARKET FOR COMMON STOCK AND
                          RELATED STOCKHOLDER MATTERS

      The Common Stock has been quoted on the Bulletin Board since October 1, 1995. Currently, the Common Stock trades under the symbol "PLTN." Before July 22, 1996, the Common Stock traded under the symbol "IFLM." The Common Stock began trading publicly on the Nasdaq National Market(R) ("NMS") on October 28, 1993 under the symbol "IFLM." Before October 28, 1993, there was no public market for the Common Stock. On September 30, 1995, the Common Stock was delisted from the NMS for failure to maintain certain net tangible assets requirements. The Company has applied to have the Common Stock quoted on the Nasdaq SmallCap Market(sm). There can be no assurance that the Company will be able to meet the listing requirements of the Nasdaq SmallCap Market, or if listed, maintain the criteria for continued listing on the Nasdaq SmallCap Market.

      The following table gives the range of high and low bid information on the Bulletin Board for the Common Stock for each quarter since the Merger. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

PERIOD                           HIGH BID PRICE     LOW BID PRICE
June 26 - June 30, 1996 (1)          $ 5                 $ 4
July 1 - September 30, 1996 (1)      10                 1 3/4
October 1 - December 31, 1996      2 13/16             1 11/32
January 1 - March 31, 1997         2 5/16              1 19/32
April 1 - June 30, 1997             1 3/4               1 1/4
July 1 - August 11, 1997            2 3/8               1 1/2
-------------------

(1) The prices in the table have been adjusted to give retroactive effect to the 1-for-10 reverse split of the outstanding Common Stock which became effective on July 19, 1996. While the Merger was effective June 26, 1996, no RhoMed equity securities were exchanged for Common Stock until July 19, 1996, and accordingly prices on and prior to July 19, 1996 may not accurately reflect the effect of the Merger.

      HOLDERS. On August 11, 1997, the approximate number of holders of record of Common Stock was 185 and the closing sales price of the Common Stock on the Bulletin Board was $1 3/4 per share.

      DIVIDEND POLICY. The Company has never declared or paid any cash dividends on the Common Stock. The Company currently intends to retain earnings, if any, for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs and plans for expansion. The Series A Convertible Preferred Stock has a dividend preference.
See "Description of Securities."

     TRANSFER AGENT. The transfer agent for the Common Stock is American Stock Transfer & Trust Company.


                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1997. This table should be read in conjunction with the Company's financial statements and the related notes thereto appearing in this Prospectus (the "Financial Statements"). See "Financial Statements."

                                                  MARCH 31, 1997   JUNE 30, 1996
Stockholders' equity:                               (UNAUDITED)       (AUDITED)


Preferred stock, $.01 par value; 2,000,000
      shares authorized, as of March 31,
      1997 and June 30, 1996; and 30,630 and
      no shares issued as of March 31, 1997
      and June 30, 1996,respectively               $  2,680,591   $          --

Common stock, $.01 par value; 25,000,000
      shares authorized, as of March  31, 1997
      and June 30, 1996; and 11,753,978 and
      11,538,777 issued as of March 31, 1997
      and June 30, 1996, respectively                   117,540         115,388

Treasury stock, 1,229 shares of Common Stock             (1,667)         (1,667)

Additional paid-in capital                           11,018,039      10,804,394

Common stock earned but not issued                      279,278          53,030

Unamortized deferred compensation                       (88,221)             --

Deficit accumulated during the development stage    (11,658,444)     (8,132,938)

      Total stockholders' equity................   $  2,347,116     $ 2,838,207
                                                   ============     ===========



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

      The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto filed as part of this Prospectus.

      Prior to May 10, 1995, the Company, then named Interfilm, Inc. ("Interfilm"), had been primarily engaged in the business of exploiting the rights related to its inactive motion pictures ("Cinematic Games"), including the production and distribution of Cinematic Games for initial exhibition in theaters and subsequently in enhanced versions for distribution to the home market. On May 10, 1995, the Board of Directors of Interfilm decided to substantially curtail the operations of Interfilm and its subsidiaries. As a result of the Merger, which became effective on June 25, 1996, RhoMed became a wholly-owned subsidiary of the Company, with the holders of RhoMed preferred stock, RhoMed common stock and warrants and options to purchase RhoMed common stock receiving an aggregate of an approximately 96% interest in the equity securities of the Company on a fully-diluted basis. Since the former stockholders of RhoMed retained more than a 50% controlling interest in the Company, the Merger was treated as a reverse acquisition for accounting purposes. The historical financial statements of the Company presented prior to the Merger are those of RhoMed and the business of RhoMed represents the on-going business of the Company.

RESULTS OF OPERATIONS

      THREE AND NINE MONTH PERIODS ENDED MARCH 31, 1997 COMPARED TO THREE AND NINE MONTH PERIODS ENDED MARCH 31, 1996. During the three month period ended March 31, 1997, the Company discontinued the manufacture and sale of RhoChek, the sole product sold by the Company, due to insufficient sales. There were no revenues from the sale of products in the three month period ended March 31, 1997, compared to $12,240 in the three month period ended March 31, 1996. Revenues in the nine month period ended March 31, 1997 were $22,184 compared to $20,971 in the nine month period ended March 31, 1996. The Company received no additional revenues from the sale of products in the fiscal year ended June 30, 1997.

      In December 1996, the Company entered into an Option Agreement with Nihon, pursuant to which the Company received, in January 1997, an initial payment of $900,000 net of Japanese withholding taxes of $100,000 (the "Initial Payment"). The Company has accounted for the Initial Payment in the period ended March 31, 1997 by recognizing license fee revenue of $350,000 and deferred license fee revenue of $550,000. The deferred license fee revenue will be recognized if a license agreement is consummated with Nihon or eliminated if the Company is required to repay certain monies to Nihon under the Option Agreement. There were no revenues from license fees or royalties in the three and nine month periods ended March 31, 1996.

      During the three month period ended March 31, 1997, the Company had four Phase I grants under the Small Business Innovative Research ("SBIR") program active with the National Institutes of Health of the Department of Health and Human Services ("NIH"). Grant revenue from these grants was $267,862 in the three month period ended March 31, 1997, compared to no revenues from grants in the three month period ended March 31, 1996. Grant revenue in the nine month period ended March 31, 1997 was $267,862, compared to no revenues from grants in the nine month period ended March 31, 1996. The Company has approximately $100,000 in additional grant revenue which can be drawn under the four Phase I grants.

      Research and development expenses increased to $1,050,400 for the three month period ended March 31, 1997 from $242,212 for the three month period ended March 31, 1996, with expenses of $2,300,669 for the nine month period ended March 31, 1997 compared to $557,955 for the nine month period ended March 31, 1996. The increase in expenses for both the current three and nine month periods is attributable to expansion in the scale of the Company's research and development operations, which expanded following completion of an offering of RhoMed Common Stock in June 1996. The Company substantially increased research and development spending, primarily relating to development of LeuTech for diagnostic imaging of infections, including increased expenses for manufacturing scale-up, consulting and clinical trials, and also relating to research expenses on the Company's MIDAS technology. The Company expects research and development expenses to continue to increase in future quarters as the Company expands manufacturing efforts and initiates clinical trials on LeuTech and significantly expands its efforts to develop MIDAS technology including the hiring of scientists and the acquisition of equipment and supplies in conjunction with completion of the new research and development facility in Edison, New Jersey.

      Pursuant to agreement with Aberlyn Holding Co., Inc. and its affiliates (collectively "Aberlyn"), effective April 30, 1997, the Company issued 255,641 shares of Common Stock, valued at the rate of 75% of the average per share closing price for the twenty trading days immediately proceeding April 30, 1997, in payment of accrued interest from June 1, 1996 through April 30, 1997 of $303,171. The 25% discount to market value of Common Stock represented additional interest payable. However, management believes the additional interest will not have a material adverse effect on the financial position or operations of the Company.

      General and administrative expenses increased to $793,370 for the three month period ended March 31, 1997 from $405,111 for the three month period ended March 31, 1996, and increased to $1,740,125 for the nine month period ended March 31, 1997 from $1,017,061 for the nine month period ended March 31, 1996. The increase is attributable primarily to the hiring of certain key executives, the leasing of executive offices in New Jersey, and increased travel and consulting expenses. General and administrative expenses were also affected by the amortization of the value of options and warrants issued to consultants. General and administrative expenses are expected to remain approximately at current levels through the remainder of fiscal year 1997.

      Interest income was $36,330 and $159,023 for the three and nine month periods ended March 31, 1997, compared with no interest income for the three and nine month periods ended March 31, 1996. The interest income is primarily the result of interest on net proceeds from a Common Stock offering of approximately $8,400,000 completed in June 1996. Interest income is expected to increase in coming quarters as a result of increased cash balances from the proceeds of the offering of the Company's Series A Convertible Preferred Stock (the "Series A Offering").

      Interest expenses decreased to $84,927 for the three month period ended March 31, 1997 compared with $143,465 for the three month period ended March 31, 1996, and decreased to $301,200 from $348,121 for the nine month periods ended March 31, 1997 and 1996 respectively. Interest expense for the nine months ending March 31, 1997, is comprised of (i) interest on long-term financing provided by Aberlyn, the principal and accrued interest of which totaled $1,905,477, (ii) interest on notes payable to stockholders, the principal amount of which is $80,000, and (iii) interest on Senior Bridge Notes which were repaid in full in the quarter ended September 30, 1996. As a result of repayment by the Company of the Senior Bridge Notes, the principal amount of which was $1,000,000, interest expense is expected to remain at current levels for the balance of the fiscal year ended June 30, 1997, and substantially below the levels for the prior fiscal year.

      Net loss increased to $1,257,086 for the three month period ended March 31, 1997 compared with $914,009 for the three month period ended March 31, 1996, and increased to $3,525,506 for the nine month period ended March 31, 1997 compared to $2,161,427 for the nine month period ended March 31, 1996. The net loss per share decreased in both the three and nine month period ended March 31, 1997 compared to the prior year, a result related to the substantial increase in the weighted average shares outstanding. There were 11,745,837 shares of Common Stock outstanding in the three month period ended March 31, 1997 compared to 1,294,792 shares outstanding in the three month period ended March 31, 1996, and 11,618,271 shares outstanding in the nine month period ended March 31, 1997 compared to 1,290,451 shares outstanding in the nine month period ended March 31, 1996. The increase in the shares outstanding is primarily the result of issuance of 7,664,844 shares of Common Stock in connection with the sale of Common Stock completed in June 1996.

      TEN MONTH  PERIOD  ENDED JUNE 30, 1996  COMPARED TO TEN MONTH PERIOD ENDED
JUNE 30, 1995. License fees and royalties were zero for the ten months ended June 30, 1996, compared to $64,296 for the prior ten month period. The decrease in license fees and royalties is primarily attributable to the timing of when these fees are earned; during the ten months ended June 30, 1996, there were no royalties on product sales or new license agreements. Sales of RhoChek, the sole product sold by the Company, decreased $6,090 to $24,457 in the ten months ended June 30, 1996, from $30,546 in the prior ten month period.

      Research and development expenses increased by $391,983 to $869,896 for the ten months ended June 30, 1996, from $477,913 in the ten months ended June 30, 1995. The majority of the increase is attributable to LeuTech, including increased consulting, clinical trial and manufacturing scale-up expenses.

      General and administrative expenses increased to $1,250,343 in the ten months ended June 30, 1996, from $598,560 for the ten months ended June 30, 1995. The majority of the increase is due to the hiring of a Chairman of the Board and Chief Executive Officer; Vice President of Finance and Chief Financial Officer; the leasing of general and administrative offices in New Jersey; and increased travel and consulting expenses.

      Other expenses increased to $1,802,097 for the ten months ended June 30, 1996 from $305,615 for the ten months ended June 30, 1995. The increase is attributable primarily to increased interest expense, commission and fees paid in connection with the Company's debt offerings ($168,970), costs and fees associated with the Merger ($525,000), costs and expenses associated with the relocation of the Company's research and general and administrative offices ($284,000), including primarily severance costs, facility closing expenses and recruiting fees, and the write down of certain patents not currently used in development projects ($259,334).

      Net loss increased to $3,897,879 in the ten months ended June 30, 1996, compared to $1,287,246 in the prior ten month period.

      FISCAL YEAR ENDED AUGUST 31, 1995 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 1994. Total revenues decreased by $49,946 to $97,902 for the fiscal year ended August 31, 1995, from $147,848 in the previous fiscal year. The decrease is attributable to no grant revenue during fiscal year 1995 compared to $50,289 for the previous fiscal year.

      Research and development expenses were $619,354 for the fiscal year ended August 31, 1995 compared to $584,941 for the previous fiscal year.

      General and administrative expenses decreased to $776,291 for the fiscal year ended August 31, 1995 from $939,155 in the previous fiscal year. Such decrease was primarily attributable to decreased offering expenses.

      Other expenses increased to $341,121 for the fiscal year ended August 31, 1995 from $168,707 in the previous fiscal year. The increase is attributable to higher interest expense due to a higher average debt balance outstanding throughout the 1995 fiscal year.

      Net loss for the fiscal year ended August 31, 1995 increased to $1,638,864 from $1,544,955 in the previous fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

      Since its inception, the Company has incurred net operating losses and, as of March 31, 1997, had an accumulated deficit of $11,658,444. The Company has financed its net operating losses through March 31, 1997 by a series of debt and equity financings.

      At March 31, 1997, the Company had cash and cash equivalents of $4,863,237. The cash is cash equivalents which are composed of: (i) the remaining net proceeds from the Company's offering of Common Stock in June 1996,
(ii) the receipt from Nihon of $900,000 pursuant to the Agreement, and (iii) the net proceeds from the Company's Series A Offering of $2,680,591 as of March 31, 1997.

      For the nine months ended March 31, 1997, the net decrease in cash amounted to $1,928,063. Cash used for operating activities was $3,358,021, net cash used for investing activities was $128,293, and cash provided by financing activities was $1,558,251, primarily from the proceeds from the Series A Offering less repayment of the Senior Bridge Notes.

      On December 2, 1996, the Company commenced the Series A Offering at a price of $100,000 per unit, with each unit consisting of 1,000 shares of Series A Convertible Preferred Stock. As of March 31, 1997, the Company had sold 30.63 units, representing 30,630 shares of Series A Convertible Preferred Stock, for net proceeds to the Company of $2,680,591, after deducting commission and other expenses of the Series A Offering. The final closing on the Series A Offering was effective as of May 9, 1997, with the Company having sold an aggregate total of 137.78 units, representing 137,780 shares of Series A Convertible Preferred Stock, for net proceeds to the Company of approximately $11,800,000, after deducting commission and other expenses of the Series A Offering.

      Pursuant to the Option Agreement, Nihon can maintain its option to license certain products based on the MIDAS technology provided Nihon makes certain milestone payments based on progress in product development. Nihon may exercise its right to negotiate a license agreement at any time upon notice and payment of additional monies to the Company. In the event that the parties cannot agree on terms of a license agreement, then the Company will be required to repay up to $550,000 to Nihon. There can be no assurance that the Company and Nihon will ever enter into a definitive license agreement, that additional payments provided for in the Option Agreement will be made, or that the strategic alliance between the Company and Nihon will result in the development or commercialization of any product.

      Pursuant to the terms of the notes payable to stockholders ("Notes"), repayment of principal and interest is required 75 days after the completion of a fiscal year when the Company has net assets of at least $5,000,000.

      In March 1997, the Company entered into a ten-year lease on research and development facilities in Edison, New Jersey, with the lease term commencing August 1, 1997. Minimum future lease payments escalate from approximately $116,000 per year to $200,000 per year after the fifth year of the lease term. The lease will expire in fiscal year 2007. The Company anticipates that the cost of tenant improvements, net of the landlord's contribution, and acquisition of laboratory equipment may exceed $1,500,000.

      Effective August 1, 1997, the Company entered into a five-year lease on administrative offices in Princeton, New Jersey. Minimum future lease payments are approximately $97,000 per year.

      Commencing May 1997, the Company's monthly payments on long-term financing provided by Aberlyn increased to $91,695, representing payment of current interest and principal. The final monthly payment is scheduled to be made in April 1999.

      Under certain license agreements relating to LeuTech, the Company is obligated to make minimum payments of $100,000 per year in the fiscal years ending June 30, 1998 and 1999, and $125,000 in the fiscal year ending June 30, 2000.

      The Company's future capital requirements depend on numerous factors which cannot be quantified, including continued progress in its research and development activities, progress with pre-clinical studies and clinical trials, prosecuting and enforcing patent claims, technological and market developments, the ability of the Company to establish product development arrangements, the cost of manufacturing scale-up, effective marketing activities and arrangements, and licensing or acquisition activity.

      The Company has been seeking and expects to continue to seek to license or acquire certain products and technologies. If the Company is successful in acquiring a product or technology, substantial funds may be required for such acquisition and subsequent development or commercialization. To date, the Company has not completed an acquisition and there can be no assurance that any acquisition will be consummated in the future.

      The Company believes that the net proceeds from the Series A Offering of $11,800,000 as of May 9, 1997 and the Initial Payment received under the Option Agreement, together with its other cash, is sufficient to fund the Company's projected debt obligations and fund projected operations through fiscal year 1998.

      The Company anticipates incurring additional losses over at least the next several years, and such losses are expected to increase as the Company expands its research and development activities relating to its MIDAS technology and its direct radiolabeling technology. To achieve profitability, the Company, alone or with others, must successfully develop its technologies and proposed products, conduct pre-clinical studies and clinical trials, obtain required regulatory approvals and successfully manufacture and market such technologies and proposed products. The time required to reach profitability is highly uncertain, and there can be no assurance that the Company will be able to achieve profitability on a sustained basis, if at all.

                                   BUSINESS

GENERAL

      The Company and its wholly-owned subsidiary, RhoMed, is a development-stage biopharma ceutical company dedicated to developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development utilizing peptide, monoclonal antibody and radiopharmaceutical technologies. The Company concentrates its activities in two technology areas, each of which the Company believes may be used to develop products with potential diagnostic and therapeutic applications. These technologies involve the Company's (i) patent-pending MIDAS technology and (ii) patented and patent-pending direct radiolabeling technology.

      The Company believes that the MIDAS technology represents a platform technology which may enable the design and synthesis of novel peptide analogs or mimics. Further, the Company believes that its MIDAS technology may provide the Company with the flexibility to generate its own pharmaceutical products, and the ability to target and complement existing product portfolios and technological bases of other companies. The Company intends to seek to enter into collaborative arrangements to assist in development, manufacturing and marketing of certain proposed products utilizing the MIDAS technology. The Company has entered into a license option agreement as to certain proposed products based on MIDAS technology. See "MIDAS Technology."

      The Company is developing two proposed products incorporating its direct radiolabeling technology, (i) LeuTech, an infection and inflammation imaging product, and (ii) PT-5, a radiotherapeutic peptide somatostatin analog for cancer therapy. The Company is devoting substantial efforts and resources to the development of LeuTech, which the Company believes will be its first proposed product to enter Company-sponsored clinical trials. The Company anticipates seeking one or more marketing partners for LeuTech prior to product approval. See "Direct Radiolabeling Technology."

      The Company is at an early stage of development and has not yet completed the development of any products based on either its MIDAS technology or its direct radiolabeling technology. Accordingly, the Company has not begun to market or generate revenues from the commercialization of any such products. It will be a number of years, if ever, before the Company will recognize significant revenues from product sales or royalties. The Company's technologies and products under development will require significant time-consuming and costly research, development, preclinical studies, clinical testing, regulatory approval and significant additional investment prior to their commercialization, which may never occur. There can be no assurance that the Company's research and development programs will be successful, that its products will exhibit the expected biological results in humans, that its products will prove to be safe and efficacious, that its products will obtain the required regulatory approvals, demonstrate substantial therapeutic or diagnostic benefit, be commercialized on a timely basis, experience no design or manufacturing problems, be manufactured on a large scale, or be economical to market, or that the Company or its collaborators will be successful in obtaining market acceptance of any of the Company's products or generate sufficient revenue to support research and development programs. There can be no assurance that the Company will be successful in entering into strategic alliances or collaborative arrangements on commercially reasonable terms, if at all, that such arrangements will be successful, or that the parties with which the Company will establish arrangements will perform their obligations under such arrangements. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing. The failure by the Company to successfully address such problems and delays would have a material adverse effect on the Company. In addition, no assurance can be given that proprietary rights of third parties will not preclude the Company from marketing its proposed products or that third parties will not market superior or equivalent products.

HISTORY AND MERGER

      The Company was incorporated under the laws of the State of Delaware on November 21, 1986. From November 4, 1993, when the Company, then named Interfilm, acquired Interfilm Technologies, Inc., a New York corporation, through May 9, 1995, Interfilm was primarily engaged in the business of exploiting the rights related to its interactive motion picture process, including the production and distribution of interactive motion pictures for initial exhibition in theaters and subsequently in enhanced versions for distribution to the home market. Interfilm consummated an initial public offering on October 28, 1993, and on May 10, 1995, the Board of Directors of Interfilm decided to substantially curtail the operations of Interfilm and its subsidiaries. Interfilm conducted no business activities from May 10, 1995 until June 25, 1996.

      MERGER WITH RHOMED. On June 25, 1996, a newly formed, wholly-owned subsidiary of Interfilm, Interfilm Acquisition Corporation ("InSub"), a New Mexico corporation, merged with and into RhoMed, a New Mexico corporation, and all of RhoMed's outstanding equity securities were ultimately exchanged for equity securities of the Company (the "Merger"). As a result of the Merger, RhoMed became a wholly-owned subsidiary of the Company, with the holders of RhoMed preferred stock and RhoMed common stock (including the holders of "RhoMed Derivative Securities" as hereafter defined) receiving an aggregate of an approximately 96% interest in the equity securities of the Company on a fully-diluted basis. Additionally, all warrants and options to purchase common stock of RhoMed outstanding immediately prior to the Merger (the "RhoMed Derivative Securities"), including without limitation, any rights underlying RhoMed's qualified and nonqualified stock option plans, were automatically converted into rights to receive, upon exercise, Common Stock, in the same manner in which shares of RhoMed common stock were converted. Since the former stockholders of RhoMed acquired, by reason of the Merger, more than a 50% controlling interest in the Company, the Merger has been treated, for accounting purposes, as a reverse acquisition. Consequently, the historical financial statements of the Company prior to June 25, 1996, are those of RhoMed.

      In connection with the Merger, certain pre-Merger assets and liabilities of the Company and one of its wholly-owned subsidiaries, consisting principally of certain intellectual property and the IT Litigation claims against Sony, were transferred to the Partnership for the benefit of the Company's pre-Merger stockholders as of a record date of June 21, 1996. See "Legal Proceedings."

      On July 19, 1996, the Company filed an amendment to its Certificate of Incorporation (the "Charter Amendment"), which (i) effected the change of name of the Company from Interfilm, Inc. to Palatin Technologies, Inc., (ii) increased the total number of authorized shares of the Company's

Common Stock from 10,000,000 to 25,000,000 and (iii) effected a 1-for-10 reverse split of the Common Stock.

      As a result of the Merger and the Charter Amendment, each share of RhoMed preferred stock was converted into .46695404349 shares of Common Stock, and each share of RhoMed common stock was converted into .184332593 shares of Common Stock.

MIDAS TECHNOLOGY

      ROLE AND FUNCTION OF PEPTIDES. Peptides, short chains of amino acids, play important roles in regulating a variety of biological functions. Natural peptides function by conforming or bending to fit specific molecules on cell surfaces, called receptors, thereby signaling the cell to initiate a biological activity. Some important biological functions that are affected in this manner include overall growth and behavior, inflammatory responses, immune responses and wound healing.

      In order to effectively regulate cell signaling, a peptide must bind to its target receptor with high affinity. The affinity of a peptide for its target receptor is highly dependent on its three-dimensional shape or conformation. Many naturally occurring peptides are flexible and can take on multiple conformations, allowing them to interact with more than one type of cell receptor, and to control multiple functions within the body. However, when such peptides are used as drugs, this multiple reactivity is a disadvantage as it may lead to side effects. The ability to construct high-affinity, receptor-specific peptides offers a significant opportunity to develop potent receptor-specific drugs.

      INTRODUCTION TO MIDAS TECHNOLOGY. The Company believes that its patent-pending MIDAS technology can be used to rationally design and produce receptor-specific drugs. Using MIDAS, highly stable metallopeptide complexes are formed, in which the metal ion locks or constrains the peptide into a specific conformation. By designing MIDAS peptides to mimic the conformation required for a specific receptor, a stable, receptor-specific drug, with high affinity and enhanced biological activity, can be made. Radiopharmaceutical products, which may be diagnostic or therapeutic, may be developed using radioactive metal ions in MIDAS peptides. Non-radioactive metal ions may be used in the development of biopharmaceutical MIDAS peptides.

      The Company is engaged in research and development on a number of product opportunities for its MIDAS technology, including use as a thrombosis imaging agent, an infection imaging agent and an immunostimulatory agent, and believes that MIDAS technology may have medical applications in a variety of areas, including immune disorders, cancers and cardiology. No prediction can be made, however, as to when or whether the areas in which there are ongoing MIDAS technology research projects will yield scientific discoveries, or whether such research projects will lead to commercial products

      RESEARCH PROJECTS. Certain pre-clinical work on development of MIDAS-based products has been supported, in part, by three Phase I grants for $100,000, $93,948 and $94,970 under the SBIR program awarded to the Company by the NIH. The Company intends to apply for Phase II SBIR grants, each in an amount of up to $750,000, although there can be no assurance that any Phase II grant will be awarded.

      OTHER POTENTIAL OPPORTUNITIES. The Company is evaluating a number of product opportunities for its MIDAS technology, and believes that this technology may have medical applications in a variety of areas, including immune disorders, cancers and cardiology. The Company intends to expand research and development of MIDAS technology applications primarily through strategic alliances with other entities. No assurances can be made regarding the establishment or the timing of such alliances, and the failure to establish such alliances on a timely basis could limit the Company's ability to develop MIDAS technology and could have a material adverse effect on the Company. The Company expects to devote resources to expand research and development of MIDAS technology to the extent funding is available.

      OPTION AGREEMENT WITH NIHON. The Company entered into the Option Agreement with Nihon, a Japanese developer and manufacturer of radiopharmaceutical drugs. Pursuant to the Option Agreement (i) Nihon has an option to exclusively license certain jointly developed radiopharmaceutical diagnostic products based on the Company's MIDAS technology and (ii) Nihon can maintain its option by making certain milestone payments based on progress in product development.Nihon may exercise its right to negotiate a license agreement at any time upon notice and payment of additional monies to the Company. There can be no assurance that future payments provided for in the Option Agreement will be made, that the Company and Nihon will ever enter into a definitive license agreement, or that a definitive strategic alliance between the Company and Nihon will result in the development or commercialization of any product. In the event that Nihon gives notice of its right to negotiate a license agreement, and the parties cannot agree on terms of such license agreement, the Company will be required to repay certain monies to Nihon. Failure to enter into a definitive license agreement, or being required to repay certain monies to Nihon, may have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

DIRECT RADIOLABELING TECHNOLOGY

      The Company has developed and patented radiolabeling technologies for the direct radiolabeling of antibodies, peptides and other proteins with diagnostic and therapeutic radioisotopes.

      LEUTECH DIAGNOSTIC IMAGING PRODUCT. LeuTech, a proposed product under development that utilizes direct radiolabeling technology, is a murine (or mouse) monoclonal antibody-based product designed to be labeled with the diagnostic radioisotope technetium-99m. When labeled with technetium-99m, LeuTech is intended to be used for diagnosis of infections, occult abscesses, sites of inflammatory disease and other conditions involving high concentrations of white blood cells.

      The Company believes that LeuTech can be used for the rapid diagnosis of a variety of difficult to diagnose infections and occult abscesses. Occult abscesses are hidden infections that are generally characterized as being highly localized. Examples of typical occult abscesses include infections of the intra-abdominal area, such as intestinal, spleen, liver or urinary tract abscesses, as well as bone, prosthetic and other abscesses. In a typical abscess, as in most infections, large numbers of white blood cells congregate at the site of the infection. Thus, if the location of concentrations of white blood cells is known, the site of the infection is also known. It is crucial in the diagnosis and treatment of occult abscesses that the location of the infection be determined, as location will frequently determine the type of therapy which is appropriate.

      The most specific procedure currently available for nuclear medicine imaging of sites of infection involves removal of blood from the patient, isolating white blood cells from the patient's blood, radiolabeling the white blood cells and injecting the radiolabeled white blood cells back into the patient. The radiolabeled white blood cells then localize at the site of the infection, and can be detected using nuclear medicine diagnostic equipment. This procedure is expensive, involves risks to patients and technicians associated with blood handling, is difficult to perform and generally takes at least twelve hours.

      LeuTech has been formulated as a lyophilized, or freeze-dried, kit containing the modified antibody and reagents required for the radiolabeling process. Prior to use, LeuTech will be labeled with technetium-99m by a radiopharmacy or by a hospital's nuclear medicine department. LeuTech is designed to bind, in the body, to white blood cells already present at the site of the infection or circulating in the blood stream. Therefore, LeuTech does not require handling or processing of patient blood.

      Preliminary clinical trials have been conducted under an IND application held in the name of an investigator, using purified antibody or kits provided by the Company. Forty patient studies have been completed at UCLA/Harbor Medical Center in Los Angeles, with images obtained in a variety of diseases, including acute and suspected appendicitis, pulmonary infections and other abdominal infections. In seven cases satisfactory images were not obtained, due primarily to labeling or product formulation failures with early kit formulations. In some cases, diagnostic images have been obtained within five minutes of administration of LeuTech, and in all cases in which a definitive diagnosis could be made, diagnostic images have been obtained within 90 minutes. An additional seventeen patient studies were completed in Germany at the University of Gottingen, using kits manufactured by a third party to the Company's specifications, with images obtained in osteomyelitis and soft tissue infections.

      The Company has entered into an exclusive license agreement with the Wistar Institute to use the antibody and cell line used for LeuTech for a defined field of use. Failure to meet the performance criteria for any reason or any other event of default under the license agreement leading to termination of the license agreement with Wistar Institute would have a material adverse effect on the Company. While the Company has negotiated a long-term contractual arrangement for the manufacture of the purified antibody necessary for LeuTech, there can be no assurance that such contractor will be able to successfully manufacture purified antibody for LeuTech on a sustained basis, that such contractor will remain in the contract manufacturing business for the time required by the Company, or that the Company will be able to enter into such contractual arrangements as to other steps and components required to manufacture LeuTech. To date, the Company has only manufactured LeuTech in lots preparatory to initiating clinical trial use, and has not determined whether commercial quantities of LeuTech in conformity with these standards can be manufactured on a sustained basis at an acceptable cost. Such manufacture must be done under GMP requirements prescribed by the FDA and other agencies.

      The Company intends to file an IND application on LeuTech to initiate clinical trials on one or more selected indications in the second half of 1997, and to complete Phase III clinical trials and file regulatory applications to market with the FDA in the second half of 1998. There can be no assurance that the Company's LeuTech development program will be successful, that the FDA will permit the Company's planned clinical trials to proceed, that LeuTech will prove to be safe and efficacious in clinical trials, that LeuTech can be manufactured in commercially required quantities on a sustained basis at an acceptable price, that LeuTech will obtain the required regulatory approvals or that the Company or its collaborators will be successful in obtaining market acceptance of LeuTech. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing of LeuTech.

      PT-5 CANCER THERAPEUTIC PRODUCT. PT-5 is a rhenium-labeled somatostatin peptide analog being developed by the Company which is intended to treat cancers by regional delivery of tumor cell-targeted radiotherapy. PT-5 binds to somatostatin receptors. Somatostatin, a natural peptide hormone involved in the regulation of cell growth and differentiation, is over-expressed on a wide variety of cancers. PT-5 is intended to target such cancers and deliver a therapeutic dose of rhenium- 188, a radioisotope which emits high energy beta radiation, to the cancer.

      The Company has developed a reproducible, easy to use, and high efficiency direct radiolabeling method for PT-5; developed a lyophilized final product formulation; conducted biodistribution studies of PT-5 in normal animals using several different routes of administration, including intravenous and intra-cavity administration; conducted biodistribution studies of PT-5 in tumor-bearing animals; and demonstrated that PT-5 has a specific therapeutic effect in animal models of three different human tumors -- lung, prostate and breast cancers.

      The Company believes PT-5 may have applications for local or regional administration to any compartmentalized cancer which is somatostatin-receptor positive. The cancer must be compartmentalized in order for local or regional administration to work and must express somatostatin receptors in reasonably high levels in order to obtain the targeting benefits of PT-5. Expression of somatostatin receptors varies by type of cancer. However, until clinical trials are completed, specific clinical utility and applications, if any, cannot be determined.

      The Company is working with researchers at the University of Bonn in Germany to initiate clinical trials of patients with bronchial cancer metastatic to the pleural cavity. PT-5 will be administered by infusion directly into the pleural cavity. This trial is primarily designed to obtain safety and dose response data, and secondarily to obtain evidence of efficacy, including tumor stasis or regression and improvement in cancer-associated biological markers.

      PT-5 requires a source of radioactive rhenium, preferably rhenium-188. This isotope can be produced by a variety of methods, including a generator system; however, clinical grade radioactive rhenium is not currently available in the United States. The Company is aware of an experimental generator system developed in the United States by Oak Ridge National Laboratory, and an additional experimental generator system available in Europe. The Company does not intend to seek to commercialize any source of radioactive rhenium, but is aware of other companies seeking to commercialize radioactive rhenium. There can be no assurance that, regardless of the status of product development by the Company, any acceptable form of radioactive rhenium will ever be commercially available in the United States or other countries at acceptable prices, if at all, in which event the Company may never be able to develop or commercialize PT-5.

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      The Company is discussing entering into a collaborative arrangement with a third party to use a specific somatostatin analog for PT-5, and both parties are waiting to evaluate the results of preliminary clinical trials. There can be no assurance that the Company will be able to conclude a collaborative arrangement on acceptable terms, if at all. If the Company cannot conclude such arrangement, the Company will either abandon PT-5 development or seek to develop a substitute using MIDAS technology. There can be no assurance that the Company will be able to enter into an arrangement with another party on acceptable terms if at all, or will be able to develop a substitute using MIDAS technology in a reasonable period of time, or at all. There can be no assurance that the Company's PT-5 development program will be successful, that PT-5 will exhibit the expected biological results in humans, that PT-5 will prove to be safe and efficacious in clinical trials, that the Company will obtain the required regulatory approvals for PT-5, or that the Company or its collaborators will be successful in obtaining market acceptance of PT-5. The Company or its collaborators may encounter problems and delays relating to research and development, regulatory approval, manufacturing and marketing of PT-5.

RHOCHEK PRODUCT

      The Company had manufactured and marketed, under the trade name RhoChek, a quality control test product for measuring the immunoreactive fraction of radiolabeled antibodies specific to certain cancer antigens. Due to insufficient sales, the Company discontinued product sales of RhoChek in the fiscal year ended June 30, 1997.

MARKETS FOR PRODUCTS

      The Company's proposed products and technologies are intended to be utilized in two distinct pharmaceutical markets. One market, intended to be addressed by LeuTech, PT-5 and certain proposed products resulting from the Company's MIDAS technology, is the radiopharmaceutical market. The other market, intended to be addressed by other proposed products resulting from MIDAS technology, is the larger biopharmaceutical market.

      The radiopharmaceutical market involves both diagnostic imaging and therapeutic applications. For imaging, trace amounts of a radioisotope bound to a radiopharmaceutical drug are injected into a patient and detected with nuclear medicine diagnostic equipment, generally a gamma camera. For therapy, radioisotopes which emit radiation lethal to cancer cells are employed.

      The Company believes that proposed products resulting from its MIDAS technology can be used for a variety of biopharmaceutical applications where non-radioactive but receptor-specific drugs are desired. The Company believes the MIDAS technology may be applicable to a number of disease states, including immune disorders, cancer, and cardiac therapy. There are a limited number of receptor-specific, peptide-based drugs commercially available, but none which employ a metallopeptide. There can be no assurance that MIDAS technology will result in the development of any such drugs.

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RESEARCH AND DEVELOPMENT EXPENDITURES

      In the nine months ended March 31, 1997, the ten months ended June 30, 1996 and the fiscal year ended August 31, 1995, the Company spent $2,300,669, $869,896 and $619,354, respectively, on research and development activities.

GRANTS AND COLLABORATIVE RESEARCH

      The Company applies for grants with the NIH and other federally-funded agencies ("Research Grants") to develop its products and technologies. Since inception, the Company has been awarded over $2.4 million in peer-reviewed Research Grants. During the fiscal year ended June 30, 1997, the Company had four active Phase I SBIR Research Grants. Generally, the maximum amount of a Phase I SBIR Research Grant is $100,000, and the maximum amount of a Phase II SBIR Research Grant is $750,000. There can be no assurance that any additional Research Grants will be awarded.

      The Company has, where scientifically or technologically merited, actively solicited Cooperative Research and Development Agreements ("CRADA") with agencies of the federal government, involving collaborative development activities with the Company. The Company currently has no active CRADAs, but has completed CRADAs with Los Alamos National Laboratory, Brookhaven National Laboratory, Oak Ridge National Laboratory and Sandia National Laboratory, relating primarily to radiopharmaceutical drug development, including PT-5, and animal studies of proposed radiopharmaceutical products.

COMPETITION

      The biopharmaceutical and radiopharmaceutical industries are highly competitive. In the biopharmaceutical industry, there are a number of companies developing peptide-based drugs, including companies exploring a number of different approaches to making conformationally-constrained short peptides for use as therapeutic drugs. In the radiopharmaceutical industry, there are several companies devoted to development and commercialization of monoclonal antibody-based products and peptide-based products. The Company is likely to encounter significant competition with respect to its proposed products currently under development. Many of the Company's competitors which are engaged in the biopharmaceutical field, and in particular the development of peptide-based products, have substantially greater financial and technological resources and marketing capabilities than the Company, and have significantly greater experience in research and development. Many of the Company's competitors which are engaged in the radiopharmaceutical field, and in particular the development of antibody- and peptide-based products, have greater financial and technological resources and marketing capabilities than the Company, and have significantly greater experience in research and development. Accordingly, the Company's competitors may succeed in developing products and underlying technologies more rapidly than the Company, and in developing products that are more effective and useful and are less costly than any that may be developed by the Company, and may also be more successful than the Company in manufacturing and marketing such products. Academic institutions, hospitals, governmental agencies and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through collaborative arrangements.

      The Company believes that the technological attributes of LeuTech, including the ease of preparation, rapidity of imaging, apparent targeting specificity and use of technetium-99m (the most widely available radioisotope) will enable the Company to compete effectively in this market. However, the Company is aware of at least one company developing an antibody-based product which may compete with LeuTech as to certain indications, which product is marketed in certain European countries and for which regulatory approval is pending in the United States. The Company is also aware of another company developing a peptide-based product which may also compete with LeuTech as to certain indications.

      The Company is aware of a number of companies developing technologies relating to the use of peptides as drugs, including a variety of different approaches to making conformationally-constrained short peptides.

      The Company is pursuing areas of product development in which there is the potential for extensive technological innovation in relatively short periods of time. The Company's competitors may succeed in developing products that are safer or more effective than those of the Company's proposed products. Rapid technological change or developments by others may result in the Company's proposed products becoming obsolete or non-competitive.

PATENTS AND PROPRIETARY INFORMATION

      The Company aggressively seeks patent protection for its technology in the United States and, selectively, in those foreign countries where in the Company's judgment such protection is important to the development of the Company's business.

      The Company's patents and pending applications are directed to radiolabeling of antibodies, antibody fragments, and peptides; MIDAS peptides; and to methods for making and using the foregoing in diagnostic and therapeutic applications. The Company owns or has rights to 16 U.S. patents, eight pending U.S. patent applications, four allowed U.S. patent applications and nine
counterpart   patents  and  eight  pending   applications  in  selected  foreign
countries.

      Certain of the patents and pending applications owned by the Company have been assigned to Aberlyn to secure long-term financing but the Company has retained the exclusive right to practice these patents itself and to grant licenses under these patents to third parties. The Company is obligated to make monthly payments to Aberlyn in discharge of the Company's debt obligation of $91,695 per month through May 1, 1999. On completion of scheduled payments, all rights to the patents and pending applications will be assigned to the Company. In the event of default by the Company, Aberlyn has the right to require the Company to cease using the patents, and to sell or exclusively license the patents to other parties. The patents and pending applications pertain to LeuTech and PT-5. In addition, the Company has semi-exclusive rights in a basic United States patent relating to direct radiolabeling of antibodies, and its Canadian counterpart.

      Two of the Company's basic U.S. patents for direct radiolabeling of antibodies and other proteins were involved in a priority-of-invention contest (interference) in the U.S. Patent and Trademark Office with a patent application owned by a third party. This proceeding has been settled, and the Company's patents have emerged from reissue proceedings in which the scope of the Company's claims has been somewhat limited. The Company believes that the current claim scope will not materially adversely affect the Company's current product development plans, and is sufficient to protect the Company's underlying inventions.

      One of the Company's granted European patents (directed to selection of patient-specific antibody cocktails) is involved in an opposition proceeding at the European Patent Office. The Company has received a favorable first decision, but the opposing party has filed an appeal. The Company believes that the final outcome of this proceeding, even if adverse to the Company, will not have a material adverse effect on the Company's current product development plans.

      The Company's success will depend in substantial part on its ability to obtain patents, defend and enforce its patents, maintain trade secrets and operate without infringing upon the proprietary rights of others, both in the United States and abroad.

      In general, the patent positions of companies relying upon biotechnology are highly uncertain in general and involve complex legal and factual questions. To date there has emerged no consistent policy regarding the breadth of claims that are properly accorded to biotechnology patents. There can thus be no assurance that patents will issue from the patent applications filed by the Company or its licensors or that the scope of any claims granted in any patent will provide meaningful proprietary protection or a competitive advantage to the Company. There can be no assurance that the validity or enforceability of patents issued or licensed to the Company will not be challenged by others or, if challenged, will be upheld by a court. In addition, there can be no assurance that competitors will not be able to circumvent any patents issued or licensed to the Company. In the United States, patent applications are maintained in secrecy until they issue as patents, and thus publications in the scientific literature lag behind actual discoveries. Scientific publications also generally appear after a patent application, if any, is filed. As a result of delayed publication, the Company cannot be certain that its scientists were the first to make inventions covered by its patents and patent applications.

      In the event a third party has also filed a patent application relating to an invention claimed in a Company patent application, the Company may be required to participate in an interference proceeding adjudicated by the United States Patent and Trademark Office to determine priority of invention. The possibility of an interference proceeding could result in substantial uncertainties and cost for the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could result in the Company losing patent protection for the subject of the interference, subject the Company to significant liabilities to third parties and require the Company to obtain licenses from third parties at undetermined cost or to cease using the technology.

      While no patent that would be infringed by manufacture, use or sale of the Company's proposed products has come to the attention of the Company, the
Company's proposed products are still in the development stage, and neither their formulations nor their method of manufacture is finalized. Moreover, patents, the claims of which would be infringed by the Company's commercial activities, might not have yet been issued. There can thus be no assurance that the manufacture, use or sale of the Company's proposed products will not infringe patent rights of others. The Company may be unable to avoid infringement of any such patents and may have to seek a license, defend an infringement action, or challenge the validity of such patents in court. There can be no assurance that a license will be available to the Company, if at all, upon terms and conditions acceptable to the Company or that the Company will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that the Company will have sufficient resources to pursue such litigation. If the Company does not obtain a license under any such patents, is found liable for infringement, or is not able to have them declared invalid, the Company may be liable for significant money damages, may encounter significant delays in bringing products to market, or may be precluded from participating in the manufacture, use or sale of products or methods of treatment covered by such patents.

      The Company relies substantially in its product development activities on certain technologies which are neither patentable nor proprietary and are therefore potentially available to the Company's competitors. The Company also relies on certain proprietary technologies (trade secrets and know-how) which are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, consultants and certain of its contractors, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. If the Company's employees, scientific consultants or collaborators develop inventions or processes independently that may be applicable to the Company's product candidates, disputes may arise about ownership of proprietary rights to those inventions and processes. Such inventions and processes will not necessarily become the Company's property, but may remain the property of those persons or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of the Company's proprietary rights. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on the Company.

      Certain of the Company's patents are directed to inventions developed within the Company or within academic institutions from which the Company earlier acquired rights to such patents with funds from United States government agencies. As a result of these arrangements, the United States government may have rights in certain inventions developed during the course of the performance of federally funded projects as required by law or agreements with the funding agency.

      Several bills affecting patent rights have been introduced in the United States Congress. These bills address various aspects of patent law, including publication of pending patent applications, modifications of the patent term, re-examination, subject matter and enforceability. It is not certain whether any of these bills will be enacted into law or what form new laws may take. Accordingly, the effect of legislative change on the Company's intellectual property estate is uncertain.

GOVERNMENTAL REGULATION

      The manufacture and marketing of the Company's proposed products requires approval of the FDA and comparable agencies in foreign countries and state regulatory authorities. The FDA has established regulations and guidances which apply, among other things, to the clinical testing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, advertising, promotion and marketing of the Company's proposed products. Noncompliance with applicable requirements can result in fines, recalls or seizures of products, total or partial suspension of production, refusal of the FDA to approve marketing applications and criminal prosecution.

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



      In most cases, there is a substantial period of time between conception of a proposed product and its approval for commercial sale. Determining product formulation and manufacturing can take a number of years to complete, as can pre-clinical studies. Clinical trials and related studies can also take a number of years to complete. The period between the date of submission of an application for approval to market and the date of approval by the FDA has averaged two to four years for diagnostic imaging products, although the approval process may take longer. The length of time of the approval process is a function of a number of variables, including the quality of the submission and studies presented, the potential contribution that the proposed product will make in improving the treatment of the disease in question and the workload at the FDA. There can be no assurance that any of the Company's proposed products will successfully proceed through the approval process or that any of the proposed products will be approved in any specific period of time. Depending upon marketing and distribution plans and arrangements for a particular product, the Company may require additional time before a proposed product can be made available for commercial sale, if at all.

      The steps required before pharmaceutical products can be produced and marketed usually include pre-clinical non-human studies, the filing of an IND application, clinical trials and the filing and approval of a Biologics License Application ("BLA") for products classified as "biologics" or filing and approval of a New Drug Application ("NDA") for drug products. LeuTech is subject to the requirement of a BLA, while PT-5 and proposed products based on the Company's MIDAS technology are subject to the requirement of a NDA.

      Pre-clinical studies are conducted in the laboratory and in animal model systems to gain preliminary information on the drug's effectiveness and to identify major safety problems. The results of these studies are submitted to the FDA as part of the IND application before approval can be obtained for the commencement of testing in humans. The clinical testing program required for a new biological or pharmaceutical product typically involves three sequential phases, but the phases may overlap. In the initial clinical evaluation, Phase I, the product is tested for safety, dosage tolerance, distribution, excretion and pharmacodynamics. Phase II involves studies in a limited patient populations to evaluate the effectiveness of the product for a particular indication, to refine optimal dosage and schedules of administration, and to identify possible side effects and risks. For diagnostic imaging agents, such as LeuTech, typically the smallest quantity of product producing satisfactory images will be employed. For therapeutic products the side effects and risks of increased doses must be balanced against increased therapeutic benefits. For radiolabeled therapeutic products, such as PT- 5, the radiation dose to critical organs provides an upper limit to the dosage. When a product appears to be effective in Phase II trials, it is then evaluated in Phase III clinical trials. Phase III trials consist of additional testing for effectiveness and safety with an expanded patient group, usually at multiple test sites. Therapeutic products are often compared to standard treatments, if such treatments exist, to determine relative effectiveness in randomized trials.

      When Phase III studies are complete, the results of the pre-clinical and clinical studies, along with manufacturing information, are submitted to the FDA in the form of either a BLA or a NDA. Both the BLA and NDA involve considerable data collection, verification and analysis, the preparation of summaries of the production and testing processes, pre-clinical studies and clinical trials. The FDA must approve the BLA or NDA, as applicable, before the product may be marketed. The FDA may deny a BLA or NDA if applicable regulatory criteria are not satisfied, may require

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



additional testing or information, or may require post-marketing testing, including extensive Phase IV studies, and surveillance to monitor the effects of the product in general use. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. In addition, the FDA may in some circumstances impose restrictions on the use of the drug that may limit its market potential.

      In addition to obtaining either BLA or NDA approval from the FDA for any of the Company's proposed products, if the proposed product is manufactured in the United States the drug manufacturing establishment must be registered with, and inspected by, the FDA. Such drug manufacturing establishments are subject to biennial inspections by the FDA, and must comply with GMP regulations enforced by the FDA. To supply products for use in the United States, foreign manufacturing establishments must comply with GMP and are subject to periodic inspection by the FDA or by corresponding regulatory agencies in such other countries under reciprocal agreements with the FDA. In complying with standards established by the FDA, manufacturing establishments must continue to expend time, money and effort in the areas of production and quality control to ensure full technical compliance. Components of LeuTech are manufactured by contract manufacturing establishments both in the United States and in foreign countries, and the Company anticipates that PT-5 will be manufactured by contract manufacturing establishments. The Company is dependent on such contract manufacturing establishments for, and will have only limited control over, the commercial manufacturing of it's proposed products in compliance with FDA and other regulatory requirements.

      The Company has very limited experience in conducting clinical trials. Clinical trials are conducted in accordance with FDA regulations covering protection of human subjects and clinical practice protocols detailing the objectives of the study, parameters for monitoring safety and criteria for determining effectiveness. The Company will either need to rely on third parties to design and administer required clinical trials or expend resources to hire additional personnel to administer such clinical trials. There can be no assurance that the Company will be able to find appropriate third parties to design and administer clinical trials or that the Company will have the resources to hire personnel to administer clinical trials.

      No proposed product being evaluated by the Company has been submitted for approval or approved by the FDA or any other regulatory authority for marketing, and there can be no assurance that any such product will ever be approved for marketing or that the Company will be able to obtain the labeling claims desired for its proposed products. The Company is and will continue to be dependent upon laboratories and medical institutions conducting its pre-clinical studies and clinical trials to maintain both good laboratory and good clinical practices consistent with FDA regulations. Data obtained from pre-clinical studies and clinical trials are subject to varying interpretations which could delay, limit or prevent FDA regulatory approval. Delays or rejections may be encountered based upon changes in FDA policy for drug approval during the period of development and FDA regulatory review. Similar delays also may be encountered in foreign countries.

      There can be no assurance that FDA or other regulatory approval for any proposed products developed by the Company will be granted on a timely basis, or at all. Delay in obtaining or failure to obtain such regulatory approvals will have a material adverse effect on the Company.

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MANUFACTURING AND MARKETING

      To be successful, the Company's products must be manufactured in commercial quantities under GMP requirements prescribed by the FDA and at acceptable costs. The Company has not yet manufactured any pharmaceutical products in commercial quantities and currently does not have the facilities to manufacture any products in commercial quantities under GMP. In the event the Company determines to establish a manufacturing facility, it will require substantial additional funds, the hiring and retention of significant additional personnel and compliance with extensive regulations applicable to such a facility. The Company has no experience in commercial pharmaceutical manufacturing, and there can be no assurance that the Company will be able to establish such a facility successfully and, if established, that it will be able to manufacture products in commercial quantities for sale at competitive prices. If the Company determines to rely on collaborators, licensees or contract manufacturers for the commercial manufacture of its products, the Company will be dependent on such corporate partners or other entities for, and will have only limited control over, the commercial manufacturing of its products. While the Company has entered into manufacturing arrangements as to certain portions of the manufacture of LeuTech, there can be no assurance that the contract manufacturer will perform as agreed or will remain in the contract manufacturing business for the time required by the Company, or that the Company will be able to enter into such manufacturing arrangements as to remaining portions of the manufacture of LeuTech. There can be no assurance that the Company will be able to enter into any such manufacturing arrangements as to its other proposed products on acceptable terms, if at all.

      LeuTech requires purified monoclonal antibody, made from a specific parent cell line. There are, on a global basis, a limited number of contract manufacturers capable of producing purified monoclonal antibodies. The Company has entered into a manufacturing arrangement with a third-party contract manufacturer for production and purification of the monoclonal antibody required for LeuTech, and has retained other third-party manufacturers for compounding steps, vialing and lyophilization.

      Proposed products resulting from MIDAS technology and PT-5 are synthetic peptides. The peptides are synthesized from readily available amino acids, and the production process involves well-established technology. The Company currently contracts with third-party manufacturers for the production of peptides and anticipates doing so in the future.

      PT-5 requires a source of radioactive rhenium in order to be commercialized. There can be no assurance that, regardless of the status of product development by the Company, any acceptable form of radioactive rhenium will ever be commercially available in the United States or other countries. See "Direct Radiolabeling Technology -- PT-5 Cancer Therapeutic Product."

      The Company intends to package and ship its radiopharmaceutical products in the form of non-radioactive kits. Prior to patient administration, the product would be radiolabeled with the specified radioisotope, generally by a specialized radiopharmacy. The Company does not intend to sell or distribute any radioactive substance.

      The Company has limited experience in marketing, including distribution and sales, of pharmaceutical products, and will have to develop a sales force and/or rely on its collaborators, licensees or arrangements with others to provide for the marketing, distribution and sales of its products. If the Company determines to rely on collaborators, licensees or arrangements with others for the marketing, distribution and sales of its proposed products, the Company will be dependent on such collaborators and others for, and will have only limited control over, marketing, distribution and sales of its proposed products.

      Successful sales of the Company's proposed products in the United States and other countries will depend on the availability of adequate reimbursement from third-party payors such as governmental entities, managed care organizations and private insurance plans. Reimbursement by a third-party payor may depend on a number of factors, including the payor's determination that use of a product is safe and efficacious, neither experimental nor investigational, medically necessary, appropriate for the specific patient and cost effective. Since reimbursement approval is required from each payor individually, seeking such approvals is a time-consuming and costly process. Third-party payors routinely limit reimbursement coverage and in many instances are exerting significant pressure on medical suppliers to lower their prices. There is significant uncertainty concerning third-party reimbursement for the use of any pharmaceutical product incorporating new technology, and there is no assurance that third-party reimbursement will be available for the Company's proposed products, or that such reimbursement, if obtained, will be adequate. Less than full reimbursement by governmental and other third-party payors for the Company's products would adversely affect the market acceptance of these products and would also have a material adverse effect on the Company. Further, health care reimbursement systems vary from country to country, and there can be no assurance that third-party reimbursement will be made available for the Company's proposed products under any other reimbursement system.

PRODUCT LIABILITY AND INSURANCE

      The Company's business may be affected by potential product liability risks which are inherent in the testing, manufacturing and marketing of proposed pharmaceutical products to be developed by the Company. There can be no assurance that product liability claims will not be asserted against the Company, its collaborators or licensees. The use of proposed products developed by the Company in clinical trials and the subsequent sale of such proposed products is likely to cause the Company to bear all or a portion of those risks. Such litigation claims could have a material adverse effect on the Company. The Company has liability insurance providing up to $1,000,000 coverage per occurrence and in the aggregate as to certain clinical trial risks, and will seek to obtain additional product liability insurance before the commercialization of its products. There can be no assurance, however, that insurance will be available to the Company on acceptable terms, if at all, or that such coverage once obtained would be adequate to protect the Company against future claims or that a medical malpractice or other claim would not materially and adversely affect the Company. Furthermore, there can be no assurance that any collaborators or licensees of the Company will agree to indemnify the Company, be sufficiently insured or have a net worth sufficient to satisfy any such product liability claims. In addition, products such as those proposed to be sold by the Company may be subject to recall for unforeseen reasons. Such a recall could have a material adverse effect on the Company.

EMPLOYEES

      As of June 30, 1997, the Company employed 16 persons full time, of whom 11 were engaged in research and development activities and 5 were engaged in administration and management. Of the Company's employees, 4 hold Ph.D. degrees. The Company, from time to time, hires scientific consultants to work on certain of its research and development programs. The Company believes that it has been successful in attracting skilled and experienced scientific personnel; however, competition for such personnel is intense.

      None of the Company's employees is covered by a collective bargaining agreement. The Company's employees have executed confidentiality agreements. The Company considers relations with its employees to be good.

       The Company relies, in substantial part, and for the foreseeable future will rely, on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of manufacturing, regulatory approval and clinical management. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to the Company on a timely basis when needed, or that the Company could find qualified replacements. The Company's advisors and consultants generally sign agreements that provide for confidentiality of the Company's proprietary information. However, there can be no assurance that the Company will be able to maintain the confidentiality of the Company's technology, the dissemination of which could have a material adverse effect on the Company.

PROPERTY

      The Company's headquarters are located at 214 Carnegie Center, Suite 100, Princeton, New Jersey, where it leases approximately 4,000 square feet under a lease which expires July 31, 2002. In March 1997, the Company entered into a ten-year lease on approximately 10,500 square feet for use as a research and development facility in Edison, New Jersey, with a lease term commencing August 1, 1997. The Company also leases approximately 14,000 square feet in Albuquerque, New Mexico, which currently serves as the Company's research and development facility, under a lease which expires August 31, 1997. Upon expiration of the Albuquerque facility lease, the Company intends to close the Albuquerque facility and relocate all its research and development to the Edison facility.

LEGAL PROCEEDINGS

      In April 1996, prior to the Merger, the Company and one of its subsidiaries, Interfilm Technologies, Inc. (collectively, "IT"), filed a complaint initiating the IT Litigation in the Supreme Court of the State of New York, County of New York, against Sony for breach of contract and breach of duty of good faith and fair dealing, seeking contract damages of $18 million, punitive damages of $100 million and costs. The IT Litigation relates solely to the business activities of the Company prior to the Merger and, pursuant to the Merger, was included in certain assets and liabilities of the Company transferred to the Partnership solely for the benefit of the Company's stockholders as of June 21, 1996. Accordingly, the litigation is under the control of and at the expense of the Partnership, and the Company will receive no financial benefit from the litigation, even if the litigation is successfully concluded. The assets of the Partnership, including any proceeds from the IT Litigation, whether by judgment, settlement or otherwise, are available to indemnify the Company from certain liabilities arising out of the Merger.

      The causes of action in the IT Litigation relate to the actions or inactions of Sony under certain agreements entered into between IT and Sony in April 1993, and as amended in November 1993 and October 1994 (collectively, the "Sony-IT Agreement"). Pursuant to the original terms of the Sony-IT Agreement, Sony was obligated, among other things, to develop, produce, market, distribute and exhibit three Cinematic Games. Subsequently, at Sony's request, the Sony-IT Agreement was amended so that Sony's commitment to produce Cinematic Games was reduced to two Cinematic Games in exchange for, among other things, an increased financial marketing commitment by Sony. The first Sony-financed Cinematic Game was initially slated for release in the first half of 1994, which release was delayed until February 1995. Among other things, IT alleges that the delay in the opening of the first Cinematic Game, which delay IT alleges was primarily a result of Sony's failure to abide by the terms of the Sony-IT Agreement, seriously harmed IT. Under the terms of the amended Sony-IT Agreement, Sony was obligated to begin principal photography of the next Sony-financed Cinematic Game by May 15, 1995.

      In November 1996, Sony asserted two counterclaims in the IT Litigation, generally alleging that the Company's pre-Merger executives misrepresented their qualifications and breached the Sony-IT Agreement by not recruiting sufficient exhibitors. The counterclaims relate solely to the business activities of the Company prior to the Merger. A denial of the material allegations in the counterclaims has been filed on behalf of the Company in the IT Litigation. The Partnership is obligated to indemnify the Company from certain claims, including all liabilities and reasonable expenses and costs that the Company may incur as a result of the IT Litigation, and the Company is closely monitoring the IT Litigation. The Company has incurred no out-of-pocket expenses in connection with the IT Litigation. The Company believes that the Partnership's assets consist primarily of the IT Litigation, certain intellectual property assets and cash assets of approximately $75,000, with liabilities (primarily contingent on a recovery in the IT Litigation) totaling approximately $731,500. Based upon the opinion of the Company's counsel of record in the IT Litigation, the Company believes that the counterclaims are without merit. However, the Company may be liable in the event that a judgment is rendered against the Company on the counterclaims, and the assets of the Partnership may not be sufficient to provide full indemnification.

      The Company is involved in various other claims and litigations arising in the normal course of business, consisting of actions commenced against the Company prior to the Merger. Management believes that the outcome of such claims and litigation will not have a material adverse effect on the Company.



                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name and positions of the executive officers and directors of the Company:

NAME                            AGE     POSITION WITH THE COMPANY
-----------------------------------------------------------------
Edward J. Quilty (1)             46      Chairman of the Board, President, Chief
                                          Executive Officer and Director
Carl Spana, Ph.D.                34      Executive Vice President, Chief
                                          Technology Officer and Director
Charles Putnam                   44      Executive Vice President
John J. McDonough                33      Vice President and Chief Financial
                                          Officer
Michael S. Weiss (2)             31      Director
James T. O'Brien (2)             58      Director
Richard J. Murphy (1)            66      Director
John K.A. Prendergast, Ph.D. (1) 43      Director


------------------------


(1) Member of the Compensation Committee. Mr. Quilty, as President of the Company, is a member EX OFFICIO of the Compensation Committee.

(2)  Member of the Audit Committee.



     EDWARD J. QUILTY has been Chairman of the Board, President, Chief Executive Officer and a director of the Company since June 25, 1996, the effective date of the Merger, and has been Chief Executive Officer and a director of RhoMed since November 1995. From July 1994 through November 1995, Mr. Quilty was President, Chief Executive Officer and a director of MedChem Products, Inc. ("MedChem"), a publicly traded medical device company, which in September 1995 was merged into C.R. Bard, Inc. From March 1992 through July 1994, Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc. ("Life Medical"), a publicly traded biotechnology company. From January 1987 through October 1991, Mr. Quilty served as Executive Vice President of McGaw Inc., a publicly traded pharmaceutical company. Mr. Quilty is also Chairman of the Board and a director of Derma Sciences, Inc., a publicly traded medical device company. Mr. Quilty received his M.B.A. from Ohio University, and a B.S. from Southwest Missouri State University.

     CARL SPANA, Ph.D., has been a director of the Company since June 25, 1996, the effective date of the Merger, and has been a director of RhoMed since July 1995. Since June 1996, Dr. Spana has served as Executive Vice President and Chief Technology Officer of the Company and RhoMed. From May 1996 to June 1996, Dr. Spana was Vice President of Paramount Capital Investments, a biotechnology and biopharmaceutical merchant banking firm. From June 1993 to May 1996, Dr. Spana was Vice President of The Castle Group Ltd. ("Castle Group"), a medical venture capital firm. At Paramount Capital Investments and at Castle Group, Dr. Spana was responsible for discovering, evaluating, and commercializing biotechnologies. Through his work at Paramount Capital Investments and Castle Group, Dr. Spana co-founded several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly traded pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana is a director of and was Interim President of Avax Technologies, Inc. ("Avax"), a publicly traded medical technology company. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

      CHARLES PUTNAM has been Executive Vice President of the Company since June 25, 1996, the effective date of the Merger, and is responsible for operations, product development and regulatory and clinical affairs. From July 1994 to May 1996, Mr. Putnam was Executive Vice President, Research and Development, of MedChem. At MedChem, Mr. Putnam was responsible for product development, regulatory affairs, clinical research and quality control. From March 1993 to July 1994, Mr. Putnam was Vice President of Operations and Research and Development of Life Medical, where he was responsible for all aspects of manufacturing, product development and regulatory affairs for the company's commercial product line. From March 1983 to March 1993, Mr. Putnam was employed by American Cyanamid Corporation in a variety of positions, including Director of Device Development.

     JOHN J. McDONOUGH has been Vice President and Chief Financial Officer of the Company since June 25, 1996, the effective date of the Merger, and has been Vice President and Chief Financial Officer of RhoMed since December, 1995. From January 1992 through December 1995, Mr. McDonough was employed by MedChem in various positions, his final position being Vice President and Chief Financial Officer. Previously, Mr. McDonough was a manager with KPMG Peat Marwick. Mr. McDonough received his B.S. in Accountancy from Bentley College and is a candidate for an M.B.A. from Harvard Business School due to graduate in June 1998.

     MICHAEL S. WEISS has been a director of the Company since June 25, 1996, the effective date of the Merger, and has been a director of RhoMed since July 1995. Since November 1993, Mr. Weiss has been Associate General Counsel and then General Counsel of Paramount Capital Investments and Senior Managing Director of the Placement Agent. From 1991 to October 1993, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss also serves on the Board of Directors of Xytronyx, Inc., Avax, as Secretary of Atlantic Pharmaceuticals, Inc. ("Atlantic Pharmaceuticals"), and as interim Chairman of the Board and on the Board of Directors of Genta Incorporated and as Chairman of the Board and on the Board of Directors of Procept Inc., all publicly traded medical technology companies. Mr. Weiss received his J.D. from Columbia University School of Law and a B.S. in Finance from The State University of New York at Albany.

     JAMES T. O'BRIEN has been a director of the Company since August 1, 1996. Since November 1991, Mr. O'Brien has been Chairman of the Board of Access Corporation, a provider of employment software and information. Since July 1996, Mr. O'Brien has been President and Chief Executive Officer of O'Brien Marketing and Communications, an advertising and communications company. From 1989 to 1991 Mr. O'Brien was President and Chief Operating Officer of Elan Corporation, PLC, a publicly traded pharmaceutical company. From 1986 to 1989, Mr. O'Brien was President and Chief Executive Officer of O'Brien Pharmaceuticals, Inc. Prior to this, Mr. O'Brien held various management positions with Revlon Health Care Group, including President of USV Laboratories and the Armour Pharmaceutical Company; Lederle Laboratories; and Sandoz Pharmaceuticals, Inc. Mr. O'Brien is a director of
Carrington Laboratories, Inc., a publicly traded pharmaceutical and medical devices company, and Theratech, Inc., a publicly traded pharmaceutical and drug delivery company.

     RICHARD J. MURPHY has been a director of the Company since August 1, 1996. From May 1984 until his retirement in January 1993, Mr. Murphy was a Senior Vice President and director of Hoffmann LaRoche Inc., a pharmaceutical company, where he was responsible for two operating divisions, Roche Diagnostics and Roche Vitamin and Fine Chemicals. Mr. Murphy had held various marketing and administrative positions with Hoffmann LaRoche Inc. since 1964. Mr. Murphy is a director of I.D. Biomedical Corp., a publicly traded Canadian biotechnology firm, and D.G.I. Biotechnologies, a biotechnology firm.

     JOHN K.A. PRENDERGAST, Ph.D. has been a director of the Company since August 28, 1996. Dr. Prendergast has served as a Managing Director of Paramount Capital Investments since May 1996, and was a Managing Director of Castle Group from October 1991 to May 1996. Dr. Prendergast is a co-founder and director of Avigen, Inc. ("Avigen"), a medical technology company, and, from December 1992 to March 1996, served as a Vice President and the Treasurer of Avigen, Inc. Dr. Prendergast is a co-founder and director of Xenometrix, Inc., Avax, and Atlantic Pharmaceuticals, all publicly traded medical technology companies. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

      There are no family relationships between directors or executive officers.

      All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors.

      Certain of the officers and directors of the Company currently do and may from time to time in the future serve as officers or directors of other biopharmaceutical or biotechnical companies. There can be no assurance that such other companies will not in the future have interests in conflict with those of the Company. See "Risk Factors -- Certain Interlocking Relationships; Potential Conflicts of Interest."

BOARD COMMITTEES

      The Delaware General Corporation Law and the bylaws of the Company provide that the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more committees, each of which shall consist of one or more directors; presently, the Board of Directors annually elects from its members an Audit Committee and a Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews
                                      45
the adequacy of the Company's internal control procedures. The Audit Committee is composed of two non-employee directors, Mr. O'Brien and Mr. Weiss.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements, compensation plans and option grants for the Company's officers, key employees, directors and others. The Compensation Committee is composed of Mr. Murphy and Dr. Prendergast, with Mr. Quilty serving as a member EX OFFICIO as President of the Company.

COMPENSATION OF DIRECTORS

      Pursuant to the 1996 Stock Option Plan, which was adopted by the Board of Directors subject to stockholder approval, each director of the Company who is not an employee of the Company or of a parent or subsidiary of the Company (a "Non-Employee Director") will be granted, at the first meeting of the Board of Directors following each annual meeting of the stockholders of the Company, an option to purchase 10,000 shares of Common Stock at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, which options are to vest as to 25% per of the option granted during each year, starting one year after the date of grant (a "Non-Employee Director's Formula Option"). Any Non-Employee Director who is elected to the Board of Directors after August 28, 1996 and before the annual stockholders' meeting in any year will also be granted a Non-Employee Director's Formula Option to purchase a pro-rata portion of 10,000 shares equal to the portion of a year (measured in full calendar months) remaining until the next scheduled annual stockholders' meeting. All Non-Employee Directors serving on the date the Board of Directors adopted the 1996 Stock Option Plan (Richard J. Murphy, James T. O'Brien, John K.A. Prendergast and Michael S. Weiss) were granted initial Non-Employee Director's Formula Options to purchase 20,000 shares of Common Stock at an exercise price of $1.36 per share with the same exercise price and vesting conditions as regular Non-Employee Director's Formula Options.

      Non-Employee Directors are paid $12,000 per year, plus expenses, for services as a director. The Board of Directors agreed that in lieu of $4,000 which was due to each of the Non-Employee Directors as of December 1996, such directors may be granted a non-incentive stock option pursuant to the 1996 Stock Option Plan, subject to stockholder approval of the 1996 Stock Option Plan, to purchase 4,266 shares of Common Stock at an exercise price of $1.875 per share, which was the fair market value per share on the date of grant. Such options are immediately exercisable and expire ten (10) years from the date of grant. Mr. Murphy, Mr. O'Brien and Mr. Weiss were each granted such options. The Company paid no compensation to any director for services as a director during the ten-month period ended June 30, 1996. Employee directors are not separately compensated for services as a director, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the Board of Directors and any committees thereof. Service as a director is a condition of Edward J. Quilty's employment agreement, but such service is not separately compensated. See "Employment Agreements."

      In July 1996, the Company paid $36,000 to Buck A. Rhodes, Ph.D., a former director of the Company and RhoMed, as severance compensation for resigning from the board of RhoMed effective June 30, 1996. The resignation and severance pay were pursuant to the terms of a consulting agreement dated as of March 7, 1996, between RhoMed and Dr. Rhodes.

LIMITATION OF LIABILITY AND INDEMNIFICATION

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

      Article  V,  Section  3 of  the  Company's  Certificate  of  Incorporation
provides that to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director.

      Article VI of the Company's Certificate of Incorporation provides that the Company shall make the indemnification permitted under Section 145 of the Delaware General Corporation Law, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct. Article VI further provides that the Company may advance expenses for defending actions, suits or proceedings upon such terms and conditions as the Company's Board of Directors deems appropriate, and that the Company may purchase insurance on behalf of indemnified persons whether or not the Company would have the power to indemnify such persons under Section 145 the Delaware General Corporation Law.

      The Company's Bylaws contain substantially the same indemnification provisions as the Company's Certificate of Incorporation, summarized above.

      The Company's employment agreement with Edward J. Quilty requires the Company to indemnify and advance expenses to Edward J. Quilty, the Company's Chairman of the Board, President and Chief Executive Officer, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

      The Company has obtained a directors' and officers' liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act.

      In the agreements pursuant to which the Company has registered the Offered Shares (the "Registration") on Form SB-2 (the "Registration Statement"), the Company has agreed, to the extent permitted by law, to indemnify each Selling Stockholder (with the exception of Bioquest Venture Leasing Partnership L.P.), control persons of Selling Stockholders and underwriters of the Offered

Shares against liabilities arising out of untrue statements or omissions of material facts in the Registration Statement or this Prospectus, except to the extent that the untrue statement or omission is based on written information provided by the Selling Stockholder for inclusion in the Registration Statement or this Prospectus. Each Selling Stockholder (with the exception of Bioquest Venture Leasing Partnership L.P.) has agreed to indemnify the Company, its directors, officers and control persons, and underwriters of the Offered Shares against liabilities arising out of untrue statements or omissions of material facts in the Registration Statement or this Prospectus, but only to the extent that the untrue statement or omission is based on written information provided by the Selling Stockholder for inclusion in the Registration Statement or this Prospectus.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

1996 STOCK OPTION PLAN

      The Board of Directors has adopted, subject to stockholder approval, the 1996 Stock Option Plan, pursuant to which the Company may grant both incentive and non-incentive options to purchase up to 2,500,000 shares of Common Stock. Except for the Non-Employee Director's Formula Options and under certain circumstances regarding acquisitions being made by the Company, options are to have exercise prices not less than the fair market value of the Common Stock on the date of grant. Employees, non-employee directors and consultants of the Company and its subsidiaries to whom the Company grants options are eligible to participate in the 1996 Stock Option Plan. As of the date of this Prospectus, the Company had granted options to purchase an aggregate of 739,798 shares of Common Stock at exercise prices ranging from $1.36 to $2.00 per share. If the 1996 Stock Option Plan is not approved by the stockholders, the options already granted under the 1996 Stock Option Plan will automatically terminate. See "Description of Securities."



                            EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to the Company's Chief Executive Officer and the other named executive officers for the last three fiscal years. See note (1) to the following table, concerning the change in fiscal year end. With respect to the persons and periods covered in the following table, the Company made no restricted stock awards and had no long-term incentive plan payouts.

                           SUMMARY COMPENSATION TABLE


                                                                                                 LONG TERM
                                                                                                COMPENSATION
                                                                                                ------------
                                                                ANNUAL COMPENSATION                AWARDS
                                                      ----------------------------------------  ------------
                                                                                    OTHER        SECURITIES
                                                                                   ANNUAL        UNDERLYING     ALL OTHER
                                                        SALARY       BONUS      COMPENSATION      OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR(1)       ($)          ($)            ($)        SARS (#)(2)        ($)
- ---------------------------------------  -----------  ----------  -----------  ---------------  ------------  -------------
Edward J. Quilty,......................        1997   $  301,064      --             --             960,301(4)      --
  Chief Executive Officer(3)                   1996   $  184,794      --             --             712,297        --
                                               1995          N/A         N/A            N/A             N/A            N/A
Carl Spana, Ph.D.,.....................        1997   $  150,000      --             --             167,066        --
  Executive Vice President(5)                  1996   $    3,462      --             --             296,790    $    25,000(6)
                                               1995          N/A         N/A            N/A             N/A            N/A
Charles L. Putnam,.....................        1997   $  150,000      --             --             167,066        --
  Executive Vice President(7)                  1996   $    9.539      --             --             296,790        --
                                               1995          N/A         N/A            N/A             N/A            N/A

----------------------

(1) The Company's fiscal year ends on June 30. Due to a change in the Company's fiscal year end, fiscal year 1996 covers the ten-month transition period from September 1, 1995 to June 30, 1996. Fiscal year 1995 ended August 31, 1995 (RhoMed's former fiscal year end). All references to compensation before June 25, 1996 (the Merger date) relate to compensation paid or issued by RhoMed.

(2) The security underlying all options is Common Stock.

(3) Mr. Quilty became an employee and Chief Executive Officer of RhoMed on November 16, 1995 and became Chief Executive Officer of the Company on June 25, 1996.

(4) Includes an anti-dilution option to purchase 281,031 shares of Common Stock at $.05 per share granted on September 27, 1996, pursuant to the terms of Mr. Quilty's employment agreement with the Company. See "Employment Agreements" below. The September 27,

      1996 option replaced a canceled option to purchase the same number of shares at $1.36 per share, originally granted by RhoMed on June 21, 1996 and included in the 1996 total. The $1.36 per share price of the June 21, 1996 option was not in accordance with the terms of Mr. Quilty's employment agreement, so the Board of Directors replaced the June 21, 1996 option with the correctly priced September 27, 1996 option. Excluding that replacement option, the options granted during fiscal 1997 were to purchase a total of 679,270 shares.

(5) Dr. Spana became an employee of RhoMed on June 15, 1996 and an Executive Vice President of the Company on June 25, 1996. Before becoming an officer of the Company, he was a consultant to RhoMed.

(6) Consists of consulting fees paid by RhoMed.

(7) Mr. Putnam became an employee of RhoMed on June 3, 1996 and an Executive Vice President of the Company on June 25, 1996.



                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth the options granted to the named executive officers during the fiscal year ended June 30, 1997. The Company granted no stock appreciation rights ("SARs").


                     Number of     % of Total
                     Securities   Options/SARs    Exercise    Market
                     Underlying    Granted to     or Base    Price on   Expira-
                    Options/SARs    Employees      Price     the Date     tion
       Name         Granted (#)   in Fiscal Year   ($/Sh)    of Grant     Date

Edward J. Quilty      281,031(1)       17.77%      $0.05(1)   $2.62       none
                      120,000(2)        7.59%      $1.88      $1.88     12-12-06
                      330,168(3)       20.88%      $0.05(3)   $1.50       none
                      229,102(4)       14.49%      $1.24(6)   $1.50      6-2-07
Carl Spana, Ph.D.      60,000(2)        3.79%        $2.00    $2.00      1-3-07
                      107,066(5)        6.77%       $1.24(6)  $1.50      6-2-07
Charles L. Putnam      60,000(2)        3.79%        $2.00    $2.00      1-3-07
                      107,066(5)        6.77%       $1.24(6)  $1.50      6-2-07

----------------------

(1) Anti-dilution option granted pursuant to the Company's employment agreement with Mr. Quilty. During the employment term, the option vests in 29 equal monthly installments on
                                      50
     the 16th of each month. The closing price of the Common Stock on the date of grant, as reported on the Bulletin Board, was $2.62. See "Employment Agreements."

(2) Immediately exercisable. Granted under the 1996 Stock Option Plan, which is subject to stockholder approval.

(3) Anti-dilution option granted pursuant to the Company's employment agreement with Mr. Quilty. During the employment term, the option vests in 18 equal monthly installments on the 16th of each month following the date of grant. The closing price of the Common Stock on the date of grant, as reported on the Bulletin Board, was $1.50. See "Employment Agreements."

(4) Vests in 17 equal monthly installments on the 16th of each month after July 1, 1997.

(5) Vests in three equal installments, on July 1, 1997; July 1, 1998; and June 21, 1999.

(6) Non-plan option. The closing price of the Common Stock on the date of grant, as reported on the Bulletin Board, was $1.50.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

      The following table sets forth each option exercise by a named executive officer during the fiscal year ended June 30, 1997. Only Edward J. Quilty exercised any options. The Company has no outstanding SARs. Fiscal year-end values are based on a last reported sale price for the Common Stock, as reported on the Bulletin Board on June 30, 1997, of $1.53125 per share.


                                             Number of )
                                              Securities          Value of
                                              Underlying         Unexercised
                                             Unexercised        In-the-Money
                                           Options/SARs at      Options/SARs
                     Shares                   FY-End (#)        at FY-End ($)
                    Acquired     Value
                   on Exercise  Realized     Exercisable/       Exercisable/
Name                   (#)      ($) (1)     Unexercisable       Unexercisable
----                  -----    ---------    -------------       -------------
Edward J. Quilty     191,673    $310,065   290,569/909,325   $252,504/$1,073,451
Carl Spana, Ph.D.       0         --       257,860/205,996     $33,884/$48,125
Charles L. Putnam       0         --       158,930/304,926     $16,942/$65,066

----------------------

(1) Value realized is the closing market price of the stock on the date of exercise less the option price, multiplied by the number of shares acquired on exercise.

EMPLOYMENT AGREEMENTS

     Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Each officer shall hold his position until his successor is appointed and qualified. Mr. Quilty, Dr. Spana and Mr. Putnam each hold their offices pursuant to employment agreements.

      Subsequent to the Merger, the Company adopted, with amendments as required to reflect the Merger, an employment agreement entered into on November 16, 1995 between RhoMed and Edward J. Quilty. Pursuant to this agreement, Mr. Quilty is serving as President and Chief Executive Officer of the Company and RhoMed. The initial term of the employment agreement was one year and it is automatically renewed for successive twelve-month periods unless either party gives written notice to the contrary, or unless the agreement is otherwise terminated. Mr. Quilty's minimum base salary is $300,000 per year; his current salary is $321,000 per year. The Company has agreed to reimburse Mr. Quilty for premiums and other payments to maintain a $1,000,000 term life insurance policy issued in 1992 for the benefit of Mr. Quilty and his designees. Mr. Quilty may also participate in any benefit plans available to other senior executives of the Company, and in any directors' and officers' liability insurance which the Company maintains. Pursuant to the employment agreement, RhoMed issued to Mr. Quilty an option to purchase common stock equal to a 10% fully diluted equity interest in RhoMed as of November 16, 1995, at a price of $0.01 per share, to vest in 36 equal increments monthly during the term of the employment agreement. By operation of the Merger, that option became an option for 431,266 shares of Common Stock at an exercise price of $0.05 per share (rounded to the nearest cent). To date, Mr. Quilty has exercised that option as to 191,673 shares. The agreement also provides for anti-dilution protections which, among other things, require the Company to issue additional options with the same exercise price as the original option, so that Mr. Quilty shall, at all times, have options in the aggregate to purchase the number of shares of Common Stock (together with Common Stock purchased on the exercise of such options) equal to not less than 3.75% of the Company's outstanding Common Stock on a fully diluted basis. Pursuant to the anti-dilution protections, the Company has issued to Mr. Quilty additional anti-dilution options to purchase an aggregate of 611,199 shares of Common Stock, which options vest in equal monthly increments so as to become fully vested 36 months after the commencement of the employment agreement. For a period of five (5) years after the first anniversary of the Company's initial post-Merger public offering, Mr. Quilty has piggy-back registration rights as to all Common Stock which he owns. If the Company terminates the employment agreement for "cause," or if Mr. Quilty terminates the agreement without "good reason," then the Company's payment obligation is limited to amounts earned through the termination date, and the option will be exercisable only to the extent vested. If Mr. Quilty elects to terminate the employment agreement following a post-Merger change in control of the Company, then the Company's payment obligation is limited to amounts earned through the termination date, but the option will immediately become exercisable in full. If the Company terminates the employment agreement without cause, or in the event of Mr. Quilty's death or disability, or if Mr. Quilty terminates the employment agreement with good reason, then in addition to amounts earned through the termination date, the Company must pay Mr. Quilty one year of his then current base salary. "Cause," as defined in the employment agreement, consists of fraud, felony conviction, refusal to carry out instructions of the Board of Directors, or governmental disqualification (all as defined in the employment agreement). "Good reason," as defined in the employment agreement, consists of breach by the Company of its obligations under the employment agreement. The employment agreement also includes non-competition, confidentiality and indemnification covenants.

      Carl Spana, Ph.D., and Charles Putnam have each entered into employment agreements with the Company dated September 27, 1996, pursuant to which each is serving as an Executive Vice President of the Company for a three-year period commencing June 21, 1996. Effective June 21, 1997, the base salary for each is $160,500 per year. Each is entitled to participate in all bonus and benefit programs that the Company establishes, to the extent his position, tenure, salary, age, health and other qualifications make him eligible to participate. Each agreement allows either the Company or the employee to terminate the agreement on thirty (30) days' notice, and contains other provisions for termination by the Company for "cause," or by the employee for "good reason" after a "change in control" (all as these terms are defined in the respective agreements). Early termination may, in some circumstances, result in accelerated vesting of stock options and/or severance pay for a nine-month period at the rate of base salary, cash bonus and benefits then in effect. Each agreement contains non-competition and confidentiality covenants.



                            PRINCIPAL STOCKHOLDERS

      Set forth below is information, as of the date of this Prospectus, concerning the stock ownership and voting power of all persons (or groups of persons) known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock or Series A Convertible Preferred Stock, each director of the Company, each of the executive officers included in the Summary Compensation Table and all directors and executive officers of the Company as a group.



                                                 AMOUNT AND
                                                 NATURE OF     PERCENT  PERCENT
 TITLE OF   NAME AND ADDRESS                     BENEFICIAL       OF   OF VOTING
  CLASS    OF BENEFICIAL OWNER                 OWNERSHIP (1)(2)  CLASS  POWER(2)
 -------   -------------------                 ----------------  -----  --------

Common    Edward J. Quilty                     642,710(3)           5.1%     *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

Common    Carl Spana, Ph.D.                    340,243(4)           2.7%     *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

                                    AMOUNT AND NATURE   PERCENT OF   PERCENT OF
 TITLE OF     NAME AND ADDRESS        OF BENEFICIAL        CLASS      VOTING
  CLASS      OF BENEFICIAL OWNER    OWNERSHIP (1)(2)                 POWER(2)
 -------     -------------------    -----------------                --------
  Class      of Beneficial Owner    Ownership (1)(2)                 Power(2)
Common    Charles L. Putnam                    194,618(5)           1.6%     *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

Common    Michael S. Weiss                     107,321(6)           *        *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

Common    James T. O'Brien                       9,266(7)           *        *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

Common    Richard J. Murphy                      9,266(7)           *        *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

Common    John K.A. Prendergast, Ph.D.          51,695(8)           *        *
Stock     c/o Palatin Technologies, Inc.
          214 Carnegie Center, Suite 100
          Princeton, NJ 08540

Common    Lindsay A. Rosenwald, M.D.         4,245,212(9)          31.6%   16.2%
Stock     787 Seventh Avenue
          New York, NY 10019

Common    RAQ, LLC                           1,657,070(10)         13.6%    7.1%
Stock     787 Seventh Avenue
          New York, NY 10019

Common    Paramount Capital Asset            2,322,159(11)         17.6%    9.1%
Stock       Management, Inc.
          787 Seventh Avenue
          New York, NY 10019

                                                 AMOUNT AND
                                                 NATURE OF     PERCENT  PERCENT
 TITLE OF   NAME AND ADDRESS                     BENEFICIAL       OF   OF VOTING
  CLASS    OF BENEFICIAL OWNER                 OWNERSHIP (1)(2)  CLASS  POWER(2)
 -------   -------------------                 ----------------  -----  --------

Common    The Aries Trust                    1,588,797(12)         12.4%    6.3%
Stock     c/o MeesPierson (Cayman)
              Limited
          P.O. Box 2003
          British American Centre,
              Phase 3
          Dr. Roy's Drive
          George Town, Grand Cayman

Common    Aries Domestic Fund, L.P.            733,362(13)          5.9%    2.8%
Stock     787 Seventh Avenue
          New York, NY 10019

Common    Essex Woodlands Health             1,209,677(14)          9.0%    5.2%
Stock       Ventures, L.P. Fund III
          2170 Buckthorne, Suite 170
          The Woodlands, TX  77380

Series A  Lindsay A. Rosenwald, M.D.            10,000(15)          7.3%    3.5%
Preferred 787 Seventh Avenue
Stock     New York, NY 10019

Series A  Paramount Capital Asset               10,000(16)          7.3%    3.5%
Preferred   Management, Inc.
Stock     787 Seventh Avenue
          New York, NY 10019

Series A  Essex Woodlands Health                15,000             10.9%    5.2%
Preferred   Ventures, L.P. Fund III
Stock     2170 Buckthorne, Suite 170
          The Woodlands, TX  77380

          All directors and executive        1,385,576(17)         10.5%    1.5%
          officers as a group (eight (8)
          persons)

------------

*Less than one percent.

(1) With respect to Common Stock, this column includes shares of Common Stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days following the date of this Prospectus, and shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock. Includes options granted under and subject to stockholder approval of the 1996 Stock Option Plan which are exercisable within 60 days following the date of this Prospectus. In the event that the 1996 Stock Option Plan is not approved, the grant of such options will be void. No director or officer owns any Series A Preferred Stock. Beneficial ownership includes direct or indirect voting or investment power. All shares listed in the table are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.


(2) The Common Stock has one vote for each share and the Series A Convertible Preferred Stock has approximately 80.6 votes for each share, subject to adjustment upon the occurrence of certain events. Voting power is calculated on the basis of the aggregate of Common Stock and Series A Convertible Preferred Stock outstanding as of the date of this Prospectus. On the date of this Prospectus there were 12,164,444 shares of Common Stock outstanding and 137,780 shares of Series A Convertible Preferred Stock outstanding, entitled to a maximum of 11,111,208 votes in the aggregate. In the case of Series A Convertible Preferred Stock voting separately as a class, voting power is equal to the percent of the class owned.

(3) Includes (i) 71,878 shares of Common Stock issuable upon exercise of options granted pursuant to RhoMed's 1995 Employee Incentive Stock Option Plan, of which options with respect to 47,919 shares of Common Stock are currently exercisable and options with respect to 23,959 shares of Common Stock will become exercisable within 60 days following the date of this Prospectus; (ii) 120,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan); (iii) 218,730 shares of Common Stock issuable upon exercise of anti-dilution options granted by the Company, of which options with respect to 162,664 shares of Common Stock are currently exercisable and options with respect to 56,066 shares of Common Stock will become exercisable within 60 days following the date of this Prospectus; and (iv) 40,429 shares of Common Stock issuable upon exercise of non-plan options, of which options with respect to 13,476 shares of Common Stock are currently exercisable and options with respect to 26,953 shares of Common Stock will become exercisable within 60 days following the date of this Prospectus. Does not include 748,856 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following the date of this Prospectus.

(4) Includes (i) 197,860 shares of Common Stock issuable upon exercise of currently exercisable options granted pursuant to RhoMed's 1995 Employee Incentive and Non-Qualified Stock Option Plans; (ii) 60,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan); and (iii) 35,688 shares of Common Stock issuable upon exercise of non-plan options. Does not include 170,308 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following the date of this Prospectus.

(5) Includes (i) 98,930 shares of Common Stock issuable upon exercise of currently exercisable options granted pursuant to RhoMed's 1995 Employee Incentive and Non-Qualified Stock Option Plans; (ii) 60,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan); and (iii) 35,688 shares of Common Stock issuable upon exercise of non-plan options. Does not include 269,238 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following the date of this Prospectus.

(6) Includes (i) 46,353 shares of Common Stock issuable upon exercise of currently exercisable warrants; and (ii) 9,266 shares of Common Stock issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan), of which options with respect to 4,266 shares of Common Stock are currently exercisable and options with respect to 5,000 shares of Common Stock will become exercisable within 60 days following the date of this Prospectus. Does not include 15,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan not exercisable within 60 days following the date of this Prospectus (assuming adoption of the 1996 Stock Option Plan).

(7) Represents 9,266 shares of Common Stock issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan), of which options with respect to 4,266 shares of Common Stock are currently exercisable and options with respect to 5,000 shares of Common Stock will become exercisable within 60 days following the date of this Prospectus. Does not include 15,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan not exercisable within 60 days following the date of this Prospectus (assuming adoption of the 1996 Stock Option Plan).

(8) Includes 5,000 shares of Common Stock issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan), which will become exercisable within 60 days following the date of this Prospectus. Does not include 15,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Option Plan not exercisable within 60 days following the date of this Prospectus (assuming adoption of the 1996 Stock Option Plan).

(9) Includes (i) 265,983 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Dr. Rosenwald; (ii) 1,657,070 shares of Common Stock owned by RAQ, LLC, of which Dr. Rosenwald is President; (iii) 930,939 shares of Common Stock outstanding and 524,193 shares of Common Stock issuable upon conversion of 6,500 shares of Series A Convertible Preferred Stock, owned by The Aries Trust, a Cayman Islands trust ("The Aries Trust"); (iv) 372,757 shares of Common Stock outstanding and 282,258 shares of Common Stock issuable upon conversion of 3,500 shares of Series A Convertible Preferred Stock, owned by Aries Domestic Fund, L.P. ("Aries Domestic Fund"); (v) 78,347 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Aries Domestic Fund; and (vi) 133,665 shares of Common Stock issuable upon exercise of currently exercisable warrants held by The Aries Trust. Dr. Rosenwald shares voting and

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



      investment power as to the foregoing shares. Dr. Rosenwald is the Chairman of the Board and President of Paramount Capital Asset Management, Inc., which is the general partner of Aries Domestic Fund and the investment manager of The Aries Trust, and as such may be deemed to be the beneficial owner of shares held by Aries Domestic Fund and The Aries Trust, and may disclaim beneficial ownership. Does not include (i) any shares of Common Stock owned by employees of the Placement Agent or Paramount Capital Investments of which Dr. Rosenwald is the Chairman of the Board and President; (ii) warrants to purchase 25,000 shares of Common Stock which are issuable to The Placement Agent or its designees pursuant to a financial advisory services agreement; or (iii) Preferred Stock Placement Warrants to purchase 13,778 shares of Series A Convertible Preferred Stock, convertible into approximately 1,111,129 shares of Common Stock, which will not be exercisable until November 1997.

(10) RAQ, LLC shares voting and investment power as to these shares. All of the shares of Common Stock owned by RAQ, LLC are also included in the beneficial ownership of Lindsay A. Rosenwald, M.D., as explained in note
      (9) above.

(11) Includes (i) 930,939 shares of Common Stock outstanding and 524,193 shares of Common Stock issuable upon conversion of 6,500 shares of Series A Convertible Preferred Stock, owned by The Aries Trust; (ii) 372,757 shares of Common Stock outstanding and 282,258 shares of Common Stock issuable upon conversion of 3,500 shares of Series A Convertible Preferred Stock, owned by Aries Domestic Fund; (iii) 78,347 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Aries Domestic Fund; and (iv) 133,665 shares of Common Stock issuable upon exercise of currently exercisable warrants held by The Aries Trust. Paramount Capital Asset Management, Inc. shares voting and investment power as to the foregoing shares. Paramount Capital Asset Management, Inc. is the general partner of Aries Domestic Fund and the investment manager of The Aries Trust, and as such may be deemed to be the beneficial owner of shares held by Aries Domestic Fund and The Aries Trust, and may disclaim beneficial ownership. All of the shares owned or purchasable by Paramount Capital Asset Management, Inc. are also included in the beneficial ownership of Lindsay A. Rosenwald, M.D., as explained in note (9) above.

(12) Includes (i) 524,193 shares of Common Stock issuable upon conversion of 6,500 shares of Series A Convertible Preferred Stock; and (ii) 133,665 shares of Common Stock issuable upon exercise of currently exercisable warrants. The Aries Trust shares voting and investment power as to the foregoing shares. All of the shares owned or purchasable by The Aries Trust are also included in the beneficial ownership of Lindsay A.
      Rosenwald, M.D. and of Paramount Capital Asset Management, Inc., as explained in notes (9) and (11) above.

(13) Includes (i) 282,258 shares of Common Stock issuable upon conversion of 3,500 shares of Series A Convertible Preferred Stock; and (ii) 78,347 shares of Common Stock issuable upon exercise of currently exercisable warrants. Aries Domestic Fund shares voting and investment power as to the foregoing shares. All of the shares owned or purchasable by Aries Domestic Fund are also included in the beneficial ownership of Lindsay A.
      Rosenwald, M.D. and of Paramount Capital Asset Management, Inc., as explained in notes (9) and (11) above.

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



(14) Represents shares of Common Stock issuable on conversion of 15,000 shares of Series A Convertible Preferred Stock.

(15) Includes (i) 6,500 shares of Series A Convertible Preferred Stock owned by The Aries Trust; and (ii) 3,500 shares of Series A Convertible Preferred Stock owned by Aries Domestic Fund. Dr. Rosenwald shares voting and investment power as to the foregoing shares. See note (9) above. Does not include Preferred Stock Placement Warrants to purchase 13,778 shares of Series A Convertible Preferred Stock, which will not be exercisable until November 1997.

(16) Includes (i) 6,500 shares of Series A Convertible Preferred Stock owned by The Aries Trust; and (ii) 3,500 shares of Series A Convertible Preferred Stock owned by Aries Domestic Fund. Paramount Capital Asset Management, Inc. shares voting and investment power as to the foregoing shares. See note (11) above.

(17) Includes 1,048,811 shares of Common Stock issuable on exercise of options or warrants, of which 921,833 are currently exercisable and 126,978 will become exercisable within 60 days from the date of this Prospectus. Of the shares of Common Stock issuable on exercise of options, 252,798 shares of Common Stock are issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming adoption of the 1996 Stock Option Plan). Does not include 1,339,777 shares of Common Stock issuable upon exercise of options not exercisable within 60 days following the date of this Prospectus, of which 60,000 are issuable upon exercise of options granted pursuant to the 1996 Stock Option Plan (assuming stockholders approve the 1996 Stock Option Plan).



                             CERTAIN TRANSACTIONS

     In November 1996, the Company engaged the Placement Agent to act as exclusive placement agent for the Series A Offering. Mr. Weiss and Dr. Prendergast, directors of the Company, recused themselves from voting on the matter, and the Series A Offering was approved by a vote of the disinterested directors. Mr. Weiss is an officer of the Placement Agent and Paramount Capital Investments, an affiliate of the Placement Agent, and Dr. Prendergast is Managing Director of Paramount Capital Investments. As placement agent, the Placement Agent received a 9% commission, amounting to $1,240,020, and a 4% non-accountable expense allowance, amounting to $551,120, on the gross proceeds of the Series A Offering, for an aggregate total of $1,791,140, and Preferred Stock Placement Warrants to purchase 13,778 shares of Series A Convertible Preferred Stock, at an exercise price of $110 per share offering price. The Company also agreed to indemnify the Placement Agent against certain liabilities, including liabilities arising under the Securities Act, in connection with the Series A Offering.

      Pursuant to the placement agency agreement for the Series A Offering, the Company entered into an introduction agreement with the Placement Agent (the "Introduction Agreement"), under which the Placement Agent acts as the Company's non-exclusive financial advisor for a minimum period of eighteen (18) months commencing January 1, 1997, and will receive (i) out-of-pocket expenses incurred in connection with services performed under the Introduction Agreement, (ii) a retainer of $72,000 and (ii) percentage or lump sum success fees in the event that the Placement

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



Agent assists the Company in connection with certain financing and strategic transactions. The Introduction Agreement replaced a similar agreement in effect from September 1, 1996 through December 31, 1996, pursuant to which the Placement Agent received a retainer of $5,000 per month and a warrant to purchase 25,000 shares of Common Stock at $2.25 per share.

      Prior to the Merger, the Placement Agent served as placement agent for an offering of shares of RhoMed common stock (the "RhoMed Common Stock Offering") authorized by RhoMed's board of directors on March 4, 1996; the RhoMed Class B Offering authorized by RhoMed's board of directors on November 27, 1995; and the RhoMed Class A Offering authorized by RhoMed's board of directors on July 28, 1995. In the RhoMed Class A Offering, the RhoMed Class B Offering and the RhoMed Common Stock Offering, RhoMed paid the Placement Agent commissions and fees of $90,000, $110,500 and $1,253,902, respectively, and issued warrants to the Placement Agent to purchase RhoMed common stock, which as a result of the Merger were converted into warrants to purchase 82,949 shares of Common Stock at $0.05 per share; 7,834 shares of Common Stock at $1.63 per share; and 711,184 shares of Common Stock at $1.63 per share, respectively.

      Effective April 1995, RhoMed entered into a letter of intent with Castle Group under which (i) Castle Group agreed to arrange for a line of credit of up to $300,000 to finance ongoing operations of RhoMed; (ii) Castle Group agreed to arrange for future financings for RhoMed; and (iii) RhoMed agreed to sell to Castle Group or its designees, for nominal consideration, 4,000,000 shares of RhoMed Series A Convertible Preferred Stock. This resulted, at the time of the investment, in Castle Group and affiliates of Castle Group obtaining majority ownership and control of RhoMed. Castle Group is owned by Lindsay A. Rosenwald, M.D., and is under common control with the Placement Agent. Pursuant to the letter of intent, RhoMed borrowed the maximum amount, and paid off the line of credit in full in September 1995. The average interest rate for the line of credit was 10.90% and the total interest paid was $8,005.

      On July 24, 1995, Michael S. Weiss and Carl Spana, Ph.D., were appointed to the board of directors of RhoMed. Dr. Spana was an employee of Paramount Capital Investments at the time of his appointment to RhoMed's board of directors. The RhoMed Class A Offering was ratified by disinterested stockholders of RhoMed on August 15, 1995; the RhoMed Class B Offering was approved by disinterested directors with Mr. Weiss and Dr. Spana abstaining; and the placement agent for the RhoMed Common Stock Offering was selected by an offering committee of RhoMed's board of directors, consisting of disinterested directors.

      As a result of the RhoMed offerings described above, Dr. Rosenwald, Mr. Weiss, and Dr. Spana received equity securities of the Company in the following amounts: Dr. Rosenwald received warrants to purchase 60,319 shares of Common Stock at $0.05 per share and warrants to purchase 205,664 shares of Common Stock at $1.63 per share; RAQ, LLC, a company controlled by Dr. Rosenwald, received 1,657,070 shares of Common Stock; Mr. Weiss received 51,702 shares of Common Stock, warrants to purchase 5,858 shares of Common Stock at $0.05 per share and warrants to purchase 40,495 shares of Common Stock at $1.63 per share; and Dr. Spana received 46,695 shares of Common Stock.

     Dr. Rosenwald is the president and sole stockholder of Paramount Capital Asset Management, Inc., the general partner of Aries Domestic Fund and investment manager of The Aries Trust

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



(together, the "Aries Entities"). The Aries Entities taken together purchased the following equity securities: 10,000 shares of Series A Convertible Preferred Stock, convertible into 806,451 shares of Common Stock, 1,290,696 shares of Common Stock, warrants to purchase 18,433 shares of Common Stock at $.68 per share, and warrants to purchase 55,299 shares of Common Stock at $.05 per share. Following the RhoMed Common Stock Offering, the Placement Agent assigned to the Aries Entities those portions of the Placement Agent's placement agent warrants attributable to the Common Stock purchases of the Aries Entities, consisting of warrants to purchase 129,068 shares of Common Stock at $1.63 per share.

     Mr.  Quilty,  Dr. Spana,  Mr. Putnam and  Non-Employee  Directors have been
granted  options  to  purchase  Common  Stock.  See   "Management,"   "Executive
Compensation" and "Principal Stockholders."

      Buck A. Rhodes, Ph.D. was a director of RhoMed from inception until June 30, 1996, was President of RhoMed from inception until March 7, 1996, and was a director of the Company from June 25, 1996 through June 30, 1996. Under a consulting agreement dated March 7, 1996 between Dr. Rhodes and RhoMed, Dr. Rhodes was paid $51,023 in accrued salary and $36,000 as severance compensation for resigning from the board of RhoMed, and is being paid $6,833 per month from April 1996 through March 1998 for consulting services.



                           DESCRIPTION OF SECURITIES

      The Company is authorized to issue 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Board of Directors has adopted and submitted to stockholders for approval at the special meeting of stockholders scheduled for August 21, 1997 (the "Special Meeting"), amendments to the Company's Certificate of Incorporation which would (i) increase the authorized shares of Common Stock to 75,000,000 shares and the authorized shares of Preferred Stock to 10,000,000 shares; and (ii) effect a reverse stock split of the Common Stock (such split to combine a number of outstanding shares of Common Stock between two (2) and four (4), such number consisting of only whole shares and tenths of shares, into one (1) share of common stock), depending upon a determination by the Board of Directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorize the Board of Directors to file one such amendment prior to December 31, 1997. The Board of Directors has also adopted and submitted to stockholders for approval at the Special Meeting the 1996 Stock Option Plan which authorizes the Company to issue stock options for up to 2,500,000 shares of Common Stock (of which options to purchase 739,798 shares have previously been granted subject to stockholder approval of the 1996 Stock Option Plan).

COMMON STOCK

      As of the date of this Prospectus, there are 12,164,444 shares of Common Stock outstanding, and a maximum of 16,549,857 shares of Common Stock issuable on conversion or exercise of securities convertible into or exercisable for Common Stock. Holders of Common Stock have one vote per share and have no preemption rights. Holders of Common Stock have the right to participate ratably in all distributions, whether of dividends or assets in liquidation, dissolution or

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



winding up, subject to any superior rights of holders of Preferred Stock outstanding at the time. See "Preferred Stock" and "Series A Convertible Preferred Stock."

PREFERRED STOCK

      The Board of Directors has the right, without the consent of holders of Common Stock, to designate and issue one or more series of Preferred Stock, which may be convertible into Common Stock at a ratio determined by the Board of Directors, and which may bear rights superior to Common Stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The issuance of a series of Preferred Stock in response to an attempt to change control of the Company could have the effect of delaying, deferring or preventing the change in control. The holders of the Series A Convertible Preferred Stock have special voting rights
(described below) which could have the effect of delaying, deferring or preventing a change in control without the consent of two-thirds of the holders of Series A Convertible Preferred Stock then outstanding.

SERIES A CONVERTIBLE PREFERRED STOCK

      The Board of Directors has established one series of 264,000 shares of Preferred Stock, the Series A Convertible Preferred Stock, of which 137,780 shares are outstanding and 13,778 shares are issuable upon exercise of the Preferred Stock Placement Warrants. The Series A Convertible Preferred Stock has the rights and preferences set forth below.

      OPTIONAL CONVERSION. Each share of Series A Convertible Preferred Stock is convertible at any time, at the option of the holder, into the number of shares of Common Stock equal to $100 divided by the "Conversion Price" (as defined in the Certificate of Designations for the Series A Convertible Preferred Stock). The current Conversion Price is $1.24, so each share of Series A Convertible Preferred Stock is currently convertible into approximately 80.6 shares of Common Stock (fractional shares will be cashed out on conversion, and do not vote). The Conversion Price is subject to adjustment. As of the date of this Prospectus, no holder has converted any Series A Convertible Preferred Stock.

      MANDATORY CONVERSION. Commencing May 9, 1998, the Company may, at its option, cause the conversion of the Series A Convertible Preferred Stock, in whole or in part, on a pro rata basis, into Common Stock at the conversion rate in effect at that time, if the closing bid price of the Common Stock has exceeded 200% of the then applicable Conversion Price for at least twenty (20) trading days in any thirty (30) consecutive trading day period ending three (3) days prior to the date of conversion.

      ADJUSTMENTS TO THE CONVERSION PRICE. The Conversion Price is subject to adjustment, under certain circumstances, upon the sale or issuance of Common Stock for consideration per share less than either (i) the Conversion Price in effect on the date of such sale or issuance, or (ii) the market price of the Common Stock as of the date of such sale or issuance. The Conversion Price is also subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of Common Stock outstanding.

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



      CONVERSION PRICE RESET EVENT. The Conversion Price is subject to adjustment on May 9, 1998 (the "Reset Date") if the average closing bid price of the Common Stock for the thirty (30) consecutive trading days immediately preceding the Reset Date (the "Reset Trading Price") is less than 130% of the then applicable Conversion Price (a "Reset Event"). Upon a Reset Event, the Conversion Price will be reduced to greater of (i) the Reset Trading Price divided by 1.3 or (ii) 50% of the Conversion Price in effect before the Reset Event.

      REPURCHASE OR CASH-OUT OPTION. In the event that the Company has not, by February 3, 1998, authorized a sufficient number of shares of Common Stock to permit conversion in full of all outstanding Series A Convertible Preferred Stock, then each holder will be entitled, at the holder's option, to require the Company to repurchase the holder's shares of Series A Convertible Preferred Stock at $100 per share. In the event that on the date when a holder elects to convert, the Company has not authorized a sufficient number of shares of Common Stock to permit conversion in full of the holder's Series A Convertible Preferred Stock, then the holder will be entitled, at the holder's option, to receive the fair market value per share of Common Stock which the holder would have received, if the Company had authorized sufficient Common Stock to permit the conversion.

      DIVIDEND AND DISTRIBUTION PREFERENCE. The Company may not pay a dividend or make any distribution to holders of any other capital stock of the Company unless and until the Company first pays a special dividend or distribution of $100 per share to the holders of Series A Convertible Preferred Stock, and unless holders of two-thirds of the Series A Convertible Preferred Stock approve the dividend.

      LIQUIDATION PREFERENCE. Upon (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving entity or in which the shares of Common Stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A Convertible Preferred Stock then outstanding will first be entitled to receive, pro rata and in preference to the holders of any other capital stock, an amount per share equal to $100 plus accrued but unpaid dividends, if any.

      VOTING RIGHTS. Each holder of Series A Convertible Preferred Stock has the number of votes equal to the number of shares of Common Stock issuable upon conversion of the holder's Series A Convertible Preferred Stock at the record date for determination of the stockholders entitled to vote or, if no record date is established, at the date a vote is taken. So long as a majority of the Series A Convertible Preferred Stock outstanding as of May 9, 1997 and issuable upon exercise of the Placement Agent's Warrants remain outstanding or issuable, the approval of holders of 66-2/3% of the Series A Convertible Preferred Stock then outstanding is required for (i) any alteration of the Company's charter documents or bylaws that would adversely affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Convertible Preferred Stock; (ii) the declaration or payment of any dividend on any other securities or the repurchase of any securities of the Company other than the Series A Convertible Preferred Stock; and (iii) authorization or issuance, or increase the authorized amount of, any security ranking prior to the Series A Convertible Preferred

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



Stock as to liquidation, payment of dividends or distributions or voting rights. Except as provided above or as required by applicable law, the holders of the Series A Convertible Preferred Stock will be entitled to vote together with the holders of the Common Stock and not as a separate class.

PREFERRED STOCK PLACEMENT WARRANTS

      Pursuant to a Placement Agency Agreement, dated as of November 15, 1996, between the Company and the Placement Agent, the Company has issued Preferred Stock Placement Warrants to the Placement Agent. See "Selling Stockholders" and "Certain Transactions." The Preferred Stock Placement Warrants are exercisable for a period of five (5) years commencing in November 1997, at a price of $110 per share of Series A Convertible Preferred Stock (110% of the offering price per share for the Series A Convertible Preferred Stock). The Preferred Stock Placement Warrants contain a cashless exercise feature and anti-dilution provisions. As of the date of this Prospectus, no holder has exercised any Preferred Stock Placement Warrants.

COMMON STOCK PLACEMENT WARRANTS

      Pursuant to a Placement Agency Agreement, dated as of March 5, 1996, between the Company and the Placement Agent, the Company has issued Common Stock Placement Warrants to designees of the Placement Agent. See "Selling Stockholders" and "Certain Transactions." The Common Stock Placement Warrants are exercisable until June 25, 2006 at a price of approximately $1.6275 per share of Common Stock. The Common Stock Placement Warrants contain a cashless exercise feature and anti-dilution provisions. As of the date of this Prospectus, no holder has exercised any Common Stock Placement Warrants.

CLASS C WARRANTS

      In connection with the Merger, RhoMed issued Class C Warrants, primarily to pre-Merger directors and officers of the Company. See "Selling Stockholders." Pursuant to the Merger, the Class C Warrants became exercisable for Common Stock. The Class C Warrants are exercisable until June 24, 2000, at an exercise price of approximately $2.1699 per share. The Class C Warrants contain anti-dilution provisions and a call provision. As of the date of this Prospectus, no holder has exercised any Class C Warrants.

CLASS B WARRANTS

      RhoMed issued Class B Warrants in a private offering in 1995 and 1996. Pursuant to the Merger, the Class B Warrants became exercisable for Common Stock. The Class B Warrants are exercisable for ten years from the date of issue (between December 8, 1995 and February 15, 1996), at an exercise price of approximately $0.6781 per share of Common Stock. The Class B Warrants contain anti-dilution provisions and are subject to early termination under certain circumstances. As of the date of this Prospectus, no holder has exercised any Class B Warrants.

CLASS B PLACEMENT WARRANTS

     Pursuant to a Placement Agency Agreement, dated as of December 8, 1995, between RhoMed and the Placement Agent, RhoMed issued Class B Placement Warrants to designees of the Placement Agent. See "Selling Stockholders" and "Certain Transactions." Pursuant to the Merger, the Class B Placement Warrants became exercisable for Common Stock. The Class B Placement Warrants are exercisable until February 15, 2006 at an exercise price of approximately $1.6275 per share of Common Stock. The Class B Placement Warrants contain a cashless exercise feature and anti-dilution provisions. As of the date of this Prospectus, no holder has exercised any Class B Placement Warrants.

CLASS A WARRANTS

      RhoMed issued Class A Warrants in a private offering in 1995. Pursuant to the Merger, the Class A Warrants became exercisable for Common Stock. The Class A Warrants are exercisable for ten years from the date of issue (between August 10, 1995 and September 13, 1995), at an exercise price of approximately $0.0542 per share of Common Stock. The Class A Warrants contain anti-dilution provisions. As of the date of this Prospectus, the Company has issued 179,218 shares of Common Stock on exercise of Class A Warrants.

CLASS A PLACEMENT WARRANTS

      Pursuant to a Placement Agency Agreement, dated as of July 1, 1995, between RhoMed and the Placement Agent, RhoMed issued Class A Placement Warrants to designees of the Placement Agent. See "Selling Stockholders" and "Certain Transactions." Pursuant to the Merger, the Class A Placement Warrants became exercisable for Common Stock. The Class A Placement Warrants are exercisable until September 13, 2005, at an exercise price of approximately $0.0542 per share of Common Stock. The Class A Placement Warrants contain a cashless exercise feature and anti-dilution provisions. As of the date of this Prospectus, no holder has exercised any Class A Placement Warrants.

OTHER SECURITIES

      In addition to the securities described above, which include the Offered Shares and all securities convertible into or exercisable for the Offered Shares, as of the date of this Prospectus, the Company has outstanding options and warrants (not all of which are currently exercisable) to purchase an aggregate of 3,408,366 shares of Common Stock, at prices ranging from $.05 per share to $70.00 per share, and expiration dates ranging from December 30, 1997 to June 3, 2007. For an enumeration of certain outstanding options and warrants, see Note (10), "Stockholders' Equity (Deficit)," to the Company's audited financial statements which accompany this Prospectus. Certain of the Company's outstanding warrants and Common Stock underlying options granted pursuant to Mr. Quilty's employment agreement have demand or piggy-back registration rights. See "Executive Compensation."



                             SELLING STOCKHOLDERS

      This Prospectus offers the Offered Shares for resale by Selling Stockholders who have acquired or will acquire Common Stock on conversion of Series A Convertible Preferred Stock (including Series A Convertible Preferred Stock acquired on exercise of Preferred Stock Placement Warrants); on exercise of Common Stock Placement Warrants, Class C Warrants, Class B Warrants, Class B Placement Warrants, Class A Warrants, and Class A Placement Warrants; or issued by the

Company to pay accrued interest. As of the date of this Prospectus, no holder has converted any Series A Convertible Preferred Stock or exercised any Preferred Stock Placement Warrants, Common Stock Placement Warrants, Class C Warrants, Class B Warrants, Class B Placement Warrants, or Class A Placement Warrants. See "Prospectus Summary -- The Offering."

      The following  table sets forth (i) the name of each Selling  Stockholder,
(ii) the number of shares of Common Stock (including Common Stock issuable on conversion of Series A Convertible Preferred Stock at the current conversion price, and on exercise of all Class C Warrants and Common Stock Placement Warrants) which each holder owned before the Offering, (iii) the number of shares in each category being offered for each holder's account, and (iv) the number and percentage of shares of Common Stock which each holder will own following the completion of the Offering (assuming the sale of all stock offered and no other dispositions or acquisitions of Common Stock). Except as noted, no Selling Stockholder has, within the past three years, had any position, office or other material relationship with the Company or any of the Company's predecessors or affiliates. Due to lock-up agreements, not all of the Common Stock listed below as being offered is available for sale as of the date of this Prospectus. See "Plan of Distribution -- Lock-Up Agreements."


                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
103336 Canada, Inc.                     24,193      24,193           0         *
Abeshouse, Mark                         13,271      13,271           0         *
Adams, Leonard J.                       40,322      40,322           0         *
Advanced Diagnostic Center PA Profit     8,064       8,064           0         *
      Sharing Plan #1
Albanese, Sal & Lorraine                28,225      28,225           0         *
Amore Perpetuo, Inc.                    40,322      40,322           0         *
Amram Kass, P.C., Defined Benefit        1,843       1,843           0         *
      Pension Plan
Andrade, Michael L. and Sherry R.       20,161      20,161           0         *
      Andrade, Co-TTees. of M&S
      Andrade Rev. Tr.
Andrade Enterprises, LLC                80,645      80,645           0         *
Angelsastro, Philip J.                  20,161      20,161           0         *
Anthony G. Polak IRA Ret. Acct.,        20,161      20,161           0         *
      Cowen & Co. cust.
Appel, Marc                             28,225      28,225           0         *
Aries Domestic Fund, L.P. (1)          360,605     360,605
Aries Trust, The (1)                   657,858     657,858
Aristizabal, Mario                      40,322      40,322           0         *
Armen Partners, L.P.                    78,916      78,916                     *
Armen Partners Offshore Fund, Ltd.     141,129     141,129
Arneson, Harriet  E.                    20,161      20,161           0         *


------------------------------


* indicates less than one percent

                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Ashton, Billington (2)                   2,073       2,073           0         *
Austost Anstalt Schaan                 201,612     201,612           0         *
Bahl, Rajiv                             20,161      20,161           0         *
Berlinger, Michael A.  & Martin,        20,161      20,161           0         *
      Geraldine F.
Bernstein, Lawrence                      8,064       8,064           0         *
Bioquest Venture Leasing Part. LP (3)  255,641     255,641
Birbrower, Barry, P.C. Profit Sharing   20,161      20,161           0         *
      Trust
Blake, Simon A. & Nadine                 4,032       4,032           0         *
Boyle, Kevin E.                         40,322      40,322           0         *
Brapo Associates                        20,161      20,161           0         *
Bridgewater Partners, L.P.              40,322      40,322           0         *
C.S.L. Associates, L.P.                 80,645      80,645           0         *
Calvillo, M. Rafael Gonzalez            20,161      20,161           0         *
Cambrian Investments Limited            20,161      20,161           0         *
      Partnership
Cass & Co. - Magnum Capital Growth      80,645      80,645           0         *
      Fund
Cassidy, Thomas L., IRA Rollover        40,322      40,322           0         *
Chanin, Richard B., IRA f/b/o, DLJSC    40,322      40,322           0         *
      as custodian
Chasanoff, Ted, IRA, Cowen & Co.        20,161      20,161           0         *
      cust.
Childs, Richard L.                      10,080      10,080           0         *
Cinco De Mayo, Ltd. (4)                 18,433      18,433                     *
Clarke, Kevin, Cowen & Co. Cust. for    20,161      20,161           0         *
      IRA
Cohen, Alice & Arthur                   20,161      20,161           0         *
Conrads, Robert J.                      40,322      40,322           0         *
Cox, Jr., Archibald                    161,290     161,290           0         *
Curran, John P.                         20,161      20,161           0         *
Darienzo, Ralph A. & Lillian M.         20,161      20,161           0         *
Darling, Michael and Mary               40,322      40,322           0         *
Delaware Charter Guarantee & Trust       4,608       4,608           0         *
Company, TTEE FBO Jack Polak
Profit Sharing Plan
Dishal, Stephanie                        8,064       8,064           0         *
Domaco Venture Capital Fund             24,769      24,769           0         *
Dulman, David                           20,161      20,161           0         *


------------------------------


* indicates less than one percent

                                    SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Dworetzky, Norma                        40,322      40,322           0         *
Dworetzky, Edward                       40,322      40,322           0         *
Ecker, Warren S.                        20,161      20,161           0         *
Edelman, Joseph (2)                     13,087      13,087           0         *
EDJ Limited                             80,645      80,645           0         *
Essex Woodlands Health Ventures,     1,209,677   1,209,677
      L.P. Fund III
Fabiani, Joseph A. and Theresa M.       13,824      13,824           0         *
      Fabiani, JTWROS
Fairway Technology Inc.                 40,322      40,322           0         *
Faisal Finance (Switzerland) S.A.      161,290     161,290           0         *
Farber, S. Edmond                        2,304       2,304           0         *
Farber, S. Edmond "S"                   20,161      20,161           0         *
Finke, Malcolm K., Trustee, Malcolm     13,824      13,824           0         *
K. Finke Trust Dated 8-9-89
Fishbane, Jordan                         6,912       6,912           0         *
Franzblau, William I. (5)               50,691      50,691                     *
Fricke, F. G.                           20,161      20,161           0         *
Fried, Jr., Albert                     322,580     322,580           0         *
Garfinkel, Shelley                      40,322      40,322           0         *
Gaynes, Davis & Barbara                 20,161      20,161           0         *
Gehring III, Francis                    40,322      40,322           0         *
Geiss, Dale M.                          20,161      20,161           0         *
Gerace, Anthony J.                      32,833      32,833           0         *
GHA Management                           9,216       9,216           0         *
Giamanco, Joseph                        40,322      40,322           0         *
Giant Trading Inc.                      80,645      80,645           0         *
Gold, Laura                             20,161      20,161           0         *
Goldberg, Arthur                        12,096      12,096           0         *
Gomez, Ofelia Anton                     20,161      20,161           0         *
Gonzalez M., Roberto                    20,161      20,161           0         *
Goodman, Frank                           8,064       8,064           0         *
Gordon, Robert P.                       40,322      40,322           0         *
Gordon, Michael J.                      20,161      20,161           0         *
Gross, John & Francine                  20,161      20,161           0         *
Gross, Bernard (2)                       2,810       2,810           0         *
Grossman, Andrew P., IRA, Cowen &       20,161      20,161           0         *
      Co. cust.
Grossman Family Trust                   20,161      20,161           0         *


------------------------------


* indicates less than one percent

                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Harari, Chaya & Sherri                  20,161      20,161           0         *
Harrigan Family Trust                   20,161      20,161           0         *
Heely, Laurence S.                       8,064       8,064           0         *
Heiser, Thomas P. & Mary E.             24,769      24,769           0         *
Heymann, Jerry                          20,161      20,161           0         *
Hickey, Joseph                          24,193      24,193           0         *
Hight, Joan                              4,608       4,608           0         *
Hight, Randall W.                       20,161      20,161           0         *
Hight, Norton F.                        20,161      20,161           0         *
Hirschfield, Jack                       10,080      10,080           0         *
Hughes, Mary Jo                         60,483      60,483           0         *
J.F. Shea Co., Inc. as Nominee 1997-5  403,225     403,225           0         *
J.M. Hull Associates, LP               161,290     161,290           0         *
Jackson Hole Investment Acquisition     27,649      27,649           0         *
      L.P.
JDK Partners, LP                        80,645      80,645           0         *
Johnson, Christopher A. & Hilary L.      4,032       4,032           0         *
Joyce, Michael                          20,161      20,161           0         *
Kane, Patrick M.                        40,322      40,322           0         *
Kash, Peter (6)                         56,649      56,649           0         *
Kass, Amram,  P.C. Defined Benefit      80,645      80,645           0         *
      Pension Plan
Katzmann, Scott (2)                     64,617      64,617           0         *
Kelly, Edward Justin                    44,930      44,930           0         *
Kendall, Jr., Donald R.                 20,161      20,161           0         *
Kennedy, John R.                        40,322      40,322           0         *
Kessel, Daniel, M.D.                    13,824      13,824           0         *
Kessel, Lawrence J.                     13,824      13,824           0         *
Keys Foundation, Curacao,              161,290     161,290           0         *
      Netherlands Antilles
Knox, John                               2,073       2,073           0         *
Knox, James & Farideh                   16,129      16,129           0         *
Kohut, Richard                          20,161      20,161           0         *
Korniewicz, Frederick J.                20,161      20,161           0         *
Korovin, M.D., Gwen S.                  20,161      20,161           0         *
Kotel, Ira L.                           16,129      16,129           0         *
Lanteri, Vincent J. and Susan E.        28,225      28,225           0         *
LaRosa, Joseph A.                       20,161      20,161           0         *


------------------------------


* indicates less than one percent

                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Laura Gold Galleries Ltd. Profit        20,161      20,161           0         *
      Sharing Trust
Lavin, James F.                         13,824      13,824           0         *
Lazar, Ronald, Cowen & Co. Cust. for    20,161      20,161           0         *
      IRA
Lazar, Ronald M. and Barbra A.           2,304       2,304           0         *
      Lazar, JTWROS
Leaf, Robert J.                         40,322      40,322           0         *
Lemer, Albert                           20,161      20,161           0         *
Lenchner, Gregory S., M.D.              13,824      13,824           0         *
Lenz, Herman & Muriel Lenz, Co-         20,161      20,161           0         *
      Ttee, The Lenz Family Trust
Levine, Jeffrey (2)                        115         115           0         *
Levine, Jerry                           20,161      20,161           0         *
Lieberman, Henry N.                     20,161      20,161           0         *
Linton Lake, S.A.                       27,649      27,649           0         *
Lion Tower Corporation                 120,967     120,967           0         *
Lipman, Donna and Lawrence              20,161      20,161           0         *
Lipton, Maria C.                         8,064       8,064           0         *
Livas, Alfredo                          22,580      22,580           0         *
Loeb, Jr., John L.                      20,161      20,161           0         *
Loeser, Dennis C & Van Genen            20,161      20,161           0         *
      Beheer B.V.
Lowrie Management Ltd.                  20,161      20,161           0         *
Lydon, Jr., Harris R. L.                20,161      20,161           0         *
Mancinelli, Gene T.                     80,645      80,645           0         *
Masada I Limited Partnership            40,322      40,322           0         *
MBS Investors                           60,483      60,483           0         *
McCurdy, Stephen B. and Catherine       20,161      20,161           0         *
      R.
McDermott, Stephen                       1,958       1,958           0         *
McInerney, Tim (2)                     130,987     130,987           0         *
McManus, Kevin T.                       20,161      20,161           0         *
McNiff, John P.                        120,967     120,967           0         *
Metzger, William H.,  M.D. Inc.         20,161      20,161           0         *
      Retirement Plan
Millman, Paul M.                        20,161      20,161           0         *
Milstein, Albert                        85,253      85,253           0         *
Model, Wolfe F., IRA, Cowen & Co.       20,161      20,161           0         *
      custodian


------------------------------


* indicates less than one percent

                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Morgan, Alfred D.                       20,161      20,161           0         *
Moskowitz, Reed                         20,161      20,161           0         *
Moslow, Morton & Rusty                   8,064       8,064           0         *
Motschwiller, Donald and Amy            20,161      20,161           0         *
Mullen, Michael A.                      20,161      20,161           0         *
Nagle, Arthur J.                        20,161      20,161           0         *
Natiello, Joseph A.                     80,645      80,645           0         *
Nebenzahl, Mechie                       24,193      24,193           0         *
Netter, Drew M.                         20,161      20,161           0         *
Omicron Investment Corporation          80,645      80,645           0         *
Osterweis, John S., Trustee for the     20,161      20,161           0         *
      Osterweis Revocable Trust
Ostrovsky, Steven N.                    40,322      40,322           0         *
Ostrovsky, Paul D. & Rebecca L.         10,080      10,080           0         *
P. A. W. Offshore Fund, Ltd.           403,225     403,225           0         *
Palmetto Partners, Ltd.                161,290     161,290           0         *
Paramount Capital, Inc. (7)          1,111,129   1,111,129
Pashayan, Richard                       20,161      20,161           0         *
Perkins, Pat O., Ttee, Perkins Family   20,161      20,161           0         *
      Trust
Persky, Mr. & Mrs. Bill                 20,161      20,161           0         *
Pesonen, Mark D.                        40,322      40,322           0         *
Peterson, William & Catherine           20,161      20,161           0         *
Plancarte G.N., Carlos & Leonore P.     40,322      40,322           0         *
      De Marvan
Polak, Jack, Keogh Profit Sharing Plan  20,161      20,161           0         *
Polak, Frederick B. "S"                 20,161      20,161           0         *
Polak, Anthony G., "S"                   4,608       4,608           0         *
Polak, Anthony G.                        4,608       4,608           0         *
Pollak, Richard                          9,216       9,216           0         *
Pomper, Stuart & Ingrid                 80,645      80,645           0         *
Pomper, Stanley                         80,645      80,645           0         *
Pomper, Alexander                      161,290     161,290           0         *
Porter Partners, L.P.                  241,935     241,935           0         *
Prager, Tis                             40,322      40,322           0         *
Ramirez, Elke R. De                     12,672      12,672           0         *
Re, Charles, Cowen & Co. Custodian,     20,161      20,161           0         *
      Keogh Profit Sharing Plan
Rebecca 1969 Trust                     110,599     110,599           0         *


------------------------------


* indicates less than one percent

                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
REDLIW Corp.                            55,299      55,299           0         *
Reinharz, Jehuda                        20,161      20,161           0         *
Richmond, Michael                       32,258      32,258           0         *
RL Capital Partners                     69,699      69,699           0         *
Rodriguez Perez, Raimundo & Anelies     40,322      40,322           0         *
      H. Huter de R.
Roffer, Marion                          40,322      40,322           0         *
Rosenwald, Lindsay A. (8)              265,983     265,983
Rothschild, Jonathan E.                 49,538      49,538           0         *
Rubin, Wayne L. (9)                     44,709      44,709           0         *
Rudick, Joseph (2)                      23,502      23,502           0         *
Rudolf, Richard G.                      40,322      40,322           0         *
Ruggeberg, Karl (1)                         92          92           0         *
Ruttenberg, David W.                    20,161      20,161           0         *
Ruyan, Jerry L.                         27,649      27,649           0         *
Saker, Wayne                            40,322      40,322           0         *
Salvi, Emilio S.                        20,161      20,161           0         *
Sanger Investments                      16,129      16,129           0         *
Schaeffer, Harold & Bess                20,161      20,161           0         *
Schlotterbeck, Robert                   20,161      20,161           0         *
Schneider, Joel & Jane                  20,161      20,161           0         *
Schonzeit, Andrew W.                    13,824      13,824           0         *
Schottenfeld Associates                 40,322      40,322           0         *
Schwartz, Carl F.                       20,161      20,161           0         *
Serbin, Richard and Kathe Serbin,        9,216       9,216           0         *
      JTWROS
Shapiro, Robert & Sandra                20,161      20,161           0         *
Sherrill, H. Virgil                     41,474      41,474           0         *
Siegel, Andrew J.                       20,161      20,161           0         *
Slovin, Bruce                           27,649      27,649           0         *
Smeriglio, Michael J. & Geraldine Z.    20,161      20,161           0         *
Smithson Ventures Money Purchase        40,322      40,322           0         *
      Pension Plan, DLJ custodian
Solano, Jr., James J.                   20,161      20,161           0         *
Solloway, William J.                     8,064       8,064           0         *
Solomon, Philip                         20,161      20,161           0         *
Spana, Carl A.  (10)                    20,161      20,161           0         *


------------------------------


* indicates less than one percent

                                   SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Spint, Robert L., Trust UA DTD          20,161      20,161           0         *
      10/19/89, Robert L. Spint,
      Trustee
Stadtmauer, Rabbi Murray & Clare        20,161      20,161           0         *
Stern, Andrea                           20,161      20,161           0         *
Steven Lamm, M.D., Retirement Fund      20,161      20,161           0         *
Stevens-Knox & Associates, Inc.        101,382     101,382           0         *
Strassman, Richard                      20,161      20,161           0         *
Strassman, Joseph & Barbara            282,258     282,258           0         *
Suan Investments                        55,299      55,299           0         *
Suppa, Enrico F.                        20,161      20,161           0         *
Sutel, Saul, Ind. Ret Acct., Cowen &    20,161      20,161           0         *
      Co. Cust.
T. Soep #2 Trust FBO Catharina          20,161      20,161           0         *
      Polak, Jack Polak, Trustee
Taub, Hindy                             13,824      13,824           0         *
Teitelbaum, Menashe                     10,080      10,080           0         *
Teitelbaum, M.D., Myron M.              20,161      20,161           0         *
Token House Trading Company             80,645      80,645           0         *
      Limited
UFH Endowment Ltd.                     201,612     201,612           0         *
Umbach, Joseph A.                       40,322      40,322           0         *
Uram, Jack                              20,161      20,161           0         *
Valori Associates, Inc.                 20,161      20,161           0         *
Vinson, Donald E. & Virginia V.,        20,161      20,161           0         *
      Trust
Vitan Group, L.L.C.                     20,161      20,161           0         *
Vitols, J.                              40,322      40,322           0         *
Vivaldi, Ltd. (11)                     152,074     152,074
Walko, Mark & Sally Lynn                20,161      20,161           0         *
Walko, Mark                              2,764       2,764           0         *
Waring, Saul                            20,161      20,161           0         *
Weinberg, Matthew F.                    20,161      20,161           0         *
Weiner, Arlene                          20,161      20,161           0         *
Weinstein, Marshall                     13,824      13,824           0         *
Weiss, Michael S. (12)                  46,353      46,353                     *
Wertheimer, Samuel P. and Pamela B.     13,824      13,824           0         *
      Rosenthal, JTWROS
Whetten, Robert J.                     120,967     120,967           0         *
Wiencek, John R.                        16,129      16,129           0         *


------------------------------


* indicates less than one percent

                                    SHARES OF                SHARES OF   PERCENT
                                     COMMON                  COMMON    OF COMMON
                                     STOCK                    STOCK       STOCK
                                    OWNED OR                OWNED OR    OWNED OR
                                    ISSUABLE                ISSUABLE    ISSUABLE
                                     BEFORE      OFFERED      AFTER       AFTER
   NAME OF SELLING STOCKHOLDER      OFFERING     SHARES     OFFERING    OFFERING
--------------------------------- ------------ ----------- ----------- ---------
Willett, William H.                     40,322      40,322           0         *
Williamson, Robert and Caroline         40,322      40,322           0         *
Winans, Tim                              8,064       8,064           0         *
Wrubel, Michael J.                      20,161      20,161           0         *
Young, Jonathan M.                       9,216       9,216           0         *
Young, Jonathan M. & Lyudmila           40,322      40,322           0         *
Yud, Yoseph                              4,608       4,608           0         *
Zapco Holdings, Inc. Deferred           80,645      80,645           0         *
      Compensation Plan Trust
Zuck, Alfred C.                         20,161      20,161           0         *
Zuck, Vilma B., Irrevocable Trust       20,161      20,161           0         *
      FBO Alfred Zuck & other
      persons,  Randall Zuck &
      Paul Millman Ttees DTD
      12/28/87
Zucker, Uzi                             13,824      13,824           0         *
-------------------------

(1) Aries Domestic Fund L.P. and The Aries Trust share voting and investment power as to their shares with Lindsay A. Rosenwald, M.D. and Paramount Capital Asset Management, Inc. See notes (9), (11), (12), (13), (15) and
     (16) to the table in "Principal Stockholders," and "Certain Transactions."

(2)  Employees, salespersons or other affiliates of the Placement Agent.

(3) Bioquest Venture Leasing Partnership L.P. is an affiliate of Aberlyn Holding Co., Inc., which is, with its affiliates, the Company's largest creditor. See note (6), "Long-Term Financing," to the Company's audited financial statements which accompany this Prospectus.

(4) Robert G. Rehme, President of Cinco De Mayo, Ltd., was a director of the Company before the Merger.

(5) William I. Franzblau was a director and chief executive officer of the Company before the Merger.

(6)   Peter M. Kash is a Senior Managing Director of the Placement Agent.

(7)   Lindsay A.  Rosenwald,  M.D. is the Chairman of the Board and President of
      the   Placement   Agent.   See  note  (9)  to  the  table  in   "Principal
      Stockholders," and "Certain Transactions."

(8) Lindsay A. Rosenwald, M.D., is Chairman of the Board and President of the Placement Agent. See note (9) to the table in "Principal Stockholders," and "Certain Transactions."

(9) Wayne L. Rubin is Chief Financial Officer of the Placement Agent.

------------------------------


* indicates less than one percent

(10) Carl A. Spana is the grandfather of Carl Spana, Ph.D., a director and Executive Vice President of the Company.

(11) Lawrence L. Kuppin, general partner of Vivaldi, Ltd., was a director of the Company before the Merger.

(12)  Michael  S. Weiss is a  director  of the  Company  and a  Senior  Managing
      Director  of  the  Placement   Agent.   See   "Management"   and  "Certain
      Transactions."


                             PLAN OF DISTRIBUTION

      REGISTRATION.   The  Company  has  effected  the  Registration  under  the
Securities Act on behalf of the Selling Stockholders, pursuant to registration rights contained in the agreements by which each Selling Stockholder acquired Offered Shares or securities convertible into or exercisable for Offered Shares. The Company will pay all expenses of the Registration, and of qualification or exemption of the Offered Shares under state securities laws, excluding fees of legal counsel for Selling Stockholders. The Company is obligated to use its best efforts to keep the Registration effective until the Selling Stockholders have completed the distribution described in this Prospectus. Whether or not the Selling Stockholders have completed the described distribution, the Company may cease to keep the Registration effective with respect to a Selling Stockholder's Offered Shares at any time when such Selling Stockholder may sell all of such Selling Stockholder's Offered Shares under Rule 144 under the Securities Act (or other exemption from the registration requirements of the Securities Act acceptable to the Company) in a three-month period.

     SALES OF THE OFFERED SHARES. Selling Stockholders may, but are not required to, sell Offered Shares from time to time directly to purchasers or through underwriters, brokers, dealers or agents. Selling Stockholders will pay any underwriting discounts or commissions applicable to the sale of the Offered Shares. Selling Stockholders may sell Offered Shares on a securities exchange, in the over-the-counter market, in privately negotiated transactions, or in a combination of these methods, without notice to the Company. If a Selling
Stockholder intends to sell Offered Shares by any other method or transaction, the Selling Stockholder must give the Company notice at least five business days in advance. Selling Stockholders must sell Offered Shares in accordance with the Registration Statement and must comply with the prospectus delivery requirements of the Securities Act. Selling Stockholders must discontinue disposition of Offered Shares during certain limited periods when (i) the Company is required to supplement or amend this Prospectus, (ii) the Company is engaging in a primary underwritten offering, or (iii) the Company determines that disclosure of material undisclosed information required in a prospectus would have an adverse effect on the Company or is otherwise inadvisable.

      Selling Stockholders and any broker-dealers that participate in the sale of the Offered Shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the Offered Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Company has, as of the date of this Prospectus, informed the Selling Stockholders that no National Association of Securities Dealers ("NASD") member participating in the Offering may receive compensation in excess of 8% of the proceeds of the sale of Offered Shares. In addition, the terms and arrangements of any underwritten offering must be filed with the NASD for its review pursuant to Section 2710 of the NASD's Corporate Financing Rules.

      The Company has, as of the date of this Prospectus, informed the Selling Stockholders that the anti-manipulation provisions of Regulation M promulgated under the Exchange Act may apply to the sales of Offered Shares, and of the requirement for delivery of this Prospectus in connection with any sale of the Offered Shares. Certain Selling Stockholders may from time to time purchase shares of Common Stock in the open market. The Company has, as of the date of this Prospectus, informed the Selling Stockholders that they should not commence any distribution of the Offered Shares unless they have terminated their purchasing of, bidding for and attempting to induce any other person to bid for or purchase Common Stock in the open market as provided in applicable securities regulations, including Regulation M.

      LOCK-UP AGREEMENT. The Offered Shares which are issued on conversion of shares of Series A Convertible Preferred Stock other than those issued on exercise of Preferred Stock Placement Warrants (the "Lock-up Shares") are subject to a partial, diminishing lock-up agreement for up to nine (9) months after the effective date of the Registration Statement (the "Effective Date"). Without the prior written consent of the Placement Agent, holders of Lock-up Shares may not directly or indirectly sell or otherwise dispose of the Lock-up Shares according to the following schedule: 75% of Lock-up Shares are subject to lock-up until three (3) months after the Effective Date; 50% of Lock-up Shares are subject to lock-up until six (6) months after the Effective Date; 25% of Lock-up Shares are subject to lock-up until nine (9) months after the Effective Date; and the remaining 25% of the Lock-up Shares are not subject to any restriction.



                                 LEGAL MATTERS

      Legal matters relating to the Offering will be passed upon for the Company by Rubin Baum Levin Constant & Friedman, New York, New York, counsel to the Company. Members of Rubin Baum Levin Constant & Friedman have been granted options under the 1996 Stock Option Plan (subject to stockholder approval of the 1996 Stock Option Plan) to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.00 per share.



                                    EXPERTS

     The financial statements for the ten-month transition period ended June 30, 1996 (post-Merger) and for the years ended August 31, 1995 and 1994 (pre-Merger), included in this Prospectus and in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of Arthur Andersen LLP as experts in giving said report.

                             CHANGES IN ACCOUNTANTS


      As of July 9, 1996, in connection with the Merger, Deloitte & Touche LLP, the Company's independent accountant which was engaged as the principal accountant to audit the Company's financial statements, was dismissed. The Company, after consultation with Arthur Andersen LLP, engaged Arthur Andersen LLP as of July 9, 1996 as the principal accountant to audit the Company's financial statements. Arthur Andersen LLP served as RhoMed's independent accountant prior to the Merger.

      RhoMed, prior to the Merger, consulted Arthur Andersen LLP regarding the application of accounting principles to the proposed Merger. The primary issue that was the subject of such consultations was the characterization of the proposed Merger for accounting purposes. RhoMed was orally advised by Arthur Andersen LLP that the Merger would be treated as a recapitalization of RhoMed with RhoMed as the acquirer (reverse acquisition), and that the proposed Merger would not constitute a business combination. The Company's former accountant, Deloitte & Touche LLP, was not consulted by the Company regarding such issue.

      The Company's decision to change accountants was recommended and approved by the Company's Board of Directors subsequent to the Merger based upon the
Company's need for one independent accountant to be responsible for the financial statements of the Company following the Merger. During Interfilm's fiscal years ended December 31, 1995 and 1994, there were no disagreements between the Company and Deloitte & Touche LLP, the Company's former independent accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Further, during Interfilm's fiscal years ended December 31, 1995 and 1994, respectively, Deloitte & Touche LLP's opinion with respect to the Company's financial statements was qualified as to the Company's ability to continue as a going concern.

                        INDEX TO FINANCIAL STATEMENTS
                          PALATIN TECHNOLOGIES, INC.
         (RHOMED INCORPORATED PRIOR TO JUNE 25, 1996 REVERSE MERGER)
                       (A DEVELOPMENT STAGE ENTERPRISE)

      CONTENTS                                                            PAGE

Report of Independent Public Accountants, Arthur Andersen LLP                F-1

Audited Consolidated Financial Statements for the Period from Inception (January 28, 1986) through June 30, 1996 and for the Ten Months Ended June 30, 1996 and the Years Ended August 31, 1995 and 1994

Consolidated Audited Balance Sheets as of June 30, 1996 and
   August 31, 1995                                                           F-3

Consolidated Statements of Operations for the period from inception
  (January 28, 1986) through June 30, 1996 and for the ten months
  ended June 30, 1996 and the years ended August 31, 1995 and 1994           F-5

Consolidated Statements of Stockholders' Equity (Deficit) for the
  period from inception  (January 28, 1986) through June 30, 1996            F-6

Consolidated Statements of Cash Flows for the period from inception
  (January 28, 1986) through June 30, 1996 and for the ten months
  ended June 30, 1996 and the years ended August 31, 1995 and 1994           F-8

Notes to Consolidated Financial Statements                                  F-10

Unaudited Consolidated Financial Statements for the Period from Inception (January 28, 1986) through March 31, 1997 and for the Three and Nine Months Ended March 31, 1997 and March 31, 1996

Consolidated Balance Sheets as of March 31, 1997 (unaudited) and
  June 30,1996  (audited)                                                   F-25

Consolidated  Statements of Operations  (unaudited) for the Three and Nine Months  Ended  March 31, 1997 and March 31, 1996 and
  the Period from January 28, 1986  (Commencement  of  Operations)
  through  March 31, 1997                                                   F-26

Consolidated  Statements  of Cash Flows  (unaudited)  for the Nine
  Months Ended March 31, 1997 and March 31, 1996 and the Period
  From  January 28,   1986   (Commencement   of   Operations)
  through   March  31, 1997                                                 F-27

Notes to Unaudited Consolidated Financial Statements                     Page 28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Palatin Technologies, Inc.:


We have audited the accompanying consolidated balance sheets of PALATIN TECHNOLOGIES, INC. (a Delaware corporation in the development stage) AND SUBSIDIARIES as of June 30, 1996 (post-Merger, see Note 1) and August 31, 1995 (pre-Merger), and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the period from September 1, 1995 through June 30, 1996 (post-Merger, consisting of the statement of operations and cash flows of RhoMed Incorporated, predecessor corporation in the continuing business of Palatin Technologies, Inc. and subsidiaries for the period from September 1, 1995 through June 25, 1996 (pre-Merger), audited by us, and the statements of operations and cash flows of Palatin Technologies, Inc. and subsidiaries for the period from June 26, 1996 through June 30, 1996 (post-Merger), also audited by us, and for the years ended August 31, 1995 and 1994 (pre-Merger). We have also audited the consolidated statements of operations and cash flows of Palatin Technologies, Inc. and subsidiaries for the period from inception (January 28, 1986) through June 30, 1996 (post-Merger, consisting of the statements of operations and cash flows of RhoMed Incorporated and Palatin Technologies, Inc. and subsidiaries as described above). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palatin Technologies, Inc. and subsidiaries as of June 30, 1996, and August 31, 1995, and the results of their operations and their cash flows for each of the periods indicated above in conformity with generally accepted accounting principles.


                                        /s/  ARTHUR ANDERSEN LLP





Albuquerque, New Mexico
   July 31, 1996

                           PALATIN TECHNOLOGIES, INC.
          (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                        (A Development Stage Enterprise)
                          Consolidated Balance Sheets
                       June 30, 1996 and August 31, 1995

                                                                                     June 30, 1996         August 31, 1995
                                                                                  ---------------------  ---------------------
ASSETS
Current assets:
  Cash                                                                             $    6,791,300             $  474,018
  Accounts receivable, including employee receivables of $113 and
    $1,121 as of June 30, 1996 and August 31, 1995, respectively                            4,574                  5,626
  Prepaid expenses and other                                                               66,430                 19,752
                                                                                   --------------             ----------

      Total current assets                                                              6,862,304                499,396

Equipment, net  (Notes 2 and 4)                                                            96,354                134,368

Intangibles, net of accumulated amortization of $91,336 and
  $68,938 as of June 30, 1996 and August 31, 1995, respectively
  (Notes 5 and 6)                                                                          82,547                319,965
                                                                                   --------------             ----------
                                                                                   $    7,041,205             $  953,729
                                                                                   ==============             ==========

          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                           PALATIN TECHNOLOGIES, INC.
          (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                        (A Development Stage Enterprise)
                          Consolidated Balance Sheets
                       June 30, 1996 and August 31, 1995
                                 - Continued -


                                                                                     June 30, 1996         August 31, 1995
                                                                                  ---------------------  ---------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable, including related party payables of $34,234 as of
    June 30, 1996                                                                      $    214,424    $    305,857
  Accrued compensation owed to employees (Note 3)                                            78,084         171,290
  Accrued expenses (Note 1)                                                                 655,197         112,747
  Notes payable, related party (Note 3)                                                        --            23,286
  Current portion of long-term financing, including accrued interest
    of $38,912 (Note 6)                                                                     311,695         105,000
  Senior bridge notes, including related party transaction of $110,000
    and $100,000 as of June 30, 1996 and August 31, 1995, respectively  (Note 7)          1,100,000       1,000,000
                                                                                       ------------    ------------

      Total current liabilities                                                           2,359,400       1,718,180

Long-term financing, including accrued interest of $273,339
  and $285,614 as of June 30, 1996 and August 31, 1995, respectively
  (Note 6)                                                                                1,727,619       1,972,677

Notes payable to stockholders, including accrued interest of
  $35,979 and $29,312 as of June 30, 1996 and August 31, 1995,
  respectively (Note 8)                                                                     115,979         109,312
                                                                                       ------------    ------------

                                                                                          4,202,998       3,800,169
                                                                                       ------------    ------------

Commitments and contingencies (Note 9)

Stockholders' equity (deficit) (Notes 1, 3, 6, 7, 8, 9 and 10):
  Preferred stock, $.01 and zero par value, and 2,000,000 and 10,000,000 shares authorized, as of June 30, 1996 and August 31, 1995, respectively;
    no shares issued as of June 30, 1996 and August 31, 1995; 4,000,000
    subscribed as of August 31, 1995                                                           --              --
  Preferred stock subscribed                                                                   --             4,000
  Preferred stock receivable                                                                   --            (4,000)
  Common stock, $.01 and zero par value, and 25,000,000 and 40,000,000 shares authorized, as of June 30, 1996 and August 31, 1995, respectively;
    11,538,777 and 6,922,069 issued as of June 30, 1996 and
    August 31, 1995, respectively                                                           115,388       1,177,786
  Additional paid-in capital                                                             10,804,394            --
  Common stock earned but not issued                                                         53,030         110,833
  Paid-in capital from common stock warrants                                                   --           100,000
  Treasury stock, 1,229 shares                                                               (1,667)           --
  Deficit accumulated during development stage                                           (8,132,938)     (4,235,059)
                                                                                       ------------    ------------

                                                                                          2,838,207      (2,846,440)
                                                                                       ------------    ------------

                                                                                       $  7,041,205    $    953,729
                                                                                       ============    ============



  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                                PALATIN TECHNOLOGIES, INC.
               (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                             (A Development Stage Enterprise)
                          Consolidated Statements of Operations
                     for the Period from Inception (January 28, 1986)
             through June 30, 1996 and for the Ten Months Ended June 30, 1996
                       and the Years Ended August 31, 1995 and 1994


                                               Inception                                 Fiscal Year Ended
                                          (January 28, 1986)    Ten Months                   August 31,
                                                through            Ended          ----------------------------------
                                             June 30, 1996     June 30, 1996            1995              1994
                                           -----------------  ----------------    ----------------  ----------------
REVENUES:
     Grants and contracts (Note 11)        $      2,860,512   $             -     $             -   $        50,289
     License fees and royalties (Note 12)           334,296                 -              64,296            50,000
     Sales                                          296,733            24,457              33,606            47,559
                                           -----------------  ----------------    ----------------  ----------------

          Total revenues                          3,491,541            24,457              97,902           147,848
                                           -----------------  ----------------    ----------------  ----------------

EXPENSES:
     Research and development                     4,396,408           869,896             619,354           584,941
     General and administrative                   5,018,961         1,366,343             776,291           939,155
     Restructuring charge (Note 9)                  284,000           284,000                   -                 -
     Net intangibles write down (Note 5)            259,334           259,334                   -                 -
                                           -----------------  ----------------    ----------------  ----------------

          Total operating expenses                 9,958,703         2,779,573           1,395,645         1,524,096
                                           -----------------  ----------------    ----------------  ----------------

OTHER INCOME (EXPENSES):
     Other income                                    71,380            10,515               2,744            16,561
     Interest expense                            (1,043,186)         (459,308)           (343,865)         (185,268)
     Placement agent commissions and
          fees on debt offering                    (168,970)         (168,970)                   -                 -
     Merger costs                                  (525,000)         (525,000)                   -                 -
                                           -----------------  ----------------    ----------------  ----------------

          Total other income (expenses)          (1,665,776)       (1,142,763)           (341,121)         (168,707)
                                           -----------------  ----------------    ----------------  ----------------

NET LOSS                                   $     (8,132,938)  $    (3,897,879)    $    (1,638,864)  $    (1,544,955)
                                           =================  ================    ================  ================


Weighted average number of common
     shares outstanding                           1,173,525         2,144,131           1,238,192         1,205,617
                                           =================  ================    ================  ================

Net loss per common share                  $          (6.93)  $         (1.82)    $         (1.32)  $         (1.28)
                                           =================  ================    ================  ================

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                           PALATIN TECHNOLOGIES, INC.
          (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                        (A Development Stage Enterprise)
           Consolidated Statements of Stockholders' Equity (Deficit)
                for the Period from Inception (January 28, 1986)
                             Through June 30, 1996

                                                                          Preferred Stock
                                           ------------------------------------------------------------------------------
                                                Shares              Amount           Subscriptions        Receivable
                                           ------------------  ------------------  ------------------  ------------------
Balance at inception                                  --        $        --         $        --         $          --
   Issuance of shares from inception                  --                 --                  --                    --
   Net loss from inception                            --                 --                  --                    --
                                           ------------------  ------------------  ------------------  ------------------

Balance, August 31, 1994                              --                 --                  --                    --
   Issuance of shares                                 --                 --                  --                    --
   Shares earned but not issued                       --                 --                  --                    --
   Issuance of options                                --                 --                  --                    --
   Paid-in capital from common
      stock warrants                                  --                 --                  --                    --
   Preferred stock subscriptions                      --                 --               4,000                (4,000)
   Net loss                                           --                 --                  --                    --
                                           ------------------  ------------------  ------------------  ------------------

Balance, August 31, 1995                              --                 --               4,000                (4,000)
   Preferred stock subscriptions                      --                 --              (4,000)                4,000
   Issuance of preferred shares                4,000,000              4,000                  --                    --
   Issuance of common shares on
      $10,395,400 private placement                   --                 --                  --                    --
   Shares earned but not issued                       --                 --                  --                    --
   Issuance of common shares                          --                 --                  --                    --
   Net loss                                           --                 --                  --                    --
                                           ------------------  ------------------  ------------------  ------------------

Balance, June 25, 1996                         4,000,000              4,000                  --                    --
  Conversion to Palatin Technologies, Inc.    (4,000,000)            (4,000)                 --                    --
                                           ------------------  ------------------  ------------------  ------------------
Adjusted balance, June 25, 1996                       --                 --                  --                    --
  Shares outstanding of Palatin
    Technologies, Inc.                                --                 --                  --                    --
  Issuance of common shares                           --                 --                  --                    --
  Purchase of treasury stock                          --                 --                  --                    --
                                           ------------------  ------------------  ------------------  ------------------

Balance, June 30, 1996                                --        $        --         $        --         $          --
                                           ==================  ==================  ==================  ==================


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                           PALATIN TECHNOLOGIES, INC.
           (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                        (A Development Stage Enterprise)
           Consolidated Statements of Stockholders' Equity (Deficit)
                for the Period from Inception (January 28, 1986)
                             Through June 30, 1996
                                 - Continued -

                                                                                     Common Stock
                                              -----------------------------------------------------------------------------
                                                                                                                Paid-in
                                                                                Additional     Earned but    Capital from
                                                  Shares         Amount      Paid-in Capital   not Issued       Warrants
                                              ------------    ------------   ---------------  ------------   -------------
Balance at inception                                   --     $        --    $         --    $         --    $         --
   Issuance of shares from inception            6,562,467       1,158,883              --              --              --
   Net loss from inception                             --              --              --              --              --
                                              ------------    ------------   ---------------  ------------   -------------

Balance, August 31, 1994                        6,562,467       1,158,883              --              --              --
   Issuance of shares                             359,602          10,203              --              --              --
   Shares earned but not issued                        --              --              --         110,833              --
   Issuance of options                                 --           8,700              --              --              --
   Paid-in capital from common
      stock warrants                                   --              --              --              --         100,000
   Preferred stock subscriptions                       --              --              --              --              --
   Net loss                                            --              --              --              --              --
                                              ------------    ------------   ---------------  ------------   -------------

Balance, August 31, 1995                        6,922,069       1,177,786              --         110,833         100,000
   Preferred stock subscriptions                       --              --              --              --              --
   Issuance of preferred shares                        --              --              --              --              --
   Issuance of common shares on
      $10,395,400 private placement            41,581,600       9,139,303              --              --              --
   Shares earned but not issued                        --              --              --         266,743              --
   Issuance of common shares                    1,054,548         458,977              --        (324,546)       (100,000)
   Net loss                                            --              --              --              --              --
                                              ------------    ------------   ---------------  ------------   -------------

Balance, June 25, 1996                         49,558,217      10,776,066              --          53,030              --
  Conversion to Palatin Technologies, Inc.    (38,555,207)    (10,666,035)     10,670,035              --              --
                                              ------------    ------------   ---------------  ------------   -------------

Adjusted balance, June 25, 1996                11,003,010         110,031      10,670,035          53,030              --
  Shares outstanding of Palatin
    Technologies, Inc.                            432,750           4,327          (4,327)             --              --
  Issuance of common shares                       103,017           1,030         138,686              --              --
  Purchase of treasury stock                           --              --              --              --              --
                                              ------------    ------------   ---------------  ------------   -------------

Balance, June 30, 1996                         11,538,777     $   115,388    $ 10,804,394    $     53,030    $         --
                                              ============    ============   ===============  ============   =============


                                                                     Deficit
                                                                  Accumulated
                                                                     During
                                                   Treasury        Development
                                                     Stock            Stage            Total
                                                 ------------    ---------------   --------------
Balance at inception                             $         --    $            --   $           --
   Issuance of shares from inception                       --                 --        1,158,883
   Net loss from inception                                 --         (2,596,195)      (2,596,195)
                                                 ------------    ---------------   --------------

Balance, August 31, 1994                                   --         (2,596,195)      (1,437,312)
   Issuance of shares                                      --                 --           10,203
   Shares earned but not issued                            --                 --          110,833
   Issuance of options                                     --                 --            8,700
   Paid-in capital from common
      stock warrants                                       --                 --          100,000
   Preferred stock subscriptions                           --                 --               --
   Net loss                                                --         (1,638,864)      (1,638,864)
                                                 ------------    ---------------   --------------

Balance, August 31, 1995                                   --         (4,235,059)      (2,846,440)
   Preferred stock subscriptions                           --                 --               --
   Issuance of preferred shares                            --                 --            4,000
   Issuance of common shares on
      $10,395,400 private placement                        --                 --        9,139,303
   Shares earned but not issued                            --                 --          266,743
   Issuance of common shares                               --                 --           34,431
   Net loss                                                --         (3,897,879)      (3,897,879)
                                                 ------------    ---------------   --------------

Balance, June 25, 1996                                     --         (8,132,938)       2,700,158
  Conversion to Palatin Technologies, Inc.                 --                 --               --
                                                 ------------    ---------------   --------------

Adjusted balance, June 25, 1996                            --         (8,132,938)       2,700,158
  Shares outstanding of Palatin
    Technologies, Inc.                                     --                 --               --
  Issuance of common shares                                --                 --          139,716
  Purchase of treasury stock                           (1,667)                --           (1,667)
                                                 ------------    ---------------   --------------

Balance, June 30, 1996                           $     (1,667)   $    (8,132,938)  $    2,838,207
                                                 ============    ===============   ==============

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                     PALATIN TECHNOLOGIES, INC.
                                  (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                                                (A Development Stage Enterprise)
                                             Consolidated Statements of Cash Flows
                                        for the Period from Inception (January 28, 1986)
                                through June 30, 1996 and for the Ten Months Ended June 30, 1996
                                          and the Years Ended August 31, 1995 and 1994


                                                                 Inception                          Fiscal Year Ended
                                                            (January 28, 1986)  Ten Months              August 31,
                                                                  through         Ended        ----------------------------
                                                              June 30, 1996   June 30, 1996        1995            1994
                                                              -------------   -------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $  (8,132,938)   $ (3,897,879)   $ (1,638,864)   $ (1,544,955)
  Adjustments to reconcile net loss to net cash
    used for operating activities:
      Depreciation and amortization                                 308,574          68,005          85,947          80,523
      Interest expense on related-party debt                         53,387           6,667           8,000           8,000
      Accrued interest on long-term financing                       796,038         293,380         320,709         169,438
      Accrued interest on short-term financing                      107,936         100,000           7,936              --
      Intangibles and equipment write down                          278,318         278,318              --              --
      Equity and notes payable issued for expenses                  296,047         174,147          10,350          15,450
      Settlement with consultant                                    (28,731)             --              --              --
      Changes in certain operating assets and liabilities:
        Accounts receivable                                          (4,574)          1,052           2,557          (1,198)
        Prepaid expenses and other                                  (66,430)        (46,678)         (5,206)         13,257
        Intangibles                                                (427,337)        (44,314)        (66,152)        (73,383)
        Accounts payable                                            213,524         (91,433)        164,744          67,269
        Accrued compensation owed to employees                       94,632         (93,206)         10,551          (4,444)
        Accrued expenses                                            683,928         542,450          39,961           9,825
                                                              -------------   -------------    ------------    ------------

            Net cash used for operating activities               (5,827,626)     (2,709,491)     (1,059,467)     (1,260,218)
                                                              -------------   -------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                              (335,229)        (26,577)         (4,294)       (133,714)
                                                              -------------   -------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable, related party                        302,000              --         302,000              --
  Payments on notes payable, related party                         (309,936)        (23,286)       (286,650)             --
  Proceeds from senior bridge notes payable                       1,850,000         850,000       1,000,000              --
  Payments on senior bridge notes                                  (850,000)       (850,000)             --              --
  Proceeds from notes payable and
    long-term financing                                           1,951,327              --         292,063         500,000
  Payments on notes payable and
    long-term financing                                            (190,061)        (65,000)        (92,384)        (15,477)
  Proceeds from paid-in capital from common
    stock warrants                                                  100,000              --         100,000              --
  Proceeds from common stock, stock option
    issuances and preferred stock, net                           10,102,492       9,143,303             345         191,812
  Purchase of treasury stock                                         (1,667)         (1,667)             --              --
                                                              -------------   -------------    ------------    ------------

            Net cash provided by financing activities            12,954,155       9,053,350       1,315,374         676,335
                                                              -------------   -------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH                                   6,791,300       6,317,282         251,613        (717,597)

CASH, beginning of period                                                --         474,018         222,405         940,002
                                                              -------------   -------------    ------------    ------------

CASH, end of period                                           $   6,791,300    $  6,791,300    $    474,018    $    222,405
                                                              =============    ============    ============    ============



 The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                   PALATIN TECHNOLOGIES, INC.
                                  (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                                                (A Development Stage Enterprise)
                                             Consolidated Statements of Cash Flows
                                        for the Period from Inception (January 28, 1986)
                                through June 30, 1996 and for the Ten Months Ended June 30, 1996
                                          and the Years Ended August 31, 1995 and 1994
                                                         - Continued -

                                                           Inception                           Fiscal Year Ended
                                                        (January 28, 1986) Ten Months               August 31,
                                                            through          Ended          ---------------------------
                                                        June 30, 1996     June 30, 1996          1995          1994
                                                       ----------------  ----------------   -------------  ------------
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for interest                                  $ 77,523         $ 49,494          $ 28,029      $     -
                                                       ================  ================   =============  ============

NON-CASH TRANSACTION:
   Settlement of accounts payable with
      equipment                                            $    900         $     -           $     -        $    900
                                                       ================  ================   =============  ============

NON-CASH STOCK ACTIVITY:
   Conversion of loans from employees to
      common stock                                         $ 74,187         $     -           $     -        $     -
                                                       ================  ================   =============  ============
   Conversion of note payable to common stock              $ 16,000         $     -           $     -        $     -
                                                       ================  ================   =============  ============
   Common stock issued for equipment                       $  2,327         $     -           $     -        $     -
                                                       ================  ================   =============  ============
   Common stock issued for expenses
      (included above)                                     $285,332         $174,147          $ 10,350       $ 15,450
                                                       ================  ================   =============  ============
   Common stock issued for accrued salaries
      and bonuses                                          $ 16,548         $     -           $  9,858       $  3,390
                                                       ================  ================   =============  ============
   Accrued interest payable in common stock                $375,926         $266,743          $109,183       $     -
                                                       ================  ================   =============  ============


 The accompanying notes to consolidated financial statements are an integral part of these statements.

                          PALATIN TECHNOLOGIES, INC.
          (RhoMed Incorporated prior to June 25, 1996 Reverse Merger)
                       (A Development Stage Enterprise)
                  Notes to Consolidated Financial Statements
               for the Period from Inception (January 28, 1986)
              through June 30, 1996 and for the Ten Months Ended
          June 30, 1996 and the Years Ended August 31, 1995 and 1994

(1)     ORGANIZATION ACTIVITIES:

        Corporate Structure -- Palatin Technologies, Inc. ("Palatin"), formerly Interfilm, Inc., was incorporated under the laws of the State of Delaware on November 21, 1986. Since November 4, 1993, when Palatin acquired Interfilm Technologies, Inc., a New York corporation, it had been primarily engaged in the business of exploiting the rights related to its interactive motion picture process, including the production and distribution of interactive motion pictures for initial exhibition in theaters and subsequently in enhanced versions for distribution to the home market. Palatin's initial public offering was consummated on October 28, 1993. On May 10, 1995, the Board of Directors of Palatin decided to substantially curtail the operations of Palatin and its subsidiaries.

        Merger -- On June 25, 1996, a newly formed, wholly-owned subsidiary of Palatin, Interfilm Acquisition Corporation ("InSub"), a New Mexico corporation, merged with and into RhoMed Incorporated ("RhoMed"), a New Mexico corporation, with all outstanding shares of RhoMed equity securities ultimately being exchanged for Palatin's common stock (the "Merger"). As a result of the Merger, RhoMed became a wholly-owned subsidiary of Palatin, with the holders of RhoMed preferred stock and RhoMed common stock (including the holders of "RhoMed Derivative Securities" as hereafter defined) receiving an aggregate of approximately 96% interest in the equity securities of Palatin on a fully-diluted basis. Additionally, all warrants and options to purchase common stock of RhoMed outstanding immediately prior to the Merger (the "RhoMed Derivative Securities"), including without limitation, any rights underlying RhoMed's qualified or nonqualified stock option plans, were automatically converted into rights upon exercise to receive Palatin's common stock in the same manner in which the shares of RhoMed common stock were converted. Since the former stockholders of RhoMed retained more than a 50% controlling interest in the surviving company (Palatin), the Merger was accounted for as a reverse merger. Certain assets and liabilities of Palatin and a subsidiary existing prior to the Merger, consisting principally of certain intellectual property and litigation claims against Sony Corporation of America and related entities, were transferred to an unaffiliated limited liability partnership for the benefit of Palatin stockholders of record as of June 21, 1996, immediately prior to the Merger. Pro forma combined operating results of the merged companies are not presented since the reverse merger is not a business combination for accounting purposes. The historical financial statements prior to June 25, 1996, are those of RhoMed, except that the net loss per common share has been stated on an as if converted basis. In addition, the Merger costs of $450,000 have been charged to operations for the ten months ended June 30, 1996, and accrued expenses include $231,635 of this amount as of June 30, 1996.

        On July 19, 1996, an amendment to the Certificate of Incorporation of Palatin (the "Amendment") was filed, which (a) effected the change of name from Interfilm, Inc. to Palatin Technologies, Inc., (b) increased the total number of authorized shares of Palatin's common stock, par value $.01 per share (the "Common Stock"), from 10,000,000 to 25,000,000, and (c) effected a 1-for-10 reverse split of Common Stock. Upon the filing of the Amendment, each share of RhoMed preferred stock was converted into .46695404349 shares of Common Stock, and each share of RhoMed common stock was converted into .184332593 shares of Common Stock. The consolidated financial statements have been adjusted to reflect the Amendment as if it had been filed on June 30, 1996.

        Nature of Business -- Palatin, through its wholly-owned subsidiary, RhoMed, is a development stage enterprise dedicated to developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development based upon its proprietary monoclonal antibody, radiolabeling and enabling peptide platform technologies. Palatin had, prior to June 25, 1996, conducted no on-going business activities since May 10, 1995. The business of RhoMed, conducted by Palatin since June 25, 1996, when the Merger became effective, represents the on-going business of Palatin.

        Since its inception, RhoMed has devoted substantially all of its efforts and resources to the research and development of its technology. RhoMed has experienced operating losses in each year since its inception and, as of June 30, 1996, Palatin, including its wholly-owned subsidiary RhoMed, had a deficit accumulated during the development stage of $8,132,938. Palatin expects to incur additional operating losses over the next several years and expects cumulative losses to increase as Palatin's research and development and clinical testing efforts continue and expand. The ultimate completion of Palatin's development projects is contingent upon a number of factors, including the successful completion of technology and product development, obtaining required regulatory approvals and additional financing and, ultimately, achieving profitable operations.

        Change in Fiscal Year -- Effective June 30, 1996, Palatin and RhoMed each changed its fiscal year end to June 30. The fiscal year ends of Palatin and RhoMed prior to the Merger were December 31 and August 31, respectively.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        Principles of Consolidation -- The consolidated financial statements include the accounts of Palatin and its wholly owned subsidiary, RhoMed. The remaining subsidiaries of Palatin - Interfilm Technologies, Inc., Ediflex Digital Systems, Inc. and Production Equipment Leasing Corp. LP - are inactive. All significant intercompany accounts and transactions have been eliminated in consolidation.

        Accounting Basis -- The financial books and records of Palatin are maintained on the accrual basis of accounting. As a development stage enterprise, cumulative results of operations from inception are presented.

        Cash -- For purposes of presenting cash flows, Palatin considers cash as amounts on hand, on deposit in financial institutions and highly liquid investments purchased with an original maturity of three months or less.

        Equipment -- Equipment and office furniture are stated at cost, net of accumulated depreciation. Depreciation is recognized using an accelerated method over the estimated useful lives of 5 years for equipment, 7 years for office furniture and over the term of the lease for leasehold improvements. Maintenance and repairs are expensed as incurred while expenditures that extend the useful life of an asset are capitalized.

        Patents -- Patents represent the costs capitalized to successfully obtain a patent registration. Internal costs to obtain and develop the patents have been expensed. Patents are included as intangible assets in the accompanying consolidated financial statements and are stated at cost, net of accumulated amortization. Amortization is recognized using the straight-line method over the estimated patent lives ranging up to 17 years. Unsuccessful patent costs and patents with no demonstrated future value are expensed when so determined by management.

     Revenue Recognition -- The Company recognizes revenue as follows: grants and contracts - at the time such related expenses are incurred in compliance with contractual terms; license fees and royalties - ratably over the term of the license or royalty agreement; and sales - upon shipment of the product.

     Research and Development Costs -- The costs of research and development activities are expensed as incurred.

     Stock Options and Warrants -- Warrants and most common stock options have been issued at exercise prices greater than, or equal to, their fair market value at the date granted. Accordingly, no value has been assigned to these instruments. However, certain stock options were issued in the fiscal years ended August 31, 1995 and 1994 under a nonqualified stock option plan at an exercise price below market value. The difference between the exercise price and the market value of these securities has been included in general and administrative expense in the fiscal years ended August 31, 1995 and 1994, and as an addition to equity.

     Income Taxes -- Palatin and its subsidiaries intend to file consolidated federal and combined state income tax returns. Palatin accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 requires, among other things, the use of the liability method in computing deferred income taxes.

     Palatin provides for deferred income taxes relating to timing differences in the recognition of income and expense items (primarily relating to depreciation, amortization and certain leases) for financial and tax reporting purposes. Such amounts are measured using current tax laws and regulations in accordance with the provisions of SFAS 109.

     In accordance with SFAS 109, Palatin has recorded valuation allowances against the realization of its deferred tax assets. The valuation allowance is based on management's estimates and analysis, which includes tax laws which may limit Palatin's ability to utilize its tax loss carryforwards.

     Net Loss per Common Share -- Net loss per common share is calculated based upon the weighted average number of shares of Common Stock, on an as if converted basis, outstanding during each period. All options and warrants were excluded in the calculation of weighted average shares outstanding since their inclusion would have had an anti-dilutive effect.

     Financial Statement Presentation -- Certain amounts in the accompanying consolidated financial statements have been reclassified and certain notes have been modified from previous financial statements to clarify disclosure.

     Use of Estimates -- The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Pronouncements -- The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." SFAS 123 recommends changes in accounting for employee stock-based compensation plans, and requires certain disclosures with respect to these plans. The disclosures of SFAS 123 will be adopted by

Palatin effective July 1, 1996. Management has not determined the effect of this pronouncement on the Company's financial statements.

     Fair Value of Financial Instruments -- Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments," requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of Palatin.

     The following methods and assumptions were used by Palatin in estimating its fair value disclosures for financial instruments: the carrying amount reported on the balance sheet approximates the fair value for cash, short-term borrowings and current maturities of long-term debt; and the fair value for Palatin's fixed rate long-term debt is estimated based on the current rates offered to Palatin for debt of the same remaining maturities. Based on the above, the amount reported on the balance sheet approximates the fair value.

(3)   RELATED PARTY TRANSACTIONS:

     Castle Transaction -- During the fiscal year ended August 31, 1995, RhoMed encountered serious liquidity and working capital deficiencies. As a result, effective April 1995, RhoMed entered into a letter of intent with The Castle Group Ltd. ("Castle"), a company controlled by Lindsay A. Rosenwald, M.D. ("Dr. Rosenwald"), under which Castle agreed to arrange for a line of credit of up to $300,000 to finance ongoing operations; agreed to arrange for future financings; and RhoMed agreed to sell to Castle or its designees, for $4,000 consideration paid, 4,000,000 shares of RhoMed Series A Preferred Stock (equivalent to 1,867,809 shares of Common Stock). At the time the letter of intent was entered into with Castle, RhoMed was insolvent and its equity had nominal value; accordingly, the sale of RhoMed Series A Preferred Stock to Castle or its designees was recorded at the nominal $4,000 consideration paid. The issuance of RhoMed Series A Preferred Stock to designees of Castle was consummated on October 25, 1995. This resulted in Dr. Rosenwald and his designees obtaining majority ownership and control of RhoMed. Pursuant to the letter of intent, Castle provided a $300,000 line of credit. RhoMed borrowed up to the maximum under the line of credit and, at August 31, 1995, had $23,286 outstanding thereunder, which was paid in September, 1995. The average interest rate for the line of credit was 10.90%, and the average balance outstanding was $191,549.

     Dr. Rosenwald is the Chairman of Paramount Capital, Inc. ("Paramount"), which served as placement agent for RhoMed as set forth below. Commencing July 24, 1995, two of the then three members of the Board of Directors of RhoMed were employees of entities controlled by Dr. Rosenwald (the "Interested Directors"). These Interested Directors may have benefited, directly or indirectly, from the payment of commissions and expenses, and the issuance of warrants, to Paramount and affiliates. On July 28, 1995, RhoMed's Board of Directors approved an offering of Senior Bridge Notes and Class A Warrants (the "Class A Offering") (see Note 7), for which Paramount served as placement agent. Because the Interested Directors could be deemed to have a direct or indirect interest in a transaction involving a potential conflict of interest with RhoMed (a "Conflict Of Interest Transaction") contemplated under certain terms of the Class A Offering, the transaction was ratified by disinterested stockholders on August 15, 1995. In the Class A Offering, investment funds managed by a company of which Dr. Rosenwald is president purchased Senior Bridge Notes with a face value of $100,000, and Class A Warrants to purchase 300,000 shares of RhoMed common stock at $.01 per share (equivalent to 55,299 shares of Common Stock at $.05 per share).

     On November 27, 1995, RhoMed's Board of Directors approved an offering of Senior Bridge Notes and Class B Warrants (the "Class B Offering") (see Note
7), for which Paramount served as placement agent. Because certain terms of the Class B Offering could also be deemed to be a Conflict of Interest Transaction, the Interested Directors recused themselves from voting on the matter, and the Class B Offering was approved by the two disinterested directors. In the Class B Offering, investment funds managed by a company of which Dr. Rosenwald is president purchased Senior Bridge Notes with a face value of $100,000, and Class B Warrants to purchase 100,000 shares of RhoMed common stock at an adjusted exercise price of $.125 per share (equivalent to 18,433 shares of Common Stock at $.68 per share).

     On March 4, 1996, the Board of Directors approved an offering of common stock (the "Common Stock Offering") (see Note 10), and authorized an offering committee of the Board of Directors, consisting of the two disinterested directors, to determine the placement agent for the Common Stock Offering.
The selection of Paramount as placement agent was approved by the disinterested directors, who concluded that alternative means of financings were not available to RhoMed on terms more favorable than the Common Stock Offering. The price per share of RhoMed common stock in the Common Stock Offering of $.25 was determined through negotiations between RhoMed and Paramount. On May 14, 1996, the Board of Directors approved an increase in the Common Stock Offering, on which the Interested Directors recused themselves, and which was approved by the two disinterested directors. In the Common Stock Offering, investment funds managed by a company of which Dr. Rosenwald is president purchased 7,002,000 shares of RhoMed common stock at $.25 per share (equivalent to 1,290,696 shares of Common Stock at $1.36 per share).

     Accrued Compensation -- At June 30, 1996 and August 31, 1995, RhoMed owed employees approximately $78,000 and $171,000, respectively, for accrued and unpaid compensation and related benefits. These amounts do not accrue interest and are included in accrued compensation in the accompanying consolidated financial statements. All such amounts are expected to be paid in fiscal year 1997.

     Other Transactions -- There have been certain transactions between Palatin and certain related parties which have resulted in the exchange of assets or services for equity securities (see Note 10).

     Management of Palatin believes that the terms of the transactions and the agreements described above are on terms at least as favorable as those which it could otherwise have obtained from unrelated parties.

(4)  EQUIPMENT:

     Equipment consists of the following at June 30, 1996 and August 31, 1995:

                                            June 30,           August 31,
                                              1996                1995
                                       -------------         ------------

Office equipment                        $    202,960         $    183,322

Laboratory equipment                          76,929               69,989

Leasehold improvements                           -                 57,668
                                       -------------         ------------

     Equipment at cost                       279,889              310,979

Less: Accumulated depreciation               183,535              176,611
                                       -------------         ------------

                                       $      96,354         $    134,368
                                       =============         ============

(5)  INTANGIBLES:

     Palatin has obtained 11 United States (U.S.) patents and corresponding international applications have been issued or are pending in selected countries on a majority of issued U.S. patents. Palatin has applications pending for 17 additional U.S. patents, the majority of which have pending international counterparts in selected countries. Palatin has received Notices of Allowance, and has paid issue fees, on certain pending U.S. patent applications.

     Based on an evaluation by the new President and Chief Executive Officer of RhoMed and his new management team (see Note 9) of products in development and determination of the likelihood of product development and commercialization, intangible assets relating to patents not being utilized for products in active development were written-off to expense. Historical costs in each patent were used to determine the total write-off to expense of $259,334.

     Palatin has assigned its interest in several patents to secure long-term financing (see Note 6).

(6)  LONG-TERM FINANCING:

     Palatin has a long-term financing agreement with Aberlyn Holding Co., Inc., and its affiliates (collectively "Aberlyn"). Aberlyn has, in a series of transactions, loaned to Palatin approximately $1,800,000, secured by certain of Palatin's patents, intellectual property and equipment. Certain fees and costs related to the borrowings have been deferred as intangible assets and are being amortized over the remaining terms of the arrangement using the effective interest method. The agreement requires the accrual of certain interest as payable before it is earned; therefore, at any time before the scheduled payoff, the recorded long-term liability will be less than the total amount payable to settle the obligation.

     Palatin is obligated, at June 30, 1996, to make monthly payments to Aberlyn of $20,000 from June 1, 1996 through May 1, 1997, and payments of $91,695 from June 1, 1997 through May 1, 1999. Payments through May 1, 1997 will be applied to principal only; interest will be accrued during this period at an annual effective rate of 15% and paid in Palatin's Common Stock. On June 24, 1996, RhoMed issued 930,023 shares of RhoMed common stock (equivalent to 171,433 shares of Common Stock) in payment of accrued interest of $324,546 through April 30, 1996, at an immaterial premium of approximately $.10 per share over the then fair market value of RhoMed common stock. In addition, certain warrants held by Aberlyn were terminated, and RhoMed agreed that Common Stock paid as interest through May 1, 1997, would contain certain registration rights, and would be valued at the rate of 75% of the per share offering price for RhoMed's common stock in any offering commencing after the consummation of the Common Stock Offering, in which the total offering proceeds exceeds $5,000,000, or in the event no such offering is completed before April 30, 1997, at the rate of 75% of the average per share closing price for the twenty trading days immediately preceding April 30, 1997. The 25% discount to market value of Common Stock will represent additional interest payable. However, management does not anticipate the additional interest will have a material impact on the financial position or operations of the Company.

     Scheduled principal payments on the long-term financing through fiscal year 1999 at June 30, 1996, are as follows:

         Years ending June 30,
         ---------------------
                  1997                                  $     272,783

                  1998                                        697,317

                  1999                                        756,963
                                                        -------------
     Total principal payments                               1,727,063

     Accrued interest                                         312,251
                                                        -------------
                                                        $   2,039,314
                                                        =============

(7)  SENIOR BRIDGE NOTES:

     The warrants set forth below were initially exercisable for RhoMed common stock and are so described. At Note 10 all outstanding warrants, including all RhoMed warrants, are shown as converted to Common Stock.

     Class A Offering -- On July 28, 1995, the Board of Directors of RhoMed authorized an offering of up to 40 units at $25,000 per unit, with each unit consisting of a $25,000 face amount Senior Bridge Note and a Class A Warrant to purchase 75,000 shares of RhoMed common stock at an exercise price of $.01 per share (the "Class A Offering") (see Note 3). The nominal exercise price for the warrants reflected the seriously troubled financial condition of RhoMed on the date of the transaction, and accordingly no value was assigned to the Class A Warrants upon issuance. The Senior Bridge Notes sold in the Class A Offering bear interest at 1% per month, and are payable, with accrued interest, one year from the date of issuance. Class A Warrants are exercisable at any time, terminate ten years from the date of issuance, have certain registration rights, and are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock.

     All Class A Offering units were purchased, with net proceeds to RhoMed of approximately $907,000 after payment of the placement agent's commissions and expenses ($90,000) and offering expenses (approximately $3,000). Paramount (see Note 3), served as placement agent for the offering and received (i) a cash commission equal to 6% of the gross proceeds from the sale of the units,
(ii) a non-accountable expense allowance equal to 3% of gross proceeds and
(iii) placement agent's warrants ("Class A Placement Agent Warrants"), on the same terms as the Class A Warrants, equal to 15% of the Common Stock underlying the Class A Warrants issued in the Class A Offering.

     Class B Offering -- On November 27, 1995, the Board of Directors of RhoMed authorized an offering of up to 7.5 units at $100,000 per unit, with each unit consisting of a $100,000 face amount Senior Bridge Note and a Class B Warrant to purchase 100,000 shares of RhoMed common stock at an exercise price of the lesser of (a) $.25 per share and (b) 50% of the price per share of common stock in a subsequent equity offering of RhoMed common stock in which gross proceeds exceed $2,500,000 (the "Class B Offering"). Due to the seriously troubled financial condition of RhoMed on the date of the transaction, no value was assigned to the Class B Warrants upon issuance. On January 25, 1996, the Board of Directors increased the Class B Offering from
7.5 units to 8.5 units. The Senior Bridge Notes sold in the Class B Offering bore interest at 1% per month, and were payable, with accrued interest, at the earlier of (a) 5 days following the closing of an equity offering of RhoMed's securities in which gross proceeds exceeded $2,500,000 and (b) 12 months from the date of issuance. The Class B Warrants are exercisable at any time, terminate 5 years from the date of issuance, have certain registration rights, contain a call provision and are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock.

     On February 15, 1996, the purchase of units was completed. Net proceeds to RhoMed were $739,500 after payment of the placement agent's commissions and expenses ($110,500). Paramount (see Note 3), served as placement agent for the Class B Offering and received (i) a cash commission equal to 9% of the gross proceeds from the sale of the units, (ii) a non-accountable expense allowance equal to 4% of gross proceeds and (iii) placement agent's warrants ("Class B Placement Agent Warrants"), at an exercise price of $.30 per share but otherwise on the same terms as the Class B Warrants, equal to 5% of the Common Stock underlying the Class B Warrants issued in the Class B Offering. On June 28, 1996, the Class B Offering Senior Bridge Notes with accrued interest were paid in full.

(8)  NOTES PAYABLE TO STOCKHOLDERS:

     At June 30, 1996 and August 31, 1995, notes payable to stockholders consisted of four ten year notes totaling $80,000 plus interest accrued thereon. These notes were issued as part of a combined stock and debt offering during the fiscal year ended August 31, 1992 (see Note 10). Each note is a promissory note from RhoMed to the purchaser in the face amount of $20,000, bearing interest at 10% per year, accruing annually. Principal and interest on the notes becomes due and payable on the earlier of (i) July 31, 2002, or (ii) 30 days after RhoMed, or its successor, receives net proceeds from a public offering of its common stock of at least $5,000,000 or (iii) 30 days after the end of a fiscal year in which, as reflected on the audited financial statements of RhoMed or its successor, RhoMed or its successor has net assets of at least $5,000,000 or net income of at least $5,000,000. The notes had a provision providing for conversion into common stock on the basis of one share of stock for each $1.50 of principal and accrued interest. As a result of the Merger, there is no longer a right to convert.

(9)   COMMITMENTS AND CONTINGENCIES:

     Leases -- Palatin leases certain of its facilities and equipment under noncancellable operating leases. The lease on the facility in Albuquerque, New Mexico expires on December 31, 1996. Minimum future annual lease payments at June 30, 1996, are approximately $55,000 in fiscal year 1997, and approximately $12,000 to $21,000 per year thereafter until fiscal year 2001. Certain leases have been personally guaranteed by one or more former officers of RhoMed.

     Product Liability -- The testing, marketing and sale of human health care products entails an inherent risk of allegations of product liability.
Palatin does not currently have product liability insurance coverage.

     Restructuring Charge -- In conjunction with Palatin's decision to consolidate and relocate its research and development facilities and executive offices in the New Jersey area, Palatin established a restructuring charge of $284,000. The restructuring charge represents severance costs of $115,000 and facility closing expenses of $169,000. It is anticipated that eight research and development and administration and management employees will be severed; through June 30, 1996, five employees had been severed. Facility closing expenses consist primarily of costs related to lease termination and fixed asset disposals. Included in accrued expenses at June 30, 1996, is $257,152 of remaining restructuring charge.

     Commitments -- On November 27, 1995, the Board of Directors of RhoMed ratified an employment agreement (the "Employment Agreement") with Edward J. Quilty ("Mr. Quilty") to serve as President and Chief Executive Officer of RhoMed. Pursuant to the Agreement, RhoMed agreed to grant Mr. Quilty an option to acquire such number of shares of common stock as equal a 10% fully diluted equity interest in RhoMed at an exercise price of $.01 per share, which option vests in 36 equal increments on each of the first 36 monthly anniversaries of the commencement of Mr. Quilty's employment with RhoMed, and may be accelerated or terminated in part on the happening of certain events (the "Initial Option"). The Agreement further provides for anti-dilutive options, pursuant to which Mr. Quilty will be issued options to acquire the number of shares that, when aggregated with the shares issuable pursuant to the Initial Option, equal not less than 3.75% of the shares of common stock of RhoMed. The Agreement is for an initial period of one year, with automatic one year extensions, and provides that, on certain termination events, the portion of the options that would otherwise have terminated without vesting, vest and are exercisable upon termination, and also provides for specified termination pay.

     Palatin is obligated under two consulting agreements to make payments of $157,000 in fiscal year 1997 and $76,500 in fiscal year 1998.

     Legal Proceedings -- Palatin is subject to various claims and litigation in the ordinary course of its business, including patent proceedings. Management believes that the outcome of such legal proceedings will not have a material adverse effect on Palatin's financial position or future results of operation.

(10) STOCKHOLDERS' EQUITY (DEFICIT):

     Palatin Authorized Shares -- The authorized capital stock of Palatin at the time of the Merger consisted of 10,000,000 Common Stock shares and 2,000,000 shares of preferred stock, $.01 par value per share. On July 19, 1996, Palatin's Certificate of Incorporation was amended to, among other things, increase the number of shares of authorized Common Stock to 25,000,000 and to effect a 1-for-10 reverse split of the Common Stock. The consolidated financial statements have been adjusted to reflect the amendment to the Certificate of Incorporation.

     RhoMed Authorized Shares -- By Articles of Amendment approved by RhoMed's stockholders on April 4, 1996 and filed April 10, 1996, RhoMed amended its Articles of Incorporation to increase its authorized common stock from 40,000,000 to 60,000,000 shares with no par value. By Articles of Amendment approved by RhoMed's stockholders on May 24, 1996 and filed June 7, 1996, RhoMed amended its Articles of Incorporation to increase its authorized common stock from 60,000,000 to 90,000,000 shares with no par value. RhoMed has 10,000,000 shares of authorized preferred stock, no par value.

        Stock Transactions -- On March 4, 1996, the Board of Directors of RhoMed authorized an offering of up to 40 units at $100,000 per unit, with each unit consisting of 400,000 shares of RhoMed common stock at a purchase price of $.25 per share (the "Common Stock Offering") (equivalent to 73,733 shares per unit at a purchase price of $1.36 per Palatin Common Stock share). On May 14, 1996, the Board of Directors authorized an increase in the Common Stock Offering of up to 100 units. Paramount served as placement agent for the Common Stock Offering and received (i) a cash commission equal to 9% of the gross proceeds from the sale of the units, (ii) a non-accountable expense allowance equal to 4% of gross proceeds and (iii) placement agent's warrants ("Stock Offering Placement Agent Warrant"), equal to 10% of the common stock issued in the Common Stock Offering, at an exercise price of $.30 per RhoMed common stock share (equivalent to $1.63 per Palatin Common Stock share), which are freely exercisable and terminate ten years from the date of issuance, have certain registration rights, and are subject to adjustment in certain circumstances. On June 24, 1996, RhoMed terminated the Common Stock Offering. RhoMed sold 96.454 units, realizing net proceeds of approximately $8,391,000, and issued 38,581,600 shares of RhoMed common stock (equivalent to 7,111,846 shares of Common Stock).

        On June 24, 1996, and pursuant to the Merger, certain stockholders of Interfilm prior to the Merger and third parties purchased 3,000,000 shares of RhoMed common stock at a purchase price of $.25 per share, with net proceeds to RhoMed of approximately $748,000 (equivalent to 552,997 shares of Common Stock at a purchase price of $1.36). Also, and pursuant to the Merger, warrants to purchase 1,500,000 shares of RhoMed common stock at an exercise price of $.40 were issued to certain stockholders of Interfilm prior to the Merger and third parties ("Merger Warrants") (equivalent to 276,499 shares of Common Stock at an exercise price of $2.17). The Merger Warrants are exercisable at any time, terminate four years from the date of issuance, have certain registration rights, contain a call provision and are subject to adjustment in certain circumstances.

        In the ten months ended June 30, 1996, RhoMed issued 124,525 shares of RhoMed common stock (equivalent to 22,954 shares of Common Stock) in exchange for services, and Palatin issued 103,017 shares of Common Stock in exchange for services. In addition, RhoMed has issued stock for accrued interest, and Palatin is obligated to issue additional stock in payment of accrued interest (see Note 6).

        RhoMed commenced a private offering of preferred stock in fiscal year 1994, and a private offering of units consisting of RhoMed common stock and common stock warrants in fiscal year 1995, both of which were terminated without having raised the minimum required for closing. Stock issuance costs incurred in connection with both offerings were expensed to operations in the fiscal year in which such costs were incurred.

        In February 1993, RhoMed issued a private offering memorandum for the sale of securities, consisting of units of 10,000 shares of RhoMed common stock for $10,000 per unit ($1.00 per share). RhoMed sold 58.4 units, realizing net proceeds of approximately $577,000.

     In September 1992, RhoMed issued a private offering memorandum for the sale of securities, consisting of units of 33,333 shares of RhoMed common stock for $25,000 per unit ($.75 per share). RhoMed sold 8 units, realizing net proceeds of approximately $191,000.

     In December 1991, RhoMed issued a private offering memorandum for the sale of units consisting of 26,289 shares of RhoMed common stock and a $20,000
note (see Note 8).   Four units were sold for $25,000 per unit.

     RhoMed common stock issuance prices represented market value of the RhoMed common stock on the date of issuance.

     Outstanding Stock Purchase Warrants -- At June 30, 1996, Palatin had the following warrants outstanding, all of which are currently exercisable except 11,111 warrants included in "Other Warrants." Each warrant is restated as Common Stock:

                                     Palatin Common         Exercise Price           Latest
         Warrant                      Stock Shares             per Share        Termination Date
- - --------------------------           --------------         --------------      ----------------
Class A Offering                         552,997            $          .05            9/13/05
Class A Placement Agent                   82,949                       .05            9/13/05
Class B Offering                         156,683                       .68            2/15/01
Class B Placement Agent                    7,834                      1.63            2/15/06
Stock Offering Placement Agent           711,184                      1.63            6/25/06
Merger Warrants                          276,499                      2.17            6/24/00
Other Warrants                            31,967            $2.71 - $70.50           10/20/99
                                      ----------            --------------           --------
  Total                                1,820,113            $ .05 - $70.50            6/25/06
                                      ==========            ==============           ========

The Class B Offering and Merger Warrants contain provisions providing for termination of the warrant if not exercised following notice of specified per share trading prices.

     Palatin Stock Option Plans -- Palatin had, prior to the Merger, adopted its 1993 Equity Incentive Plan, pursuant to which options for 26,750 Common Stock shares, calculated on a post-reverse stock split basis, were granted and outstanding at June 30, 1996. Palatin does not intend to issue any new options under the 1993 Equity Incentive Plan.

     RhoMed Stock Option Plans -- RhoMed has 4 stock option plans, with options granted thereunder constituting RhoMed Derivative Securities which, pursuant to the Merger, were automatically converted into rights upon exercise to receive Common Stock in the same manner in which the shares of RhoMed common stock were converted.

     Two RhoMed stock option plans are qualified "incentive stock option" plans under the Internal Revenue Code, for which 8,250,000 shares of RhoMed common stock were reserved. The other plans are nonqualified stock option plans, for which 3,250,000 shares of RhoMed common stock were reserved. Palatin does not intend to issue any new options under the RhoMed stock option plans.

        The table below presents options in RhoMed common stock, with conversion to Common Stock shown as "Restated to Palatin Options." The "Outstanding" and "Exercisable" as of June 30, 1996, are stated as Common Stock. Information related to stock option activity under these plans for the period from inception to June 30, 1996 is as follows:

                                                           Incentive Stock Options              Nonqualified Stock Options
                                                    ---------------------------------        -------------------------------
                                                        Number                                Number
                                                      of Shares        Price per Share       of Shares       Price per Share
                                                    -------------      ---------------       ---------       ---------------
Balance at inception                                            -        $           -                -         $          -
    Granted                                               628,750           .50 - 1.00        1,053,179          .425 - 1.00
    Terminated                                             37,000                 1.00            2,500                 1.00
                                                    -------------        -------------       ----------         ------------
Outstanding, August 31, 1994                              591,750           .50 - 1.00        1,050,679          .425 - 1.00
    Granted                                                99,000                  .35          196,400           .30 - 1.00
    Terminated                                             36,000                 1.00                -                    -
                                                    -------------        -------------       ----------         ------------
Outstanding, August 31, 1995                              654,750           .35 - 1.00        1,247,079           .30 - 1.00
    Granted                                             7,601,204           .01 -  .25        1,718,123           .01 -  .25
    Terminated                                            193,750           .25 - 1.00           57,000                 1.00
                                                    -------------        -------------       ----------         ------------
Outstanding, June 25, 1996                              8,062,204           .01 - 1.00        2,908,202           .01 - 1.00
Conversion to Palatin Options                          (6,576,078)                           (2,372,126)
                                                    -------------                            ----------
Restated to Palatin Options                             1,486,126           .05 - 5.42          536,076           .05 - 5.42
Palatin Options Outstanding, June 25, 1996                 26,750        76.50 - 90.00                -                    -
                                                    -------------        -------------       -----------        ------------
Outstanding, June 30, 1996                              1,512,876        $.05 - $90.00          536,076         $.05 - $5.42
                                                    =============        =============       ==========         ============
Exercisable, June 30, 1996                                214,472        $.05 - $90.00          225,453         $.05 - $5.42
                                                    =============        =============       ==========         ============

No options have been exercised since inception.

(11)    GRANTS, CONTRACTS AND ROYALTIES:

        Pursuant to contract with the New Mexico Research and Development Institute to develop products for medical research and diagnostic imaging, for which all work has now been completed, the State of New Mexico earns (i) a 2% royalty on gross revenues for products developed under the contract and manufactured in New Mexico and (ii) a 5% royalty on products manufactured outside New Mexico, subject to maximum repayment limits over specified time frames.

        RhoMed applies for and has received grants and contracts under the Small Business Innovative Research (SBIR) program and other federally funded grant and contract programs. Since inception, approximately $2,526,000 of RhoMed's revenues have been derived from federally or state funded grants and contracts. Under federal grants and contracts, there are no royalties or other forms of repayment; however, in certain limited circumstances the government can acquire rights to technology which is not being commercially exploited. Most contract costs, including indirect costs, are subject to audit and adjustment by negotiation with government representatives.

     RhoMed also engages in contract development work with private sector companies, both foreign and domestic. From inception to August 31, 1995, RhoMed's contract revenues from such private sector companies are approximately $335,000.

     RhoMed has solicited and performed cooperative research and development agreements with various national laboratories of the Department of Energy, which did not involve any payment of funds to the Department of Energy or its contractors by RhoMed and were cancelable by RhoMed upon less than six month's notice to the relevant contractor.

(12) LICENSING AGREEMENTS:

     RhoMed entered into a license agreement, effective November 2, 1992, with Sterling Winthrop, Inc., a major pharmaceutical company ("Sterling"), under which RhoMed granted to Sterling (i) a non-exclusive license to certain patented radiolabeling technology for imaging uses and (ii) an option to acquire a license on similar terms for therapeutic uses. The license agreement is renewable annually and provides for certain license fee payments to RhoMed together with milestone payments on product development and percentage of sales production royalties. During the fiscal years ended

August 31, 1995 and 1994, RhoMed received $50,000 in royalties and option payments under the license agreement. During the fiscal year ended August 31, 1994, the license agreement was assigned by Sterling to Burroughs Wellcome Co., a major pharmaceutical company, in conjunction with the purchase of certain assets of Sterling by Burroughs Wellcome Co. Concurrently with entering into the license agreement, RhoMed entered into a development agreement, which expired December 31, 1993, with Sterling, under which RhoMed performed specified product development services for $125,000, of which $25,000 is included in grant and contract revenue for the fiscal year ended August 31, 1994.

     RhoMed entered into a license agreement, effective May 1, 1992, with Rougier Bio-Tech Limited, a foreign biotechnology concern ("Rougier"), under which RhoMed granted Rougier an exclusive license to certain patented radiolabeling technology for a defined field-of-use. The agreement, which is for the life of the patents and is renewable annually, provides for license fee payments to RhoMed and percentage of sales production royalties with a minimum annual royalty. Under this agreement, $7,500 of royalties and fees were paid to RhoMed in the fiscal year ended August 31, 1995.

(13) INCOME TAXES:

     Effective September 1, 1993, RhoMed adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Prior to 1993, RhoMed accounted for income taxes following the provisions of Accounting Principles Board Opinion No. 11.

     RhoMed has had no income tax expense or benefit since inception because of operating losses. Deferred tax assets and liabilities are determined based on the estimated future tax effect of differences between the financial statements and tax reporting basis of assets and liabilities, given the provisions of the tax laws. A valuation allowance for the net deferred tax assets has been recorded at June 30, 1996, based on the weight of evidence that the deferred tax assets exceed the likely reversal of deferred tax liabilities and likely taxable income. The difference between the expected benefit of the federal tax rate of 34% and the actual benefit of zero is due to this valuation allowance. Significant components of deferred tax assets and liabilities are as follows:

                                                                   June 30, 1996                   August 31, 1995
                                                                  ---------------                 ----------------
Deferred tax assets:
   Payroll compensation accruals                                     $    39,887                     $     84,088
   Restructuring accrual                                                  55,484                                -
   Net operating losses                                                2,793,025                        1,596,736
   Other                                                                  43,710                           32,766
                                                                     -----------                     ------------
Total gross deferred tax assets                                        2,932,106                        1,713,584
Less: Valuation allowance                                             (2,915,557)                      (1,603,744)
                                                                     -----------                     ------------
Deferred tax assets, net                                                  16,549                          109,840
                                                                     -----------                     ------------
Deferred tax liabilities:
   Basis difference in intellectual and
       proprietary property                                              (12,516)                        (109,291)
   Other                                                                  (4,033)                            (549)
                                                                     -----------                     ------------
   Total gross deferred tax liabilities                                  (16,549)                        (109,840)
                                                                     -----------                     ------------
Deferred tax assets (liabilities), net                               $         -                    $           -
                                                                     ===========                    =============

        The Tax Reform Act of 1986 imposes limitations on the use of net operating loss carryforwards if certain stock ownership changes occur. As a result of the change in majority ownership relating to the Castle transaction (see Note 3), the Common Stock Offering (see Note 10) and the Merger (see Note
1), under Internal Revenue Code Section 382, RhoMed most likely will not be able to utilize its net operating loss carryforwards after the dates of ownership change. Thus, Palatin most likely will not be able to realize the benefit of any or all of RhoMed's net operating loss carryforwards in the future.

        Furthermore, due to the Merger, Palatin applied to the Internal Revenue Service to change its year end to June 30 from December 31. Internal Revenue Service approval of this change is still pending.

        Income tax returns for RhoMed for the years ended August 31, 1995 and 1994 have not been filed; however, management believes that since there is no tax liability, there will be no material adverse effect on Palatin.

(14)    COMPARISON WITH TEN MONTHS ENDED JUNE 30, 1995:

        As noted above (see Note 1), Palatin changed its fiscal year end to June 30. Therefore, the following June 30, 1995, selected financial information, adjusted to reflect the amendment to the Certificate of Incorporation of Palatin as if it had been filed on June 30, 1995, and as if the Merger had been consummated on June 25, 1995, is presented for comparative purposes only (unaudited):


                                          Ten Months Ended
                                             June 30,
                                 -------------------------------------
                                     1996                    1995
                                 ------------            -------------
Revenues                         $     24,457            $     94,842
Expenses                            2,779,573               1,076,473
Other income (expenses)            (1,142,763)               (305,615)
                                 ------------            ------------
Net loss                         $ (3,897,879)           $ (1,287,246)
                                 ============            ============
Weighted average number of
  common shares outstanding         2,144,131               1,230,550
                                 ============            ============
Net loss per common share        $      (1.82)           $      (1.05)
                                 ============            ============

                                  PALATIN TECHNOLOGIES, INC.
                               (A Development Stage Enterprise)
                                 CONSOLIDATED BALANCE SHEETS
                                         (unaudited)

                                                            March 31, 1997      June 30, 1996
                                                            --------------      -------------
ASSETS
Current assets:
     Cash and cash equivalents                                $  4,863,237      $  6,791,300
     Accounts receivable                                           267,870             4,574
     Prepaid expenses and other                                     59,137            66,430
                                                              ------------      ------------
               Total current assets                              5,190,244         6,862,304


Equipment, net of accumulated depreciation of
  $222,174 and $183,535 as of March  31, 1997 and
  June 30, 1996, respectively                                      186,008            96,354
Intangibles, net of accumulated amortization of
  $98,782 and $91,336 as of March 31, 1997 and
  June 30, 1996, respectively                                       75,940            82,547
                                                              ------------      ------------

                                                              $  5,452,192      $  7,041,205
                                                              ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                         $    216,572      $    214,424
     Accrued compensation owed to employees                              -            78,084
     Accrued expenses                                              311,048           655,197
     Current portion of long-term financing, including
       accrued interest of $352,829 and $38,912 as of
       March 31, 1997 and June 30, 1996, respectively              936,950          311,695
     Senior bridge notes, including related party
       transaction of $110,000 as of June 30, 1996                       -        1,100,000
                                                              ------------      ------------
               Total current liabilities                         1,464,570        2,359,400

     Long-term financing, including accrued interest
       of $0 and $273,339 as of March 31, 1997 and
       June 30, 1996, respectively                                 968,527        1,727,619
     Deferred license revenue                                      550,000                -
     Notes payable to stockholders, including accrued
       interest of $41,979 and $35,979 as of
       March 31, 1997 and June 30, 1996, respectively              121,979          115,979
                                                              ------------      ------------

               Total liabilities                                 3,105,076        4,202,998
                                                              ------------      ------------

Stockholders' equity:
     Preferred stock, $.01, and 2,000,000 shares
       authorized, as of March 31, 1997 and June 30, 1996;
       and 30,630 and no shares issued as of March 31, 1997
       and June 30, 1996, respectively                           2,680,591                -
     Common stock, $.01, and 25,000,000 shares authorized,
       as of March  31, 1997 and June 30, 1996; and
       11,753,978 and 11,538,777 issued as of March 31, 1997
       and June 30, 1996, respectively                             117,540          115,388
     Treasury stock, 1,229 shares of Common Stock                   (1,667)          (1,667)
     Additional paid-in capital                                 11,018,039       10,804,394
     Common stock earned but not issued                            279,278           53,030
     Unamortized deferred compensation                             (88,221)               -
     Deficit accumulated during the development stage          (11,658,444)      (8,132,938)
                                                              ------------      ------------

               Total stockholders' equity                        2,347,116        2,838,207
                                                              ------------      ------------

                                                              $  5,452,192      $ 7,041,205
                                                              ============      ===========

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.


                                            PALATIN TECHNOLOGIES, INC.
                                        (A Development Stage Enterprise)
                                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (unaudited)

                                                                                                              Inception
                                       Three Months Ended March 31,    Nine Months Ended March 31,       (January 28, 1986)
                                       ____________________________    ___________________________             through
                                          1997              1996          1997             1996             March 31, 1997
                                   _____________       ____________    ___________     ___________       ____________________

REVENUES:
     Grants and contracts          $    267,862        $         -     $  267,862      $        -                $  3,128,374
     License fees and royalties         350,000                  -        350,000               -                     684,296
     Sales                                    -             12,240         22,184           20,971                    318,917
                                   ------------        -----------     ----------      -----------               ------------
         Total revenues                 617,862             12,240        640,046           20,971                  4,131,587
                                   ------------        -----------     ----------      -----------               ------------

EXPENSES:
     Research and development         1,050,400            242,212       2,300,669         557,955                  6,697,077
     General and administrative         793,370            405,111       1,740,125       1,107,061                  6,759,086
     Restructuring charge                     -             24,309               -          24,309                    284,000
     Net intangibles write down               -                  -               -               -                    259,334
                                   ------------        -----------     -----------     -----------               ------------
         Total operating expenses     1,843,770            671,632       4,040,794       1,689,325                 13,999,497
                                   ------------        -----------     -----------     -----------               ------------

OTHER INCOME (EXPENSES):
     Other income                        36,330                  -         159,023               -                    230,403
     Interest expense                   (84,927)          (143,465)       (301,200)       (348,121)                (1,344,386)
     Placement agent commissions
       and fees on debt offering              -           (101,541)              -        (135,341)                  (168,970)
     Merger costs                        17,419             (9,611)         17,419          (9,611)                  (507,581)
                                   ------------        -----------     -----------     -----------               ------------
         Total other income
           (expenses)                   (31,178)          (254,617)       (124,758)       (493,073)                (1,790,534)
                                   ------------        -----------     -----------     -----------               ------------

NET LOSS                             (1,257,086)          (914,009)     (3,525,506)     (2,161,427)               (11,658,444)

PREFERRED STOCK DIVIDEND               (540,529)                 -        (540,529)              -                   (540,529)
                                   ------------        -----------     -----------     -----------               ------------

NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS               $ (1,797,635)       $  (914,009)    $(4,066,035)    $(2,161,427)              $(12,198,973)
                                   ============        ===========     ===========     ===========               ============

Weighted average number of common
     shares outstanding              11,745,837          1,294,792      11,618,271       1,290,451                  1,948,514
                                     ==========          =========      ==========       =========                  =========

Net loss per common share              $  (0.15)          $  (0.71)    $     (0.35)       $  (1.67)                  $  (6.26)
                                   ============        ===========     ===========     ===========               ============


The accompanying notes to consolidated financial statements are an integral part of these statements.


                                            PALATIN TECHNOLOGIES, INC
                                        (A Development Stage Enterprise)
                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (unaudited)

                                                                  Nine Months Ended                   Inception
                                                                      March 31,                  (January 28, 1986)
                                                                 _____________________                 through
                                                                 1997             1996              March 31, 1997
                                                           --------------     --------------     --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                              $  (3,525,506)     $  (2,161,428)     $  (11,658,444)
     Adjustments to reconcile net loss to net
      cash used for operating activities:
       Depreciation and amortization                               46,085            58,788             354,659
       Interest expense on related-party debt                       6,000             6,000              59,387
       Accrued interest on long-term financing                    226,248           247,407           1,022,286
       Accrued interest on short-term financing                  (100,000)           93,510               7,936
       Intangibles and equipment write down                             -                 -             278,318
       Deferred license revenue                                   550,000                 -             550,000
       Accretion of compensatory options and warrants             116,078                 -             116,078
       Equity and notes payable issued for expenses                     -                 -             296,047
       Settlement with consultant                                       -                 -             (28,731)
       Changes in certain operating assets and liabilities:
          Accounts receivable                                    (263,295)           (2,999)           (267,869)
          Prepaid expenses and other                                7,293           (12,761)            (59,137)
          Intangibles                                                (839)          (15,833)           (428,177)
          Accounts payable                                          2,148           (82,329)            215,672
          Accrued compensation owed to employees                  (78,084)           27,126              16,548
          Accrued expenses                                       (344,149)           27,097             339,779
                                                           --------------     --------------     ---------------
           Net cash used for operating activities              (3,358,021)       (1,815,422)         (9,185,648)
                                                           --------------     --------------     ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                           (128,293)           (9,513)           (463,522)
                                                           --------------     --------------     ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable, related party                           -                 -             302,000
   Payments on notes payable, related party                             -          (302,000)           (309,936)
   Proceeds from senior bridge notes payable                            -         1,850,000           1,850,000
   Payments on senior bridge notes                             (1,000,000)                -          (1,850,000)
   Proceeds from notes payable and long-term financing                  -                 -           1,951,327
   Payments on notes payable and long-term financing             (133,837)          (45,000)           (323,898)
   Proceeds from paid-in capital from common
     stock warrants                                                 9,999                 -             109,999
   Proceeds from common stock, stock option
     issuances and preferred stock, net                         2,682,089           305,617          12,784,581
   Purchase of treasury stock and fractional shares                     -                 -              (1,667)
                                                           --------------     --------------     ---------------

        Net cash provided by financing activities               1,558,251          1,808,617         14,512,407
                                                           --------------     --------------     ---------------

NET INCREASE (DECREASE) IN CASH                                (1,928,063)           (16,318)         4,863,237

CASH and cash equivalents, beginning of period                  6,791,300             46,768                  -
                                                           --------------     --------------     ---------------

CASH and cash equivalents, end of period                     $  4,863,237        $    30,450       $  4,863,237
                                                           ==============     ==============     ===============

The accompanying notes to consolidated financial statements are an integral part of these statements.


                          PALATIN TECHNOLOGIES, INC.
                       (A Development Stage Enterprise)
             Notes to Consolidated Financial Statements (Unaudited)
               For the Nine Months Ended March 31, 1997 and 1996

(1)   NATURE OF BUSINESS

      Through its wholly-owned subsidiary RhoMed Incorporated ("RhoMed"), Palatin Technologies, Inc. (the "Company") is a development-stage biopharmaceutical company dedicated to developing and commercializing products and technologies for diagnostic imaging, cancer therapy and ethical drug development utilizing peptide, monoclonal antibody and radiopharmaceutical technologies. The Company was incorporated under the laws of the State of Delaware on November 21, 1986. Since June 25, 1996, the effective date of the merger (the "Merger") of a wholly-owned subsidiary of the Company with and into RhoMed, all outstanding shares of RhoMed equity securities were exchanged for the Company's common stock, $.01 par value per share (the "Common Stock"). The business of RhoMed represents the on-going business of the Company.

     As a result of the Merger, RhoMed became a wholly-owned subsidiary of the Company, with the holders of RhoMed preferred stock and RhoMed common stock (including the holders of "RhoMed Derivative Securities" as hereafter defined) receiving an aggregate of approximately 96% interest in the equity securities of the Company on a fully-diluted basis. Additionally, all warrants and options to purchase common stock of RhoMed outstanding immediately prior to the Merger (the "RhoMed Derivative Securities"), including without limitation, any rights underlying RhoMed's qualified or nonqualified stock option plans, were automatically converted into rights upon exercise to receive the Company's Common Stock in the same manner in which the shares of RhoMed common stock were converted. Since the former stockholders of RhoMed retained more than a 50% controlling interest in the surviving company (Palatin Technologies, Inc.), the Merger was accounted for as a reverse merger. The historical financial statements prior to June 25, 1996, are those of RhoMed, except that the net loss per common share has been stated on an as if converted basis.

     Since its inception, RhoMed has devoted substantially all of its efforts and resources to the research and development of its technology. RhoMed has experienced operating losses in each year since its inception and, as of March 31, 1997, the Company, including its wholly-owned subsidiary RhoMed, had a deficit accumulated during the development stage of $11,658,444. The Company expects to incur additional operating losses over the next several years and expects cumulative losses to increase as the Company's research and development and clinical testing efforts continue and expand. The ultimate completion of the Company's development projects is contingent upon a number of factors, including the successful completion of technology and product development, obtaining required regulatory approvals and additional financing and, ultimately, successfully commercializing its products and achieving profitable operations.

(2)  BASIS OF PRESENTATION

     The accompanying financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Certain information and footnote disclosure normally included in the Company's audited annual financial statements has been condensed or omitted in the Company's interim financial statements. In the opinion of the Company, these financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 1997 and June 30, 1996, and the results of operations for the three and nine month periods ended March 31, 1997 and 1996 and cash flows for the nine months ended March 31, 1997 and 1996, and for the period from inception (January 28, 1986) to March 31, 1997. The results of operations for the interim period may not necessarily be indicative of the results of operations expected for the full year, except that the Company expects to incur a significant loss for the fiscal year ended June 30, 1997.

     The accompanying financial statements and the related notes should be read in conjunction with the Company's audited financial statements for the ten months ended June 30, 1996 and the fiscal years ended August 31, 1995 and 1994 filed with the Company's Form 10-KSB for the transition period from September 1, 1995 to June 30, 1996.

(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Research and Development Costs -- The costs of research and development activities are expensed as incurred.

     Net Loss per Common Share -- Net loss per common share is calculated based upon the weighted average number of shares of Common Stock, on an as if converted basis, outstanding during each period. All options and warrants were excluded in the calculation of weighted average shares outstanding since their inclusion would have had, in the aggregate, an anti-dilutive effect.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 (SFAS 128), "Earnings per Share." The statement is effective for financial statements for periods ending after December 15, 1997, and changes the method in which earnings per share will be determined. Adoption of this statement by the Company will not have a material impact on earnings per share.

     Revenue Recognition -- The Company recognizes revenue as follows: grants and contracts - at the time such related expenses are incurred in compliance with contractual terms; license fees and royalties - ratably over the term of the license or royalty agreement; and sales - upon shipment of the product.

     Use of Estimates -- The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)  SENIOR BRIDGE NOTES:

     On July 28, 1995, the Board of Directors of RhoMed authorized an offering of up to 40 units at $25,000 per unit, with each unit consisting of a $25,000 face amount Senior Bridge Note and a Class A Warrant to purchase 75,000 shares of RhoMed common stock (equivalent to 13,285 shares of Common Stock) at an exercise price of $.01 per share (the "Class A Note and Warrant Offering"). The Senior Bridge Notes sold in the Class A Note and Warrant Offering (the "Senior Bridge Notes") bore interest at 1% per month, and were payable, with accrued interest, one year from the date of issuance. All of the 40 Class A Note and Warrant Offering units were purchased with proceeds prior to commissions and expenses of $1,000,000. In August and September of 1996, the Senior Bridge Notes sold in the Class A Note and Warrant Offering were repaid in full, totaling $1,000,000 of principal and $120,000 of accrued interest.

(5)  SERIES A PREFERRED STOCK:

     On December 2, 1996, the Company commenced an offering of units of Series A Preferred Stock (the "Series A Offering") at a price of $100,000 per unit, with each unit consisting of 1,000 shares of Series A Preferred Stock. As of March 31, 1997, the Company had sold 30.63 units, representing 30,630 shares of Series A Preferred Stock, for net proceeds to the Company of $2,680,591, after deducting commission and other expenses of the Series A Preferred Stock offering. The final closing on the Series A Offering was effective as of May 9, 1997, with the Company having sold an aggregate total of 137.78 units, representing 137,780 shares of Series A Preferred Stock, for gross proceeds of $13,778,000 and net proceeds to the Company of approximately $11,800,000, after deducting commission and other expenses of the Series A Offering.

     Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, into shares of Common Stock at a conversion price of $1.24. The $1.24 represents a discount of 15% to the average closing bid price of the Common Stock for the twenty (20) consecutive trading days immediately preceding the final closing. The 15% discount has been reflected in the Company's consolidated statement of operations as a dividend to Series A Preferred Stock of $540,529. The Series A Preferred Stock also contains a reset mechanism (see Part II, Item 2, "Change in Securities"). The Series A Preferred Stock may be mandatorily converted by the Company, if, commencing May 9, 1998, the closing bid price of the Common Stock exceeds 200% of the then applicable conversion price for at least twenty (20) trading days in any thirty (30) consecutive trading day period ending three (3) days prior to the date of conversion.

     In the event that the Company does not, by February 3, 1998, increase its authorized capital to at least that number of shares of Common Stock necessary for issuance upon exercise of all Series A Preferred Stock sold in the Series A Offering, the Company has agreed that the holders of Series A Preferred Stock shall be entitled, at the option of each holder to either: (i) require the Company to repurchase all shares of Series A Preferred Stock then held by such holder at $100.00 per share of Series A Preferred Stock, or (ii) require the Company to purchase at fair market value that portion of the shares which would have been issuable to the holder upon conversion but which the Company was unable to issue due to the lack of authorized and reserved shares of Common Stock. The fair market value per share of Common Stock shall be paid in cash, or, if the Company does not have sufficient cash, then with secured demand notes, the fair market value shall mean the closing bid price per share of the Common Stock as quoted on the OTC Bulletin Board for the trading day immediately preceding the conversion.

     As of March 31, 1997, the Company had sufficient Common Stock to convert all Series A Preferred Stock outstanding. If the Company does not have a sufficient number of authorized shares of Common Stock available for conversion of all outstanding Series A Preferred Stock prior to the issuance of the Company's financial statements for the fiscal year ending June 30, 1997, the Company will, as appropriate, classify the amount of Series A Preferred Stock in excess of Common Stock available for conversion outside of stockholders' equity.

     The securities offered in the Series A Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company agreed to file, no later than July 8, 1997, a registration statement under the Securities Act to permit resales of the Common Stock issuable upon conversion of the Series A Preferred Stock. The Company is in the process of preparing such registration statement and intends to file it as soon as practicable.

(6)  EQUIPMENT:

     Equipment consists of the following at March 31, 1997 and June 30, 1996:

                                             March  31,          June 30,
                                                1997               1996
                                             ----------          --------
       Office equipment                      $ 257,470         $  202,960
       Laboratory equipment                     83,285             76,929
       Leasehold improvements (not placed
        in service)                             67,427                  -
                                             ----------         ---------
            Equipment at cost                  408,182            279,889
       Less: Accumulated depreciation          222,174            183,535
                                             ----------         ---------
                                            $  186,008          $  96,354
                                            ===========         ==========

(7)  COMMITMENTS AND CONTINGENCIES:

     Leases -- The Company leases certain of its facilities and equipment under noncancellable operating leases. In October 1996, the lease on the facility in Albuquerque, New Mexico was extended from March 31, 1997 until August 31, 1997, and in March 1997, the lease was amended to provide for optional extensions through December 31, 1997. In March 1997, the Company entered into a ten-year lease on research and development facilities in Edison, New Jersey, with the lease term expected to commence in July 1997. Minimum future lease payments escalate from approximately $116,000 per year to $200,000 per year after the fifth year of the lease term. The lease will expire in fiscal year 2007.

     Merger Costs -- In conjunction with the Merger which occurred on June 25, 1996, costs of $525,000 were charged to operations for the ten months ended June 30, 1996. With no additional Merger costs anticipated, the remaining accrual of $17,419 was written off as of March 31, 1997.

     Restructuring Charge -- In conjunction with the Company's decision to consolidate and relocate its research and development facilities and executive offices in the New Jersey area, the Company established a restructuring charge of $284,000. The restructuring charge to date represents severance costs of $115,000 and facility closing expenses of $169,000. Through March 31, 1997, eight research and development and administration and management employees had been severed. Facility closing expenses consist primarily of costs related to lease termination and fixed asset disposals. Included in accrued expenses at March 31, 1997, is $142,736 of remaining restructuring charge.

                      [OUTSIDE BACK COVER OF PROSPECTUS]
------------------------------------------------------------------------------



                      DELIVERY OF PROSPECTUSES BY DEALERS

UNTIL ____________ ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                     ------------------------------------


No dealer, salesman or other person has been authorized to give information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than those to which it relates or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                     ------------------------------------



                               TABLE OF CONTENTS

         Item                                                        Page Number

Available Information.......................................Inside Front Cover
Incorporation By Reference..................................Inside Front Cover
Prospectus Summary......................................................1
         The Company....................................................1
         The Offering...................................................3
Risk Factors............................................................5
Use of Proceeds........................................................18
Market For Common Stock and Related Stockholder Matters................18
Capitalization.........................................................19
Management's Discussion and Analysis of Financial Condition
         and Results of Operations.....................................20
Business...............................................................26
Management.............................................................42
Executive Compensation.................................................48
Principal Stockholders.................................................53
Certain Transactions...................................................59
Description of Securities..............................................61
Selling Stockholders...................................................65
Plan of Distribution...................................................75
Legal Matters..........................................................76

Experts................................................................76
Changes In Accountants ................................................77
Financial Statements...................................................78
Delivery of Prospectuses By Dealers.........................Outside Back Cover
Table of Contents...........................................Outside Back Cover

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 24.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

         Article V, Section 3 of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director.

         Article VI of the Company's Certificate of Incorporation provides that the Company shall make the indemnification permitted under Section 145 of the Delaware General Corporation Law, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct. Article VI further provides that the Company may advance expenses for defending actions, suits or proceedings upon such terms and conditions as the Company's Board of Directors deems appropriate, and that the Company may purchase insurance on behalf of indemnified persons whether or not the Company would have the power to indemnify such persons under Section 145 the Delaware General Corporation Law.

         The Company's Bylaws contain substantially the same indemnification provisions as the Company's Certificate of Incorporation, summarized above.

         The Company's employment agreement with Edward J. Quilty requires the Company to indemnify and advance expenses to Edward J. Quilty, the Company's Chairman of the Board, President and Chief Executive Officer, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

         Each of the agreements pursuant to which Selling Stockholders acquired Offered Shares from the Company provides that the Company will indemnify each Selling Stockholder, and each Selling Stockholder will indemnify the Company, and in some cases the Company's directors, officers and control persons, against certain liabilities which might arise from the Offering. The indemnifications may cover liabilities arising under the Securities Act. The obligation of a Selling Stockholder to indemnify the Company or its affiliates is (absent fraud) limited to liabilities based on

                                 Part II - 1
written information which the Selling Stockholder provides to the Company for inclusion in the Registration Statement.

         The Company has obtained a directors' and officers' liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act.



Item 25.  Other Expenses of Issuance and Distribution.

         The Company will bear all expenses, estimated at $[_________], incurred in connection with the registration of the Offered Shares under the Securities Act and qualification or exemption of the Offered Shares under state securities laws, excluding fees of legal counsel for any Selling Stockholder. Each Selling Stockholder will pay all underwriting discounts and selling commissions applicable to the sale of the Selling Stockholder's Offered Shares.


registration fees                 $7,565
federal taxes                         $0
states taxes and fees                 $0
trustees' and transfer agents' fees   $_
costs of printing and engraving  $10,000*
legal fees                           $_*
accounting fees                  $15,000*
engineering fees                      $0
listing fees                          $0
miscellaneous                        $_*
------------------


*  To be filed by amendment.



Item 26.  Recent Sales of Unregistered Securities.

During the three years preceding the date of this registration statement, the Company sold securities of the following classes without registering the securities under the Securities Act, all in non-underwritten transactions:

         1. Series A Convertible Preferred Stock. The Company sold restricted shares of Series A Convertible Preferred Stock to a total of 211 accredited investors in a private placement and claimed exemption under Rule 506 of Regulation D under the Securities Act. The Company offered and sold the securities solely to accredited investors (as defined in Regulation D) and made no public solicitation. Transfer of the Series A Convertible Preferred Stock is restricted and the certificates representing Series A Convertible Preferred Stock bear a restrictive legend. Each purchaser represented to the Company that the purchaser was purchasing the Series A Convertible Preferred

                                 Part II - 2

Stock for the purchaser's own account for investment and not with a view toward resale or distribution to others.


                       NUMBER      OFFERING      CASH COM-
    DATE OF SALE     OF SHARES      PRICE       MISSIONS(1)
-------------------- ---------- -------------- -------------
February 21, 1997        30,630     $3,063,000      $398,190
April 3, 1997            76,225     $7,622,500      $990,925
May 9, 1997              30,925     $3,092,500      $402,025
             TOTALS:    137,780    $13,778,000    $1,791,139


(1) Includes commission of 9% and non-accountable expense allowance of 4%. Does not include Preferred Stock Placement Warrants, described below.

         2. Preferred Stock Placement Warrants. The Company issued Preferred Stock Placement Warrants to purchase an aggregate of 13,778 shares of Series A Convertible Preferred Stock to the Placement Agent and/or its designees, as part of the Placement Agent's compensation in connection with the sales of Series A Convertible Preferred Stock described above. The Company will receive a nominal cash price for the Preferred Stock Placement Warrants of $13.78 ($.001 per share of Series A Convertible Preferred Stock issuable). The Preferred Stock Placement Warrants are exercisable for a period of five (5) years starting in November 1997, at a price of $110 per share of Series A Convertible Preferred Stock (110% of the offering price of Series A Convertible Preferred Stock in the offering described above), and include a cashless exercise provision. The Company claimed exemption under Rule 506 of Regulation D under the Securities Act. The Company issued the securities solely to directors, officers, employees, salespersons, or other affiliates of the Placement Agent (including two accredited investors who purchased Series A Convertible Preferred Stock in the offering described above) and made no public solicitation. Transfer of the Preferred Stock Placement Warrants is restricted and the warrant agreements bear a restrictive legend.

         3. Common Stock issued on exercise of Class A Warrants. The Company has sold a total of 96,770 restricted shares of Common Stock upon exercise of the Company's outstanding Class A Warrants to six exercising warrant holders. The Company claimed exemption under Section 4(2) of the Securities Act, for a transaction not involving any public offering. Before the sales on exercise of Class A Warrants listed below, there were 22 holders of Class A Warrants, each of whom purchased the Class A Warrants from RhoMed in a private offering to accredited investors only, in compliance with Rule 506 of Regulation D. In the Merger, the Company assumed the obligation to issue Common Stock upon exercise of the Class A Warrants at approximately $.0542 per share. Each exercising warrant holder had held the warrant for more than one year before exercising. Transfer of both the Class A Warrants and Common Stock issued on exercise of Class A Warrants is restricted and the warrants and the certificates representing Common Stock issued on exercise of Class A Warrants bear restrictive legends. The Company sold the Common Stock directly to the exercising warrant holders, with no discount or commission.

                                 Part II - 3

                       NUMBER      OFFERING        CASH COM-
    DATE OF SALE     OF SHARES      PRICE          MISSIONS
-------------------- ---------- --------------   -----------
October 28, 1996         27,649         $1,500            $0
November 21, 1996        27,649         $1,500            $0
December 9, 1996         13,824           $750            $0
January 10, 1997         13,824           $750            $0
February 14, 1997        13,824           $750            $0
             TOTALS:     96,770         $5,250            $0


         4. Common Stock issued on exercise of employee stock options. The Company has sold a total of 191,673 restricted shares of Common Stock to Edward
J. Quilty (the Company's Chairman of the Board and Chief Executive Officer) upon partial exercise of an option granted to Mr. Quilty pursuant to his employment agreement. The Company claimed exemption under Section 4(2) of the Securities Act, as a transaction not involving any public offering. The stock subject to the option is offered only to Mr. Quilty, at approximately $.0542 per share. The option is not transferable during Mr. Quilty's lifetime and Common Stock issued on exercise of the option is restricted. The certificates representing Common Stock issued on exercise of the option bear restrictive legends. The Company sold the Common Stock directly to Mr. Quilty with no discount or commission.


                       NUMBER      OFFERING      CASH COM-
    DATE OF SALE     OF SHARES      PRICE        MISSIONS
-------------------- ---------- -------------- -------------
November 11, 1996       119,796         $6,499            $0
April 11, 1997           71,877         $3,899            $0
             TOTALS:    191,673        $10,398            $0


         5. Common Stock issued to pay interest obligation. On April 30, 1997, the Company sold 255,641 restricted shares of Common Stock to Bioquest Venture Leasing Partnership L.P., the designee of Aberlyn, a creditor of the Company, as payment in full of $303,171 of accrued interest which the Company owed Aberlyn under a financing arrangement. The Company claimed exemption under Section 4(2) of the Securities Act, for a transaction not involving any public offering. This was a one-time transaction negotiated at arm's length between the Company and its largest creditor. The Common Stock issued as payment of interest is restricted and the certificate representing the Common Stock bears a restrictive legend. Aberlyn represented to the Company that Aberlyn and its designee were accredited investors (as defined in Regulation D) and that Aberlyn or its designee was acquiring the stock for its own account and not with a view to or for sale in connection with any distribution of the Common Stock in violation of the Securities Act. The Company sold the Common Stock directly to Aberlyn's designee with no discount or commission.

                                 Part II - 4

         6. Series A Preferred Stock issued in connection with the Merger. On June 25, 1996, in connection with the Merger, the Company issued 40,000 restricted shares of Series A Preferred Stock (not the same series as the Series A Convertible Preferred Stock referred to in paragraph 1 of this Item 26) in exchange for 4,000,000 shares of RhoMed preferred stock. The Company claimed exemption under Section 3(a)(10) of the Securities Act, for securities issued in exchange for outstanding securities, after a hearing on the fairness of the terms of the transaction as contemplated in Section 3(a)(10). On June 12, 1996, the California Department of Corporations issued a permit for the exchange of securities in the Merger, following a hearing upon the fairness of the terms and conditions of the exchange offer. On July 19, 1996, the Series A Preferred Stock, which was uncertificated, automatically converted into 1,867,809 shares of unrestricted Common Stock by operation of the Company's Certificate of Incorporation. The Merger exchange was solely stock-for-stock and did not involve any cash payments (other than cashing out fractional shares on issuance of Common Stock), discounts or commissions.

         7. Series B Preferred Stock issued in connection with Merger. On June 25, 1996, in connection with the Merger, the Company issued 495,515.51 restricted shares of Series B Preferred Stock in exchange for 49,558,217 shares of RhoMed common stock. The Company claimed exemption under Section 3(a)(10) of the Securities Act, for securities issued in exchange for outstanding securities, after a hearing on the fairness of the terms of the transaction as contemplated in Section 3(a)(10). On June 12, 1996, the California Department of Corporations issued a permit for the exchange of securities in the Merger, following a hearing upon the fairness of the terms and conditions of the exchange offer. On July 19, 1996, the Series B Preferred Stock, which was uncertificated, automatically converted into 9,133,838 shares of unrestricted Common Stock by operation of the Company's Certificate of Incorporation. The Merger exchange was solely stock-for-stock and did not involve any cash payments (other than cashing out fractional shares on issuance of Common Stock), discounts or commissions.

         8. Series B Preferred Stock issued to pay fee. On June 25, 1996, the Company issued 5,588.6860985 restricted shares of Series B Preferred Stock to the designees of Wharton Capital Corp., to pay a fee pursuant to an agreement between Wharton Capital Corp. and RhoMed. The Company claimed exemption under
Section 4(2) of the Securities Act, for a transaction not involving any public offering. On July 19, 1996, the Series B Preferred Stock, which was uncertificated, automatically converted into 103,017 shares of restricted Common Stock by operation of the Company's Certificate of Incorporation. The certificates representing the Common Stock bear restrictive legends. The Company sold the Series B Preferred Stock directly to Wharton Capital Corp. with no cash payment and no discount or commission.



Item 27. Exhibits.

                                   EXHIBITS

         The following exhibits are filed with this Registration Statement, or incorporated by reference as noted:

     2.1 Agreement and Plan of Reorganization dated as of April 12, 1996 by and between Interfilm, Inc., Interfilm Acquisition Corp. and RhoMed Incorporated. (a)

                                 Part II - 5

     2.2 Waiver and Consent dated as of June 24, 1996, between Interfilm, Inc., Interfilm Acquisition Corp. and RhoMed Incorporated. (b)

     3.1 Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 3, 1993. (c)

     3.2 Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on July 19, 1996. (d)

     3.3  Bylaws of the Company. (e)

     3.4 Amended Certificate of Designation of Series A Convertible Preferred Stock of the Company, filed on June 24, 1996. (f)

     3.5 Amended Certificate of Designation of Series B Preferred Stock of the Company, filed on June 24, 1996. (g)

     3.6 Certificate of Designation of Series A Convertible Preferred Stock of the Company, filed on February 21, 1997. (e)

     4.1  Specimen Certificate for Common Stock. (h)

     4.2 Patent Assignment and License Agreement dated as of July 15, 1993, between RhoMed Incorporated and Aberlyn Capital Management Limited Partnership. (b)

     4.3 Master Lease Agreement dated November 16, 1994, between RhoMed Incorporated and Aberlyn Capital Management Limited Partnership. (b)

     4.4 Letter Agreement, dated as of April 28, 1995, between Aberlyn Capital Management Limited Partnership and RhoMed Incorporated. (b)

     4.5  Stock Purchase and Modification Agreement,  dated as of June 24, 1996,
          between  Aberlyn  Capital  Management  Limited  Partnership,   Aberlyn
          Holding Company, Inc. and RhoMed Incorporated. (b)

     4.6  Specimen Certificate for Series A Convertible Preferred Stock. (e)

     5.1 Opinion of Rubin Baum Levin Constant & Friedman, counsel to the Company, re: legality. (i)

     7.1 Opinion of Rubin Baum Levin Constant & Friedman, counsel to the Company, re: liquidation preference. (Included in Exhibit 5.1). (i)

    10.01 Lease between Charles C. and Ellen C. France Revocable Trust and RhoMed Incorporated dated December 18, 1992. (b)

    10.02 Amendment, dated November 1, 1993, to Lease between Charles C. and Ellen C. France Revocable Trust and RhoMed Incorporated. (b)

    10.03 Second Amendment, dated July 5, 1996, to Lease between Charles C. and Ellen C. France Revocable Trust and RhoMed Incorporated. (b)

    10.04 RhoMed Incorporated 1995 Employee Incentive Stock Option Plan. (b)

    10.05 RhoMed Incorporated 1995 Nonqualified Stock Option Plan. (b)

                                 Part II - 6

    10.06 1996 Stock Option Plan of the Company. (e)

    10.07 Employment Agreement dated as of November 16, 1995, between RhoMed Incorporated and Edward J. Quilty. (b)

    10.08 Employment Agreement dated as of September 27, 1996, between Palatin Technology, Inc. and Carl Spana. (b)

    10.09 Employment Agreement dated as of September 27, 1996, between Palatin Technology, Inc. and Charles Putnam. (b)

    10.10 Class C Warrant for the Purchase of Shares of Common Stock issued to William I. Franzblau June 24, 1996. (b)

    10.11 License   Agreement   between  Rougier  Bio-Tech  Limited  and  RhoMed
          Incorporated dated May 1, 1992. (b)

    10.12 License   Agreement   between   Sterling   Winthrop  Inc.  and  RhoMed
          Incorporated dated November 2, 1992. (b)

    10.13 Assignment and Assumption dated January 21, 1994, between Sterling Winthrop, Inc. and Burroughs Wellcome Co. (b)

    10.14 Option Agreement between RhoMed Incorporated and The Wistar Institute of Anatomy and Biology dated August 22, 1996. (b)

    10.15 Consulting Agreement dated as of March 7, 1995, between RhoMed Incorporated and Buck A. Rhodes. (b)

    10.16 Form of Class A Warrant. (b)

    10.17 Form of Placement Agent Warrant for the Class A Offering. (b)

    10.18 Form of Unit Purchase Agreement for the Class A Offering, including registration rights referred to in the Form of Class A Warrant and Form of Placement Agent Warrant for the Class A Offering. (b)

    10.19 Form of Class B Warrant. (b)

    10.20 Form of Placement Agent Warrant for the Class B Offering. (b)

    10.21 Form of Unit Purchase Agreement for the Class B Offering, including registration rights referred to in the Form of Class B Warrant and Form of Placement Agent Warrant for the Class B Offering. (b)

    10.22 Form of Placement  Agent Warrant for the RhoMed Common Stock Offering.
          (b)

    10.23 Form of Common Stock Purchase Agreement for the RhoMed Common Stock Offering, including registration rights referred to in the Form of Placement Agent Warrant for the RhoMed Common Stock Offering. (b)

    10.24 Lease  between   Adelante   Development   Center,   Inc.  and  Palatin
          Technologies, Inc. dated October 10, 1996.(j)

                                 Part II - 7

    10.25 License Option Agreement dated as of December 18, 1996, between Palatin Technologies, Inc. and Nihon Medi-Physics Co. Ltd. (k)

     16.1 Letter dated July 19, 1996 from Deloitte & Touche LLP. (l)

     21.1 Current list of subsidiaries of the registrant. (b)

     23.1 Consent of Rubin Baum Levin Constant & Friedman. (Included in Exhibit 5.1.)

     23.2 Consent of Arthur Andersen LLP.

     24.1 Power  of  Attorney.   (Included  on  the   signature   page  of  this
          Registration Statement.)

     27.1 Financial Data Schedule. (e)

     99.1 Certificate of Limited Partnership of "The Interfilm Stockholders Limited Partnership," as filed with the Delaware Secretary of State on June 17, 1996. (b)

     99.2 Agreement of Limited Partnership of The Interfilm Stockholders Limited Partnership, dated June 11, 1996. (b)

     99.3 The Interfilm Stockholders Trust, established by Interfilm, Inc. and Interfilm Technologies, Inc. on June 11, 1996. (b)

     99.4 General Bill of Sale, Assignment and Assumption Agreement among, on the one hand, Interfilm, Inc. and Interfilm Technologies, Inc. and on the other hand, The Interfilm Stockholders Limited Partnership, dated June 25, 1996. (b)

                               NOTES TO EXHIBITS


(a) Incorporated by reference to Exhibit 2.1 of the registrant's Form 8-K dated June 25, 1996, filed with the Commission on July 10, 1996.

(b) Incorporated by reference and previously filed as an exhibit to the registrant's Form 10-KSB Annual Report for the period ended June 30, 1996, filed with the Commission on September 27, 1996.

(c) Incorporated by reference to Exhibit 3.1 of the registrant's Form 8-K dated July 19, 1996, filed with the Commission on August 9, 1996.

(d) Incorporated by reference to Exhibit 3.2 of the registrant's Form 8-K dated July 19, 1996, filed with the Commission on August 9, 1996.

(e) Incorporated by reference and previously filed as an exhibit to the registrant's Form 10-QSB/A Amendment No. 2 for the quarter ended March 31, 1997, filed with the Commission on July 17, 1997

(f) Incorporated by reference to Exhibit 3.3 of the registrant's Form 8-K dated July 19, 1996, filed with the Commission on August 9, 1996.

(g) Incorporated by reference to Exhibit 3.4 of the registrant's Form 8-K dated July 19, 1996, filed with the Commission on August 9, 1996.




                                 Part II - 8

(h) Incorporated by reference to Exhibit 4.1 of the registrant's Form 8-K dated July 19, 1996, filed with the Commission on August 9, 1996.

(i)     To be filed as an exhibit to this Registration Statement by amendment.

(j) Incorporated by reference to Exhibit 10.24 of the registrant's Form 10-QSB for the quarter ended September 30, 1996, filed with the Commission on November 13, 1997

(k) Incorporated by reference to Exhibit 10.25 of the registrant's Form 10-QSB/A for the quarter ended December 31, 1996, filed with the Commission on April 24, 1996

(l) Incorporated by reference to Exhibit 16.1 of the registrant's Form 8-K/A dated June 25, 1996, filed with the Commission on July 23, 1996.


Item 28.  Undertakings.

    The Company will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.





                                 Part II - 9

                                  SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Princeton, State of New Jersey, on August 13, 1997.



PALATIN TECHNOLOGIES, INC.


By: /s/ Edward J. Quilty
    ---------------------------
    Edward J. Quilty
    Chairman of the Board, President
    and Chief Executive Officer

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Edward J. Quilty and John J. McDonough, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form SB-2 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the date stated.

    SIGNATURE              TITLES                                         DATE


    /s/ Edward J. Quilty
    --------------------   Chairman of the Board, President      August 13, 1997
    Edward J. Quilty       and Chief Executive Officer
                           (principal executive officer)

    /s/ Carl Spana
    --------------------   Executive Vice President and          August 13, 1997
    Carl Spana             Director

    /s/ John J. McDonough
    --------------------   Vice President and Chief Financial    August 13, 1997
    John J. McDonough      Officer (principal financial and
                           accounting officer)


    --------------------   Director                              August 13, 1997
    Michael S. Weiss


                                 Part II - 10

    /s/ James T. O'Brien
    --------------------   Director                              August 13, 1997
    James T. O'Brien

    /s/ Richard J. Murphy
    --------------------   Director                              August 13. 1997
    Richard J. Murphy

    /s/ John K.A. Prendergast
    --------------------   Director                              August 13, 1997
    John K.A. Prendergast




                                 Part II - 11